As filed with the Securities and Exchange Commission on November 17, 2023

Commission File No. ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Principal Life Insurance Co

(Exact name of registrant as specified in its charter)

Iowa	6311	42-0127290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

The Principal Financial Group, Des Moines, Iowa 50392

(800) 986-3343

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Van Wyngarden

The Principal Financial Group, Des Moines, Iowa 50392

(515) 247-6785

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Ronald Coenen Jr.

Partner, Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

(202) 383-0949

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FORM OF RATE SHEET SUPPLEMENT

RATE SHEET SUPPLEMENT

DATED [         ], 2024 TO THE PROSPECTUS DATED [         ], 2024

FOR PRINCIPAL® STRATEGIC INCOME

We are issuing this Rate Sheet Supplement (this “Supplement”) to provide the Initial Secure Income Percentages and Secure Income Deferral Credit percentage (the “GLWB Percentages”) and current GLWB Fee we will be offering during the period set forth below. This Supplement replaces and supersedes any previous Rate Sheet Supplement to the Principal® Strategic Income prospectus. When delivered in connection with the offer or sale of a new Contract, the prospectus must be accompanied by this Supplement

The Secure Income Percentages and current GLWB Fee set forth below apply to applications signed between [         ], 2024 and [         ], 2024. The Secure Income Percentages and current GLWB Fee may be different than those listed below for applications signed after [         ], 2024. For that reason, it is important you have the Rate Sheet Supplement with the most current Secure Income Percentages and current GLWB Fee as of the date you sign the application.

Current GLWB Fee:

[    ]% (as a percentage of the Secure Income Benefit Base)

Secure Income Percentages for Level Income Option:

Single Life
Age of Covered Life on the date the application is signed*	Initial Secure Income Percentages	Secure Income Deferral Credit
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%

Joint Life
Age of Covered Life on the date the application is signed*	Initial Secure Income Percentages	Secure Income Deferral Credit
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%
[ ]	[ ]%	[ ]%

*Based on age of younger Covered Life on the date the application is signed.

Secure Income Percentages for Tiered Income Option:

Single Life
Age of Covered Life on the date the application is signed	Initial Secure Income Percentages		Secure Income Deferral Credit
	While Contract Accumulated Value is greater than $0	When Contract Accumulated Value is Reduced to $0	While Contract Accumulated Value is greater than $0	When Contract Accumulated Value is Reduced to $0
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%

Joint Life
Age of Covered Life on the date the application is signed*	Initial Secure Income Percentages		Secure Income Deferral Credit
	While Contract Accumulated Value is greater than $0	When Contract Accumulated Value is Reduced to $0	While Contract Accumulated Value is greater than $0	When Contract Accumulated Value is Reduced to $0
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%
[ ]	[ ]%	[ ]%	[ ]%	[ ]%

*Based on age of younger Covered Life on the date the application is signed.

Determining Secure Income Percentages and GLWB Fee

The Secure Income Percentages and current GLWB Fee for your Contract will be determined as described in this paragraph so long as you satisfy the guidelines on submitting your application that are described in the prospectus. The Secure Income Percentages and current GLWB Fee in effect on the date you sign the application will apply to your Contract except in the following situation:

If the Initial Secure Income Percentage or Secure Income Deferral Credit percentage in effect on the date we receive your Premium Payment has increased from that in effect on the date you signed your application, you will receive the Initial Secure Income Percentage, Secure Income Deferral Credit percentage, and current GLWB Fee in effect on the date we receive your Premium Payment, provided that neither the Initial Secure Income Percentage nor Secure Income Deferral Credit percentage has decreased and the current GLWB Fee has not changed during that time.

The Secure Income Percentages applicable to your Contract will not change for the life of your Contract. We reserve the right to increase the current GLWB Fee under your Contract up to the maximum annual charge of [1.50%].

For more information regarding the Initial Secure Income Percentages, Secure Income Deferral Credit, and GLWB Fee, see the prospectus.

This Supplement should be read and retained with the prospectus for Principal® Strategic Income. If you would like another copy of the prospectus or a prior Rate Sheet Supplement, write us at Principal Financial Group, P.O. Box 9382, Des Moines, Iowa 50306-9382 or call us at 1-800-852-4450 to request a free copy. All Rate Sheet Supplements are also available on the EDGAR system at www.sec.gov (EDGAR Contract ID No. [   ]). Certain terms used in this Supplement have special meanings. If a term is not defined in this Supplement, it has the meaning given to it in the prospectus.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

Principal Financial Group

P.O. Box 9382

Des Moines, Iowa 50306-9382

1-800-852-4450

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRINCIPAL® STRATEGIC INCOME

Prospectus dated [      ], 2024

This prospectus describes Principal® Strategic Income, an individual, single premium, deferred annuity (the “Contract”) issued by Principal Life Insurance Company (the “Company,” “we,” “our” or “us”). The Contract is an index-linked annuity, as it offers index-linked options that you may select for investment. The Contract is also a variable annuity insofar as it currently includes a variable account with an underlying money market mutual fund, but you cannot select the variable account for investment and it may not be included in the Contract in the future. The variable account is offered through Principal Life Insurance Company Separate Account B.

This prospectus provides information about the Contract that you, as Owner (“you” or “your”), should know before investing. It describes all material rights and obligations under the Contract and any material differences due to state variations. The Contract or certain of its investment options and/or other features may not be available in all states or with all broker-dealers. Please review this entire prospectus and talk with your financial professional to obtain specific information.

The Contract is designed to provide a source of additional retirement income, as well as to help you accumulate retirement assets and achieve other long-term investment goals. The Contract is automatically issued with a guaranteed lifetime withdrawal benefit (the “Secure Income Protector” or “GLWB”). The GLWB guarantees the ability to take withdrawals up to a certain amount each year, regardless of investment performance, so long as you do not take withdrawals in excess of the annual limit and other conditions are met. There is an annual charge for the GLWB. The Contract also includes an Annuitization feature, for no additional charge, that provides for a stream of periodic income payments.

When delivered in connection with the offer or sale of a new Contract, this prospectus must be accompanied by the current Rate Sheet Supplement, which specifies terms of the GLWB applicable to new Contracts.

If purchased as a qualified contract, the Contract does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Amounts withdrawn from a Contract (qualified or non-qualified) may be subject to taxes, including a 10% federal penalty if taken before age 59 1∕2.

If you are a new investor in the Contract, you may cancel your Contract within 15 calendar days of receiving it. In some states, this cancellation period may be longer. Upon cancellation you will receive either a full refund of your Premium Payment or your Contract Accumulated Value. At the time of cancellation, if you are to receive the Contract Accumulated Value, and your Premium Payment is allocated to an Index-Linked Segment Option, you assume risk of loss due to potentially negative adjustments to the Contract Accumulated Value. See 9. PURCHASING THE CONTRACT — Right to Examine the Contract (Free Look) and consult with your financial professional for additional information about the specific cancellation terms that apply.

The minimum Premium Payment is $20,000. Your Premium Payment will initially be held in an interest-bearing Initial Holding Account. After the limited period of time during which your Premium Payment is held in the Initial Holding Account, your Premium Payment and interest, if any, will be allocated among the Contract’s available “Segment Options,” as specified by you.

The Segment Options include index-linked investment options (“Index-Linked Segment Options”) and a fixed interest investment option (the “Fixed Segment Option”). Each Segment Option has an investment term of either one, two or six years (“Segment Term”).

•	Each Index-Linked Segment Option is tied to the performance of a specific market index (“Index”) for a Segment Term. Each has either a floor or buffer feature providing limited protection against negative Index performance at the end of the Segment Term. Each also has a cap and participation rate feature that potentially limits gain from positive Index performance at the end of the Segment Term.

•	The Fixed Segment Option credits interest at a fixed rate during the Segment Term and is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities.

•	The sole purpose of the variable account (the “Variable Account”) is to serve as a default allocation option in the absence of instructions from you at the end of a Segment Term. You cannot instruct us to allocate money to the Variable Account.

We reserve the right to add and remove Index-Linked Segment Options as available investment options, which could also include adding or removing certain downside protection levels. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or substantially similar to one that is currently offered. There is no guarantee that the Contract will include the Variable Account in the future.

After purchase, if you do not want to invest in any available investment option under the Contract, you may fully surrender the Contract, but doing so may cause you to incur Surrender Charges, negative adjustments and taxes and tax penalties. Surrendering the Contract will also terminate the GLWB.

The Contract is a complex investment and involves risks. There is a risk of loss of your principal and any earnings. Refer to 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT beginning on page [ ] of this prospectus for important information about the Contract’s investment risks.

Our obligations under this Contract are subject to our creditworthiness and claims-paying ability.

The Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash. The risk of loss may be greater when taking withdrawals (including full withdrawals, partial withdrawals, GLWB withdrawals, required minimum distributions, scheduled withdrawals and unscheduled withdrawals):

•	Withdrawals may be subject to Surrender Charges, negative adjustments (Bond Adjustments and Equity Adjustments) and taxes and tax penalties. These may result in loss even when an investment option has increased in value.

•	Because of the non-optional GLWB, the Contract is designed for individuals who intend to take regular withdrawals. However, withdrawals up to the annual limit may still be subject to Equity Adjustments and taxes. In addition to Equity Adjustments, taxes and tax penalties, withdrawals in excess of the annual limit may also be subject to Surrender Charges and Bond Adjustments. Excess withdrawals may also reduce the benefit by an amount greater than the value withdrawn and could even terminate the benefit. You should not purchase the Contract if you intend to take excess withdrawals.

•	Under the Index-Linked Segment Options, your risk of loss is greater when taking a withdrawal before the end of a Segment Term. Due to possible negative Equity Adjustments, these withdrawals could reduce the value of your Contract and the amount of interest credited on the Segment End Date. Any losses will be greater if you also incur Surrender Charges, negative Bond Adjustments or taxes or tax penalties (all of which may apply on any day during a Segment Term, even a Segment End Date). You may experience a loss even if the Index has performed positively. You and your beneficiaries (as applicable) will not receive the downside protection of any buffer or floor feature for withdrawals taken prior to a Segment End Date.

•	Annuitizations and death benefit payments are subject to similar risks as withdrawals. They may be subject to negative Bond Adjustments whenever they occur, even on a Segment End Date. They may also be subject to negative Equity Adjustments if they occur prior to a Segment End Date for an Index-Linked Segment Option.

The Index-Linked Segment Options may limit the amount that you can earn. Your risk of investment loss could be significantly greater than the potential for investment gain. You could lose a significant amount of money if an Index declines in value.

The Secure Income Protector (GLWB) is designed to help protect against the risk of poor investment performance. However, you should carefully weigh the benefits of the GLWB against its annual charge and in light of the market downside protections that are already provided by the Index-Linked Segment Options. There is a chance of not outliving your Accumulated Value and receiving GLWB lifetime payments from us.

You should talk with a financial professional about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based on your financial situation and objectives.

An investment in the Contract is not a deposit or obligation of any bank and is not insured or guaranteed by any bank, the Federal Deposit Insurance Corporation or any other government agency.

The principal underwriter of the Contract is Principal Securities, Inc.

No person is authorized to give any information or to make any representation in connection with this Contract other than those contained in this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Additional information about certain investment products, including index-linked and variable annuities, has been prepared by the SEC’s staff and is available at Investor.gov.

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1.	GLOSSARY

The terms defined below are used throughout this prospectus. These terms are capitalized throughout this prospectus except as otherwise noted below.

Accumulated Value (or Contract Accumulated Value) — the sum of the Segment Interim Values, Segment Values, Fixed Segment Value and Variable Account Value, as applicable. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.

Annuitant — the person, including any Joint Annuitant, whose life determines the annuity benefit under this Contract.

Annuitization (Annuitize) — the application of a portion or all of the Accumulated Value, adjusted for the Bond Adjustment, to an annuity benefit payment option to make annuity benefit payments. A Bond Adjustment applies regardless of when the Annuitization occurs, including on the Segment End Date. The Bond Adjustment will be 0% on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

Annuitizations are not subject to Surrender Charges, but nonetheless count against the annual Free Surrender Amount. In addition, under the GLWB, partial Annuitizations count against the annual Secure Income Benefit Payment. A full Annuitization will terminate the GLWB.

Annuitization Date — the date all of the Owner’s Accumulated Value is applied to an annuity benefit payment option.

Bond Adjustment — upon Surrender, an adjustment (which could be positive, negative, or equal to zero) to the amount Surrendered. A Bond Adjustment may apply regardless of when a Surrender occurs, including on a Segment End Date. A Bond Adjustment may apply only to Surrenders deducted from the Index-Linked Segment Options or the Fixed Segment Option. Please note:

•	A Bond Adjustment does not apply to withdrawals of the Free Surrender Amount. Withdrawals in excess of the Free Surrender Amount may be subject to Bond Adjustments.

•	A Bond Adjustment does not apply to Secure Income Withdrawals under the GLWB, as Secure Income Withdrawals will be withdrawals of the Free Surrender Amount. Excess Withdrawals may be subject to Bond Adjustments.

•	A Bond Adjustment does not apply to RMD withdrawals, as RMD withdrawals will be withdrawals of the Free Surrender Amount

•	A Bond Adjustment does not apply to withdrawals or other Surrenders deducted from the Initial Holding Account or the Variable Account.

•	A Bond Adjustment does not apply to automatic Transfers to the Variable Account upon a Segment End Date.

•	The Bond Adjustment will be zero (0%) on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

•	The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

Buffer Rate — for each Buffer Segment Option and Peak Buffer Segment Option, the maximum amount of negative Index performance we will absorb at the end of the Segment Term. You will be responsible for any negative Index performance that exceeds the Buffer Rate, which could result in significant loss of principal and/or prior earnings.

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Buffer Segment Option — an Index-Linked Segment Option, other than a Peak Buffer Segment Option, that includes a Buffer Rate. If you select a Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. If negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of negative Index performance. For example, if a Buffer Segment Option has a 10% Buffer Rate and the Index Change at the end of the Segment Term is -15%, your investment tied to that Segment Option will lose 5%. If the Index Change at the end of that Segment Term had been -8%, your investment would have lost 0%.

Cap Rate — if you select an Index-Linked Segment Option with a Cap Rate for investment, at the end of the Segment Term, you may participate in any positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For example, if the Segment Option has a 15% Cap Rate and the Index Change at the end of the Segment Term is 12%, your investment tied to that Segment Option will gain 12%. If the Index Change at the end of that Segment Term had been 25%, your investment would only have gained 15% due to the Cap Rate limitation. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

Contract Anniversary — the same day and month as the Contract Date in each Contract Year.

Contract Date — the date the Contract is issued and that is used to determine Contract Years.

Contract Year — the one-year period beginning on the Contract Date and ending one day before the Contract Anniversary and each subsequent one-year period beginning on a Contract Anniversary. For example, if the Contract Date is June 5, 2023, the first Contract Year ends on June 4, 2024, and the first Contract Anniversary falls on June 5, 2024.

Covered Life – a person who is designated as a measuring life for Single Life or Joint Life income under the Secure Income Protector GLWB.

Crediting Base — for each Index-Linked Segment Option selected for investment, the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender or deduction of charges or fees from that Segment Option prior to the Segment End Date. Generally, for each Surrender the Crediting Base will be reduced by the same proportion that the Segment Interim Value was reduced by the Surrender. A negative adjustment could be greater than the amount Surrendered or deducted. During the Segment Term, the Crediting Base is only a reference value to make sure transactions affecting amounts invested in a Segment Option are reflected to date, and it is not itself an indication of how much is available before the end of a Segment Term. On the Segment Start Date, the Crediting Base represents the amount contributed to a Segment Option. Please note that the Crediting Base is not the same as the Segment Interim Value. The Segment Interim Value is based on an estimate of the value of the amount in a particular Segment Option before the end of a Segment Term, which represents the Accumulated Value available for that Segment Option prior to the end of the Segment Term.

Data Page(s) — the portion of the Contract that contains information specific to your Contract. Current or revised Data Pages may be sent to you from time to time that reflect the current status of your Contract.

Equity Adjustment — for each Index-Linked Segment Option selected for investment, an adjustment (which could be positive, negative, or equal to zero) used to calculate the Segment Interim Value on each Valuation Day between the Segment Start Date and Segment End Date. The Equity Adjustment does not apply on the Segment End Date.

Please note: an Equity Adjustment will apply upon any Surrender deducted from an Index-Linked Segment Option prior to a Segment End Date, including a full withdrawal, partial withdrawal, GLWB withdrawal (Secure Income Withdrawal or Excess Withdrawal), withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal, unscheduled withdrawal, Annuitization or death benefit payment, as well as any deduction for a fee from an Index-Linked Segment Option prior to a Segment End Date.

Excess Withdrawal — under the Secure Income Protector (GLWB), (i) any withdrawal taken before the availability of Secure Income Withdrawals or (ii) after Secure Income Withdrawals become available, the portion of any withdrawal that exceeds the Secure Income Benefit Payment. Excess Withdrawals may significantly reduce or even terminate the GLWB. Excess Withdrawals may be subject to Surrender Charges, Bond Adjustments, Equity Adjustments and taxes and tax penalties.

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Fixed Segment Option — an investment option that credits interest at a fixed rate for a Segment Term and is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. Being subject to the Standard Nonforfeiture Law for Individual Deferred Annuities means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

Fixed Segment Value — for the Fixed Segment Option, the Accumulated Value allocated to that Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.

Floor Rate — for each Floor Segment Option, the maximum amount of negative Index performance you could absorb at the end of the Segment Term. We will absorb any negative Index performance that exceeds the Floor Rate.

Floor Segment Option — an Index-Linked Segment Option that includes a Floor Rate. If you select a Floor Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance up to the Floor Rate, but your investment will not incur loss for any negative Index performance beyond the Floor Rate. For example, if the Segment Option has a 10% Floor Rate and the Index Change at the end of the Segment Term is -5%, your investment will lose 5%. If the Index Change at the end of the Segment Term had been -15%, your investment would have only lost 10% because of the 10% Floor Rate.

Free Surrender Amount — the limited amount that may be withdrawn from the Contract each Contract Year without a Surrender Charge or a Bond Adjustment. However, withdrawals of the Free Surrender Amount may be subject to Equity Adjustments and taxes and tax penalties. This amount is calculated on each Contract Anniversary even after the Surrender Charge Period.

All withdrawals count against your Free Surrender Amount (including a full withdrawal, partial withdrawal, GLWB withdrawal (Secure Income Withdrawal or Excess Withdrawal), RMD withdrawal, scheduled withdrawal or unscheduled withdrawal). Annuitizations also count against your Free Surrender Amount. Annuitizations and death benefit payments are never subject to Surrender Charges, but are subject to any applicable Bond Adjustment regardless of your Free Surrender Amount

Good Order — when an instruction or request is received in our Home Office, or other place we may specify, and it has such clarity and completeness that we do not have to exercise any discretion to carry out the instruction or request. We may require that the instruction or request be given in a certain form.

Guaranteed Minimum Interest Rate — the guaranteed minimum annual interest rate for the Initial Holding Account and any Fixed Segment Option.

Home Office — the Company’s corporate headquarters located at Principal Financial Group, Des Moines, Iowa 50392-1770.

Index (Indices) — the Index or Indices to which the Index-Linked Segment Options are linked and are used in the calculation of the Segment Credits.

Index Change — the net percentage change in the Index Value of an Index between the Segment Start Date and the Segment End Date.

Index Value — the closing value of an Index that is published on a Valuation Day. If on any specific Valuation Day an Index Value is not published, the last-published Index Value will be used.

Index-Linked Segment Option — any Buffer Segment Option, Peak Buffer Segment Option or Floor Segment Option.

Initial Holding Account — an account that holds the Premium Payment (including any credited interest) until it is transferred to the applicable Segment Option(s) selected for the initial Segment Term.

Initial Secure Income Percentage — the Secure Income Percentage applicable to your Contract based on the age of the youngest Covered Life on the date the application was signed, whether you have elected the Level Income Option or Tiered Income Option, and whether you have elected “Single Life” or “Joint Life” Secure Income Benefit Payments, and before the application of any Secure Income Deferral Credits.

Internal Revenue Code (Code) — the Internal Revenue Code of 1986, as amended.

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Joint Annuitant — an Annuitant whose life determines the annuity benefit under this Contract. Any reference to the death of the Annuitant means the death of the first Annuitant to die.

Joint Owner(s) — an Owner who has an undivided interest with the right of survivorship in this Contract with another Owner. Any reference to the death of the Owner means the death of the first Owner to die.

Lock-In Date — the Valuation Day we receive Notice in Good Order to lock-in an Index-Linked Segment Option or, if there are Lock-In Threshold(s) established for the Segment Option, the Valuation Day where the Equity Adjustment reaches and/or crosses the threshold you set.

Lock-In Threshold — an upper and/or lower level (threshold) for an Index-Linked Segment Option and, if the performance of the Index-Linked Segment Option during the Segment Term reaches and/or crosses that level, the Segment Lock-In is automatically triggered for that Segment Option. An upper threshold is a threshold that is above the current Equity Adjustment and a lower threshold is a threshold that is below the current Equity Adjustment. An upper threshold can be set to lock-in gains, and a lower threshold can be set to limit losses.

Non-qualified Contract — a Contract that does not qualify for favorable tax treatment as a Qualified Plan, Individual Retirement Annuity, Roth IRA, SEP IRA, Simple-IRA or Tax Sheltered Annuity.

Notice — any form of communication we receive in Home Office (e.g., U.S. mail, fax, email) providing the information we need, either in writing or another manner that we approve in advance. Contact information is as follows:

•	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

•	Mailing your instructions to us at the below address:

Principal Life Insurance Company
Attn: RIS Annuity Services P O Box 9382

Des Moines, Iowa 50306-9382

•	Faxing us at 1-866-894-2093

•	Visiting www.principal.com using your secure login

•	Emailing us at annuityprocessing@principal.com

NYSE — the New York Stock Exchange.

Owner — the person who owns all rights and privileges of this Contract (includes a Joint Owner, if any). If the Owner is not a natural person, the Owner must be an entity with its own taxpayer identification number (TIN).

Participation Rate — if you select an Index-Linked Segment Option with a Participation Rate for investment, at the end of the Segment Term, you will participate in a percentage of any positive Index performance, subject to the Cap Rate. That percentage will equal the Participation Rate. For example, if the Segment Option has a 90% Participation Rate and the Index Change at the end of the Segment Term is 10%, your investment will gain 9%.

Peak Buffer Midpoint – for a Peak Buffer Segment Option, a value used to determine the Segment Return on the Segment End Date when the Index Change is negative but does not exceed the Buffer Rate. For the Peak Buffer Segment Options available for investment, both of which have Buffer Rates of 20%, the Peak Buffer Midpoint is 10% (i.e., half of 20% is 10%).

Peak Buffer Segment Option – an Index-Linked Segment Option that includes a Buffer Rate and may credit gain for negative Index performance. If you select a Peak Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. However, a Peak Buffer Segment Option differs from a Buffer Segment Option insofar as your investment in a Peak Buffer Segment Option may be credited gain when there is a negative Index Change at the end of the Segment Term, provided that the negative Index Change does not exceed the Buffer Rate. At the end of a Segment Term:

•	If a negative Index Change does not exceed the Peak Buffer Midpoint (10%), your investment will be credited gain equal to the opposite of the negative Index Change. For example, if the Index Change is -8% (which is less than the Peak Buffer Midpoint), your investment will be credited with 8% gain (i.e., the opposite of an 8% loss).

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•	If a negative Index Change exceeds the Peak Buffer Midpoint (10%) but not the Buffer Rate (20%), your investment will be credited gain equal to the Buffer Rate less the negative Index Change. For example, if the negative Index Change is 14% (which is more than the Peak Buffer Midpoint), your investment will be credited with 6% gain (i.e., 20% - 14% = 6%).

•	If the negative Index Change equals the Buffer Rate, your Segment Credit will be 0% (i.e., no gain or loss).

Premium Payment — the gross amount you contributed to the Contract.

Qualified Plan(s) — retirement plans that receive favorable tax treatment under Section 401 or 403(a) of the Internal Revenue Code.

Rate Sheet Supplement — the prospectus supplement stating the Initial Secure Income Percentages and Secure Income Deferral Credit percentage under the GLWB applicable to new Contracts. When delivered in connection with the offer or sale of a new Contract, this prospectus must be accompanied by the current Rate Sheet Supplement. Rate Sheet Supplements are also available at www.principal.com/individuals/invest-retire/annuities. You can also obtain a copy of a Rate Sheet Supplement free of charge by contacting us at our Home Office. Each Rate Sheet Supplement will include a start date and end date for the published rates.

Registered Separate Account — Principal Life Insurance Company Separate Account B.

Required Minimum Distribution Amount (or RMD) — the amount required to be distributed each calendar year for purposes of satisfying the RMD rules of Section 401(a)(9) of the Internal Revenue Code and related Code provisions, provided that the amount does not exceed the minimum distribution amount that would have been calculated based on the value of this Contract alone.

Secure Income Benefit Base — under the Secure Income Protector (GLWB), the basis for determining the Secure Income Benefit Payment available each Contract Year.

Secure Income Benefit Payment — under the Secure Income Protector (GLWB), the amount that we guarantee you may withdraw during a Contract Year, in the form of Secure Income Withdrawals, without reducing your benefit.

Secure Income Deferral Credit — for the Secure Income Protector (GLWB), a percentage added to the Initial Secure Income Percentage on the Contract Anniversary for each full Contract Year before you take your first Withdrawal under the Contract. The Secure Income Deferral Credit applicable to your Contract based on the age of the youngest Covered Life on the date the application was signed, whether you have elected the Level Income Option or Tiered Income Option, and whether you have elected “Single Life” or “Joint Life” Secure Income Benefit Payments.

Secure Income Percentage — under the Secure Income Protector (GLWB), a factor used for determining the Secure Income Benefit Payment. The Secure Income Percentage will be the sum of the Initial Secure Income Percentage and the Secure Income Deferral Credits, if any. Once a Withdrawal is taken, the Secure Income Percentage will not change for the remaining life of the GLWB, unless you selected the Tiered Income Option, in which case the Secure Income Percentage will be recalculated when Contract Accumulated Value is reduced to $0, if ever.

Secure Income Withdrawal — under the Secure Income Protector (GLWB), any withdrawal of the Secure Income Benefit Payment for a Contract Year. Secure Income Withdrawals are available beginning (i) on the Contract Date if the Covered Life (or oldest Covered Life, if applicable) is at least age 59½ or (ii) on the date that the Covered Life (or oldest Covered Life, if applicable) attains age 59½. Secure Income Withdrawals will not reduce your Secure Income Benefit Base,and are not subject to Surrender Charges or Bond Adjustments, but may be subject to Equity Adjustments and taxes.

Segment Allocation Percentage — the percentage of Accumulated Value allocated to a Segment Option.

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Segment Anniversary — the same day and month as the first Segment Start Date in each Contract Year.

Segment Credit — the amount of gain or loss applied to your investment on the Segment End Date for each Index-Linked Segment Option selected for investment. The Segment Credit is calculated only on the Segment End Date. The Segment Credit is calculated by (i) multiplying the Crediting Base by the Index Change, and then (ii) applying the Index-Linked Segment Option’s Buffer Rate, Peak Buffer Midpoint, Floor Rate, Cap Rate, or Participation Rate, as applicable. Segment Credits could be positive, negative, or equal to zero. If Segment Credits are negative, you will lose principal and/or prior earnings.

Segment End Date — the last day of a Segment Term. The day and month on which any Segment End Date falls will always be the same day and month for each applicable Segment Term. The Segment End Date coincides with the next Segment Start Date.

Segment Interim Value — the value of your investment in an Index-Linked Segment Option on any day between the Segment Start Date and the Segment End Date. Segment Interim Value is calculated at the beginning of each Valuation Date. Segment Interim Value will equal the Crediting Base adjusted for the Equity Adjustment on that Valuation Date.

Segment Lock-In — a feature of your Contract under which you are able to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. For a particular Segment Option, you are only able to exercise one Segment Lock-In per Segment Term and the Segment Lock-In is not applied retroactively.

Segment Option — any Index-Linked or Fixed Segment Option.

Segment Return — is calculated by taking the Index Change, then applying the Index-Linked Segment Option’s Buffer Rate, Peak Buffer Midpoint, Floor Rate, Cap Rate, or Participation Rate, as applicable.

Segment Start Date — the first day of the Segment Term. The day and month on which any Segment Start Date falls will always be the same day and month for each applicable Segment Term.

Segment Term — the duration of a Segment Option’s investment term, expressed in years. In addition, for Index-Linked Segment Options, the number of years that a Segment Option is linked to a particular Index’s performance. The Segment Term begins on the Segment Start Date and ends on the Segment End Date.

Segment Value — for each Index-Linked Segment Option selected for investment, the value of your allocation to that Segment Option on the Segment End Date after the application of Segment Credits and fees (if any).

Step-Up — under the Secure Income Protector (GLWB), on a Segment Anniversary, an increase to the Secure Income Benefit Base to the Step-Up Base, if it is greater than the current Secure Income Benefit Base, provided certain conditions are met.

Step-Up Base — the sum of the Index-Linked Segment Crediting Bases plus the total value of any allocation to the Fixed Segment Option and Variable Account.

Surrender — the removal of amount(s) from your Contract (unless otherwise specified), including a withdrawal, payment of a death benefit, or Annuitization. Deductions for Contract fees and charges are not Surrenders under the Contract. The Surrender amount is the amount of Accumulated Value surrendered, adjusted for any applicable Bond Adjustment, but prior to the deduction of any applicable Surrender Charges and other fees.

Surrender Charge — the charge deducted upon certain Surrenders taken from the Contract before the Annuitization Date.

Surrender Value — the Accumulated Value adjusted for any applicable Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). A Bond Adjustment may apply regardless of when the Surrender Value is calculated, including on the Segment End Date. In calculating the Surrender Value, there is not a direct adjustment for an Equity Adjustment. Instead, any applicable Equity Adjustment would be applied in calculating the Accumulated Value. The resulting Accumulated Value is then used in calculating the Surrender Value. See the definition of Accumulated Value above for more information. The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

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Transfer — the movement of any Accumulated Value from one Segment Option to one or more Segment Options on the transferring Segment Option’s Segment End Date. Transfer also refers to the movement of any Accumulated Value to the Variable Account from a transferring Segment Option on the Segment End Date, or any Accumulated Value from the Variable Account to a receiving Segment Option on a Segment Anniversary.

Underlying Fund — the money market mutual fund underlying the Variable Account. The Underlying Fund is a series of an SEC-registered open-end management investment company.

Unit – the accounting measure used to determine your proportionate interest, if any, in the Variable Account.

Unit Value – a measure used to determine the value of an investment in the Variable Account.

Unregistered Separate Account – Principal Life Insurance Company Separate Account R

Valuation Date (Valuation Days) — any day that the NYSE is open for trading, and trading is not restricted. A Valuation Day begins at the close of normal trading of the NYSE, generally 4:00 p.m. E.T., and ends at the close of normal trading of the NYSE on the next day it is open.

Valuation Period – for the Variable Account, the period of time from one determination of the value of a Unit of the Variable Account the next. Each Valuation Period begins at the close of normal trading on the NYSE, generally 4:00 p.m. Eastern Time, on each valuation date and ends at the close of normal trading of the NYSE on the next valuation date.

Variable Account — a division of the Registered Separate Account (also referred to as a “sub-account”) that invests in shares of the Underlying Fund. You cannot instruct us to allocate your Premium Payment or Accumulated Value to the Variable Account. The sole purpose of the Variable Account is to serve as a default reallocation option at the end of a Segment Term in the absence of Owner instructions.

Variable Account Value — the value of your investment in the Variable Account, which is determined by multiplying the number of Units you own in the Variable Account by the Unit Value.

we, our, us — Principal Life Insurance Company (also referred to throughout this prospectus as the Company).

Withdrawal — any withdrawal under the Contract, including a full withdrawal, partial withdrawal, Secure Income Withdrawal, Excess Withdrawal, withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal or unscheduled withdrawal.

you, your — the Owner of this Contract, including any Joint Owner.

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2.	IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES		Location in Prospectus
Charges for Early Withdrawals

If you take a Withdrawal during the first six Contract Years, you may be assessed a Surrender Charge of up to 8% of the amount withdrawn. For example, if you invest $100,000 in the Contract and make an early withdrawal, you could pay a Surrender Charge of up to $8,000. This loss will be greater if there are also negative adjustments, taxes or tax penalties.

If you take a Withdrawal or other Surrender from a Segment Option, the amount Surrendered may be subject to a Bond Adjustment. A negative Bond Adjustment will result in loss. For the Index-Linked Segment Options, there is no limit on the potential loss. In extreme circumstances, you could lose up to 100% of the amount Surrendered. Bond Adjustments may apply to a Withdrawal, death benefit payment or Annuitization, regardless of when it occurs, including a Segment End Date

If you take a Withdrawal or other Surrender, or if a fee is deducted, from an Index-Linked Segment Option prior to the Segment End Date, an Equity Adjustment will apply. A negative Equity Adjustment will result in loss. The downside protection level will not apply, so the loss could be beyond the protection provided by the buffer or floor, as applicable. In extreme circumstances, you could lose up to 100% of your investment. Equity Adjustments apply to any Withdrawal, death benefit payment, Annuitization or deduction of a fee occurring on any day during a Segment Term other than the Segment End Date.

Losses due to negative Bond or Equity Adjustments will be greater if you also have to pay a Surrender Charge, taxes or tax penalties.

4. FEE TABLE

8. FEES AND CHARGES – Deferred Sales Load (“Surrender Charge”), Maximum Potential Loss Due to Equity or Bond Adjustment

11. INDEX-LINKED OPTION MECHANICS – Segment Interim Value

13. CONTRACT VALUES – Bond Adjustment

APPENDIX B: EQUITY ADJUSTMENT CALCULATION

Transaction Charges	Other than Surrender Charges, Bond Adjustments and Equity Adjustments, there are no other transaction charges under the Contract.	Not Applicable
Ongoing Fees and Expenses (annual charges)

Under the Index-Linked Segment Options, there is an implicit ongoing investment opportunity cost because we limit, through the use of caps and participation rates, the amount you can earn. In return for this limit on Index gains, you receive some protection from Index losses.

The table below describes the fees and expenses that you may pay each year, depending on the investment options you choose. Please refer to your Data Page for information about the specific fees you will pay each year based on the options you have elected.

4. FEE TABLE 8. FEES AND CHARGES APPENDIX E: UNDERLYING FUND AVAILABLE UNDER THE CONTRACT

Annual Fee	Minimum	Maximum
Base Contract	[1.00] [1]	[2.00]% [1]
Investment options (Underlying Fund fees and expenses)	[0.49]% [2]	[0.49]% [2]

[1] As a percentage of the Secure Income Benefit Base. This is the minimum and maximum GLWB Fee. The current GLWB Fee for new Contracts is stated in the Rate Sheet Supplement. We reserve the right to increase the GLWB Fee for existing Contracts up to the maximum. You may not terminate the GLWB prior to your 6th Contract Anniversary. If you terminate the GLWB, your Contract will not be subject to this fee in future Contract Years.

[2] As a percentage of the average daily net asset value of the Underlying Fund.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning the Contract, the following table shows the cost you could pay each year, based on current charges. This estimate assumes that your entire Accumulated Value is in the Variable Account (even though you cannot select it for investment). It also assumes that you do not take Withdrawals from the Contract. Surrender Charges and negative Bond and Equity Adjustments could substantially increase costs.

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Minimum Annual Cost: $[1,346.47]	Maximum Annual Cost: $[2,247.11]
Assumes: • Investment of $100,000 in the Variable Account • 5% annual appreciation • Minimum GLWB Fee • Minimum Underlying Fund fees and expenses • No Transfer or Withdrawals	Assumes: • Investment of $100,000 in the Variable Account • 5% annual appreciation • Maximum GLWB Fee • Maximum Underlying Fund fees and expenses • No Transfers or Withdrawals

RISKS	Location in Prospectus
Risk of Loss

•      You can lose money by investing in the Contract, including loss of principal and previous earnings.

•      Under an Index-Linked Segment Option, the maximum amount of loss that you could experience due to negative Index performance at the end of a Segment Term, after taking into account the guaranteed limits on Index loss currently provided under the Contract, would be: 90% loss for a 10% Buffer Rate; 80% loss for a 20% Buffer Rate; 10% loss for a 10% Floor Rate; or 0% loss for a 0% Floor Rate.

•       Any loss you experience will be greater if Surrender Charges, negative Bond Adjustments, negative Equity Adjustments or taxes or tax penalties also apply.

PRINCIPAL RISKS OF INVESTING IN THE CONTRACT
Not a Short- Term Investment

•      The Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash.

•      The Contract’s tax deferral and long-term income features are generally more beneficial to investors with a long time horizon.

•      Amounts withdrawn or otherwise Surrendered under the Contract may be subject to Surrender Charges, negative Bond Adjustments, and taxes and tax penalties. In addition, for Index-Linked Segment Options, Withdrawals, other Surrenders and fee deductions before the Segment End Date may result in negative Equity Adjustments and loss of positive Index performance.

•      Withdrawals and other Surrenders will reduce your Crediting Base in an Index-Linked Segment Option. Deductions for fees also reduce the Crediting Base. The Crediting Base may be reduced by more than the amount removed. Reductions to your Crediting Base will result in lower Segment Interim Values for the remainder of the Segment Term and less Segment Return (if any) on the Segment End Date.

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Risks Associated with Investment Options	• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., the Index-Linked Segment Options and Variable Account). Each investment option (including the Fixed Segment Option) has its own unique risks. You should review the available investment options before making an investment decision.

For Index-Linked Segment Options

•    The Participation Rate and Cap Rate, as applicable, may limit positive Index returns (i.e., limit upside), which may result in less earnings than the Index performance at the end of the Segment Term. For example:

o      If the Index Change is 5%, Participation Rate is 80% and Cap Rate is 10%, we would apply only 4% gain at the end of the Segment Term using the Participation Rate (i.e., 5% x 80% = 4%).

o      If the Index Change were instead 15%, we would not apply the Participation Rate, as that would result in gain (12%) exceeding the Cap Rate (10%). We would apply only 10% gain using the Cap Rate at the end of the Segment Term.

•    The Buffer Rate or Floor Rate (except a 0% Floor Rate), as applicable, will provide only limited protection from negative Index performance in the case of a market decline, which may result in loss at the end of the Segment Term. For example:

o      If the Index Change is -25% and the Buffer Rate is 10%, we will apply a 15% loss (the amount of negative Index performance that exceeds the Buffer Rate) at the end of the Segment Term.

o      If the Index Change is -25% and the Floor Rate is 10%, we will apply a 10% loss (the amount of negative Index performance up to the Floor Rate) at the end of the Segment Term.

•      While a Floor Segment Option with a 0% Floor Rate provides complete protection from negative Index performance at the end of a Segment Term, like any other Index-Linked Segment Option, there may be losses due to Surrender Charges, Bond Adjustments, Equity Adjustments and taxes and tax penalties.

•      While a Peak Buffer Segment Option provides for potential gain in the event of negative Index performance that does not exceed the Buffer Rate, a Peak Buffer Segment Option does not provide protection from any negative Index performance in excess of the Buffer Rate.

Insurance Company Risks	An investment in the Contract is subject to the risks related to the Company. Any obligations (including under the Fixed Segment Option and Index-Linked Segment Options), guarantees or benefits of the Contract are subject to the claims-paying ability of the Company. More information about the Company, including its financial strength ratings, is available upon request by calling 1-800-852-4450.

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RESTRICTIONS	Location in Prospectus
Investments

•      The Contract is a single premium product. Additional premium payments will not be accepted.

•      There are restrictions that limit the investment options you may choose, and there are significant limitations on Transfers.

o      Transfers are permitted only on Segment End Dates (for Segment Options) or Segment Anniversaries (for the Variable Account).

o      Transfers to the Fixed Segment Option cannot result in the Fixed Segment Option Accumulated Value being greater than 50% of the Contract Accumulated Value and the Secure Income Benefit Payment.

o    You cannot instruct us to allocate your Premium Payment or Accumulated Value to the Variable Account.

o      We do not allow Transfers into an ongoing Segment Term. Amounts Transferred to a Segment Option will begin a new Segment Term with respect to the Transferred amount.

7. INFORMATION ABOUT THE INDICES 9. PURCHASING THE CONTRACT – How to Buy a Contract 10. FIXED SEGMENT OPTION MECHANICS 11. INDEX-LINKED OPTION MECHANICS 15. BENEFITS AVAILABLE UNDER THE CONTRACT

•      At the end of a Segment Term, Accumulated Value in the ended Segment Option will be reinvested, Transferred, withdrawn or Annuitized based on your instructions. In the absence of instructions, that amount will be re-invested in the same Segment Option for a new Segment Term (with the Cap Rate and Participation Rate or annual interest rate applicable to a new Segment Term). If the same Segment Option is no longer available, that amount will be automatically Transferred to the applicable default option.

•      We reserve the right to add or remove Index-Linked Segment Options and change the features for any Index-Linked Segment Option from one Segment Term to the next, including the Index and current limits on Index gains and losses (subject to contractual guarantees).

•      We reserve the right to substitute the Index for an Index-Linked Segment Option during its Segment Term.

•      We reserve the right to substitute the Underlying Fund for the Variable Account. We reserve the right to close the Variable Account and remove it from the Contract.

•      There are restrictions related to the Secure Income Protector (GLWB).

o     The Contract is issued with the GLWB. You cannot voluntarily terminate the GLWB until your 6th Contract Anniversary.

o     The applicable Initial Secure Income Percentages, Secure Income Deferral Credit percentages, and current GLWB Fee are stated in the Rate Sheet Supplement in effect when you sign your Contract application. Your Initial Secure Income Percentage and Secure Income Deferral Credit percentage cannot be modified after purchase, except in limited circumstances.

o     If the Covered Life (or oldest Covered Life, if applicable) is not at least age 59½ on the Contract Date, Secure Income Withdrawals are not available until the Covered Life (or oldest Annuitant, if applicable) attains age 59½.

o     Excess Withdrawals are subject to significant risk:

•      They may affect the availability of the GLWB by reducing the benefit by an amount greater than the value withdrawn, and could terminate the benefit.

•      Excess Withdrawals may be subject to Surrender Charges, Bond Adjustments, Equity Adjustments and taxes and tax penalties.

•      All Withdrawals before Secure Income Withdrawals are available, and all Withdrawals in excess of the Secure Income Benefit Payment after Secure Income Withdrawals become available, are Excess Withdrawals.

o     Secure Income Withdrawals may be subject to Equity Adjustments and taxes.

o     Full Surrender or Annuitization will terminate the GLWB.

16. SECURE INCOME PROTECTOR GLWB 12. OPTIONS AT THE END OF THE SEGMENT TERM 20. ADDITIONAL INFORMATION ABOUT THE VARIABLE ACCOUNT

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TAXES		Location in Prospectus
Tax Implications

•      You should consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.

•      If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), there is no additional tax benefit from the Contract.

•      Withdrawals will be subject to ordinary income tax. You also may have to pay a 10% penalty tax if you take a withdrawal before age 59½.

21. TAXES
CONFLICTS OF INTEREST		Location in Prospectus
Investment Professional Compensation	Your investment professional may receive compensation for selling the Contract to you in the form of commissions, other cash compensation (e.g., bonuses) and non-cash compensation. Your investment professional may have a financial incentive to offer or recommend the Contract to you over another investment.	9. PURCHASING THE CONTRACT – Distribution of the Contract
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your existing contract if you determine, after comparing the features, fees and risks of both contracts, and any fees or penalties to terminate the existing contract, that it is preferable for you to purchase the new contract rather than continue to own your existing contract.	9. PURCHASING THE CONTRACT – Distribution of the Contract

3.	OVERVIEW OF THE CONTRACT

Purpose of the Contract

The Contract is designed to provide a source of additional retirement income, as well as to help you accumulate retirement assets and achieve other long-term investment goals. The Contract can help supplement your retirement income through the Secure Income Protector (GLWB) or the Annuitization feature, both of which are included in the Contract. There is a charge for the GLWB while it remains in effect. The Contract also includes a death benefit to help financially protect your designated beneficiaries.

The Contract may be appropriate for you if: (i) you are looking for indirect exposure to equity markets through index-linked investment options that include a level of downside protection; (ii) you have a long-term investment horizon and want to protect against the risk of you or your spouse outliving your income; (iii) you want a guaranteed lifetime withdrawal benefit that may increase in value to match the growth of your investments; (iv) you are interested in potential for tax-deferred growth; and/or (iv) you want a potential death benefit.

Because of the standard GLWB, the Contract is designed for individuals who plan to take regular Withdrawals from the Contract. However, you should not purchase the Contract unless you understand the risks of Withdrawals. The Contract is not intended for someone who plans to take: (i) Excess Withdrawals under the GLWB; (ii) Withdrawals during the first six Contract Years that are subject to Surrender Charges; or (iii) Withdrawals from an Index-Linked Segment Option before the Segment End Date.

The Contract is not intended for someone who is not comfortable with risk of loss. The Contract is not intended for someone who wants to make premium payments after the Contract Date. While the Contract currently includes the Variable Account, you cannot select it for investment. You should not purchase the Contract for the Variable Account or if you are looking for a traditional variable annuity.

Phases of the Contract

The Contract has two periods: (1) an accumulation period (for accumulating assets on a tax-deferred basis) and (2) an annuity period (for regular income).

1.	Accumulation Period

During the accumulation period, to help you accumulate assets, you invest your Premium Payment and Accumulated Value in one or more of the Contract’s investment options. In addition, to provide regular income during the accumulation period, the GLWB guarantees the ability to take Withdrawals up to a certain amount each year (Secure Income Withdrawals), regardless of your Contract’s investment performance, so long as you do not take Withdrawals in excess of the annual limit (Excess Withdrawals) and other conditions are met.

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The Contract’s investment options include several Index-Linked Segment Options and a Fixed Segment Option. The Contract also currently includes the Variable Account, but it cannot be selected for investment. These options are summarized below.

Index-Linked Segment Options. An Index-Linked Segment Option tracks the performance of an Index for a Segment Term. We will credit gain or loss to your investment in an Index-Linked Segment Option at the end of the Segment Term based, in part, on the performance of the applicable Index. There are multiple Indices upon which performance may be based. Your losses could be significant if an Index declines in value.

For each Index-Linked Segment Option, on the Segment End Date, gain or loss will be applied to your investment in the form of a Segment Credit. The Segment Credit will be applied to the Crediting Base, which represents the amount contributed into the Segment Option (subject to certain adjustments). If the Segment Credit is positive, you gain money. If the Segment Credit is negative, you lose money. For example, assuming a Crediting Base of $20,000:

•	If the Segment Credit is 5%, we would apply a $1,000 gain, resulting in a Segment Value of $21,000 (i.e., $20,000 x (1 + 5%) = $21,000).

•	If instead the Segment Credit is -5%, we would apply a $1,000 loss, resulting in a Segment Credit of $19,000 (i.e., $20,000 x (1 + -5%) = $19,000).

To calculate a Segment Credit on a Segment End Date, we first calculate the Index performance using a point-to-point methodology, resulting in the Index Change. The Index Change will be the net percentage change in the Index Value between the Segment Start Date and the Segment End Date. After calculating the Index Change, we then calculate the Segment Credit by applying the applicable downside protection feature (when the Index Change is negative) or upside limitation feature (when the Index Change is positive), as summarized further below. If the Index Change is 0%, the Segment Credit will be 0% (i.e., no gain or loss).

Negative Index Change – To limit potential loss due to a negative Index Change, each Index-Linked Segment Option has a buffer or floor feature. The Buffer Rate or Floor Rate (except a 0% Floor Rate), as applicable, will provide only limited protection from loss in the case of negative Index performance, as follows:

•	For a Buffer Segment Option, the Company will absorb losses up to the Buffer Rate. You will be responsible for any loss greater than the Buffer Rate. For example, if the Index Change is -25% and the Buffer Rate is 10%, we will apply a 15% loss (the amount of negative Index Change that exceeds the Buffer Rate) at the end of the Segment Term.

•	For a Floor Segment Option, the Company will absorb losses greater than the Floor Rate. You will be responsible for any loss up to the Floor Rate. For example, if the Index Change is -25% and the Floor Rate is 10%, we will apply a 10% loss (the amount of negative Index Change up to the Floor Rate) at the end of the Segment Term.

A 0% Floor Rate will provide complete protection from loss due to a negative Index Change. For example, if the Index Change is -25% and the Floor Rate is 0%, we will apply a 0% loss (i.e., no loss) at the end of the Segment Term. However, like any Index-Linked Segment Option, there may be losses due to Surrender Charges, Bond Adjustments, Equity Adjustments and/or taxes and tax penalties.

A Peak Buffer Segment Option, same as a Buffer Segment Option as described above, does not provide downside protection to the extent that a negative Index Change exceeds the Buffer Rate. For example, if the Index Change is -30% and the Buffer Rate is 20%, we will apply a 10% loss (the amount of negative Index Change that exceeds the Buffer Rate) at the end of the Segment Term. However, unlike a Buffer Segment Option, a Peak Buffer Segment Option has an inverse crediting feature that provides for potential gain in the event of a negative Index Change that does not exceed the Buffer Rate. The amount of gain is based on the negative Index Change, Buffer Rate, and Peak Buffer Midpoint, as follows:

•	If the negative Index Change does not exceed the Peak Buffer Midpoint (10%), we would apply a gain equal to the opposite of the Index Change. For example, if the Index Change is -8%, we would apply an 8% gain at the end of the Segment Term (i.e., the opposite of an 8% loss).

•	If the negative Index Change exceeds the Peak Buffer Midpoint (10%) but not the Buffer Rate, we would apply a gain equal to the Buffer Rate less the negative Index Change. For example, assuming a Buffer Rate of 20%, if the Index Change is -14%, we would apply a 6% gain at the end of the Segment Term (i.e., 20% - 14% = 6%). If the negative Index Change equals the Buffer Rate, your Segment Credit will be 0% (i.e., no gain or loss).

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•	The amount of potential gain from negative Index performance is limited. In no event will the gain due to negative Index performance, if any, be greater than the Peak Buffer Midpoint (10%). No gain will be applied if the negative Index Change exceeds the Buffer Rate. In that event, you will realize a loss for negative Index performance in excess of the Buffer Rate.

Each Index-Linked Segment Option’s limit on loss due to a negative Index Change for a single Segment Term is guaranteed not to change for so long as that Segment Option remains available under the Contract.

Under an Index-Linked Segment Option, the maximum amount of loss that you could experience due to negative Index performance at the end of a Segment Term, after taking into account the guaranteed limits on Index loss currently provided under the Contract, would be: (i) 90% for a 10% Buffer Rate; (ii) 80% for a 20% Buffer Rate; (iii) 10% for a 10% Floor Rate; or (iv) 0% for a 0% Floor Rate

Positive Index Change – In exchange for providing a specified amount of downside protection, we may limit positive Index returns at the end of a Segment Term. We calculate positive Index returns using a Participation Rate and Cap Rate. The Participation Rate is the percentage of positive Index performance in which you can participate for a Segment Term. The Cap Rate serves as a maximum amount of gain you can earn due to positive Index performance at the end of a Segment Term.

If the Index Change is positive, the gain applied on the Segment End Date will equal the Index Change multiplied by the Participation Rate, subject to the Cap Rate. The Participation Rate and Cap Rate operate together as follows:

•	If the Participation Rate is less than 100%, it will decrease your participation in the positive Index performance. For example: if the Index Change is 5%, the Participation Rate is 80% and the Cap Rate is 10%, we would apply a 4% gain using the Participation Rate (i.e., 5% x 80% = 4%). If the Index Change were instead 15%, we would apply a 10% gain, because a gain using the Participation Rate (12%) would exceed the Cap Rate (10%)

•	If the Participation Rate is greater than 100%, it will increase your participation in the positive Index performance. For example: If the Index Change is 5%, the Participation Rate is 120% and the Cap Rate is 10%, we would apply 6% gain using the Participation Rate (i.e., 5% x 120% = 6%). If the Index Change were instead 15%, we would apply a 10% gain, because a gain using the Participation Rate (18%) would exceed the Cap Rate (10%)

•	If the Participation Rate is 100%, it will neither decrease nor increase your participation in the positive Index performance. For example: if the Index Change is 5%, the Participation Rate is 100% and the Cap Rate is 10%, we would apply 5% gain using the Participation Rate (i.e., 5% x 100% = 5%). If the Index Change were instead 15%, we would apply a 10% gain, because a gain using the Participation Rate (15%) would exceed the Cap Rate (10%).

•	We may choose not to declare a Cap Rate for a particular Segment Option and Segment Term. In that case, there would be no maximum limit on potential gain under that Segment Option for that Segment Term. However, your participation in any positive Index performance would nonetheless be limited on the Segment End Date if the Participation Rate is less than 100%.

The Cap Rates and Participation Rates applicable to your initial Segment Term will be listed in your Data Pages. Those Cap Rates and Participation Rates are not guaranteed for future Segment Terms. For future Segment Terms, we may declare different Cap Rates and Participation Rates.

The guaranteed minimum Cap Rate is 0.50%, and the guaranteed minimum Participation Rate is 5.00%. We will not declare a Cap Rate or Participation Rate below the applicable guaranteed minimum. The guaranteed minimum Cap Rate and Participation Rate will not change for the life of the Contract.

See “Available Segment Options” below for a listing of available Segment Options.

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Fixed Segment Option. We offer one Fixed Segment Option. Amounts allocated to the Fixed Segment Option earn daily interest at the declared annual interest rate for the Segment Term. We declare the annual interest rate at the beginning of the Segment Term. The initial annual interest rate for your initial Segment Term will be listed in your Data Pages. We may declare different annual interest rates for future Segment Terms. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount under state law.

See “Available Segment Options” below for a listing of available Segment Options.

Variable Account. The Variable Account invests exclusively in the shares of an underlying money market mutual fund (the Underlying Fund). The Underlying Fund has its own investment objective, strategies, risks, expenses and performance history. You cannot instruct us to allocate Premium Payment or Accumulated Value to the Variable Account. The sole purpose of the Variable Account is to serve as a default reallocation option at the end of a Segment Term, as described further below.

Additional information about the Underlying Fund is provided in an appendix to this prospectus. See APPENDIX E – UNDERLYING FUND AVAILABLE UNDER THE CONTRACT.

Maturity of a Segment Option. At the end of a Segment Term, Accumulated Value in the ended Segment Option will be re-invested, Transferred, withdrawn or Annuitized based on your instructions. We must receive your instructions at least two Valuation Days prior to the end of a Segment Term for the ending Segment Option. In the absence of timely instructions in Good Order, the Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for a new Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term.

If we do not receive timely instructions in Good Order and the same Segment Option is no longer available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the applicable default option, as follows:

•	If the ended Segment Option is the Fixed Segment Option, the default option will be the Variable Account.

•	If the ended Segment Option is an Index-Linked Segment Option, the default option will be a 1-year Index-Linked Segment Option with the same Index and Buffer Rate or Floor Rate, if available (with the Cap Rate and Participation Rate applicable to a new Segment Term). If there is no such Segment Option available, the default option will be the Fixed Segment Option (with the annual interest rate applicable to a new Segment Term). If the Fixed Segment Option is not available, the default option will be the Variable Account.

As each Segment Term nears its Segment End Date, we will provide at least fifteen (15) calendar days advance written notice of the Segment Options that will be available to you on the Segment End Date and where to obtain the Cap Rates, Participation Rates and annual interest rates for the new Segment Terms. Such rates will be made available to you at least seven (7) calendar days prior to the Segment Start Date and will be available at www.principal.com/individuals/invest-retire/annuities. The Cap Rate, Participation Rate or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus.

2.	Annuity Period

Any time after the second Contract Year, you may Annuitize your Contract by electing to receive a stream of income payments under an annuity benefit payment option. We offer fixed annuity benefit payments only. You may elect to Annuitize the entire Contract (full Annuitization) or a portion of your Contract (partial Annuitization). Upon partial Annuitization, the non-annuitized Accumulated Value remains in the accumulation period.

The Annuitization Date is the date that your entire Accumulated Value has been applied to an annuity benefit payment option. The maximum Annuitization Date is shown on the Data Page and is generally the Contract Anniversary following the Annuitant’s 95th birthday. If Joint Annuitants are named on the application, the maximum Annuitization Date will be set based on the age of the older Joint Annuitant.

A Bond Adjustment and/or Equity Adjustment may apply upon Annuitization. If a negative Bond or Equity Adjustment applies, the amount applied to your annuity benefit payment option will be reduced. No Surrender Charges are imposed upon Annuitization.

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You will be unable to take Withdrawals during the annuity period. All benefits from the accumulation period terminate once the Contract has been fully Annuitized, including the GLWB and the death benefit. However, if you reach the maximum Annuitization Date, you may annuitize your Secure Income Benefit Payment under the GLWB. No amounts will be payable upon death unless your selected annuity benefit payment option provides otherwise.

Contract Features

Available Segment Options. The following table lists the Index-Linked Segment Options and the Fixed Segment Option that are currently available for investment:

Segment Options Available[1]			Segment Terms Available (Limits on Downside Loss)
Crediting Method	Indices	Limits on Upside	1-Year Segment Term	2-Year Segment Term	6-Year Segment Term
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate	10% Buffer 20% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer 20% Buffer
Point-to-Point	Russell 2000 (Price Return Index; RTY)	Participation Rate & Cap Rate	10% Buffer	N/A	10% Buffer
Point-to-Point	SG Smart Climate Index (SGIXSMAC)	Participation Rate & Cap Rate	N/A	N/A	10% Buffer
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate	20% Buffer (Peak Buffer, with 10% Peak Buffer Midpoint)	N/A	20% Buffer (Peak Buffer, with 10% Peak Buffer Midpoint)
Fixed	Fixed Segment	Fixed Rate	Guaranteed Minimum Interest Rate	N/A	N/A

1 The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional.

Secure Income Protector (GLWB). When issued, the Contract will automatically include the Secure Income Protector (GLWB), a guaranteed lifetime withdrawal benefit. The GLWB guarantees the ability to take Secure Income Withdrawals up to the Secure Income Benefit Payment each Contract Year, subject to conditions. Secure Income Withdrawals will not reduce your future benefit. Secure Income Withdrawals are not subject to Surrender Charges or Bond Adjustments. However, they may be subject to negative Equity Adjustments and taxes. In addition, if taken prior to a Segment End Date, Secure Income Withdrawals will not be credited with any interest at the end of the Segment Term.

Excess Withdrawals under the GLWB are subject to significant risk. All Withdrawals before Secure Income Withdrawals are available, and all Withdrawals in excess of the Secure Income Benefit Payment after Secure Income Withdrawals become available, are Excess Withdrawals. Excess Withdrawals will reduce your future benefit, and the reduction may be more than the amount withdrawn. If an Excess Withdrawal reduces your Secure Income Benefit Base to zero, the GLWB will terminate. Excess Withdrawals may also be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties.

While the GLWB remains in effect, if your Accumulated Value is reduced to zero due to a Secure Income Withdrawal, investment performance or fees (i.e., any reason other than an Excess Withdrawal), we will pay the applicable Secure Income Benefit Payment each Contract Year for life pursuant to your elections.

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Access to your Money. You may withdraw all or a portion of your Accumulated Value at any time before the Annuitization Date. However, Withdrawals and other Surrenders may be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties. You should consult with your financial professional about the risks associated with Withdrawals and other Surrenders under the Contract.

Free Surrender Amount. There is a Free Surrender Amount each Contract Year. Withdrawals of the Free Surrender Amount are not subject to Surrender Charges or Bond Adjustments, but may be subject to negative Equity Adjustments, taxes and tax penalties.

Income Distribution Program. If the GLWB is in effect and you are eligible to take Secure Income Withdrawals, this feature allows you to automatically Transfer at the start of each Segment Term an amount equal to your Secure Income Benefit Payment from ended Index-Linked Segment Option(s) to the Fixed Segment Option, such that those amounts may be withdrawn from the Fixed Segment Option as Secure Income Withdrawals and without incurring Surrender Charges, an Equity Adjustment or a Bond Adjustment.

Segment Lock-Ins. These features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. Segment Lock-In is available with all of the Index-Linked Segment Options for no additional charge. Segment Lock-In may be of interest to people who are interested in eliminating some of the uncertainty regarding Index performance for the remainder of a Segment Term, or who want to potentially limit the impact of a negative Segment Credit they may otherwise receive.

Tax Treatment. Your Premium Payment accumulates on a tax-deferred basis. Your earnings are not taxed until money is taken out of the Contract, such as when you make a Withdrawal, you receive an income payment or a death benefit is paid.

Critical Need Surrender Charge Waiver Rider. This rider is included in the Contract for no additional charge. The rider waives the Surrender Charge after the first Contract Anniversary if the Owner or Annuitant has a critical need (i.e., confinement to a health care facility, terminal illness diagnosis, or total and permanent disability). Surrenders under this rider are not subject to Surrender Charges, but may be subject to negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties.

Contract Adjustments. You could lose a significant amount of money due to a negative Bond Adjustment or Equity Adjustment. Bond Adjustments and Equity Adjustments are related to the value of the fixed income assets and derivative assets, respectively, that we may hold in support of our financial obligations under the Contract. These adjustments shift risk related to those assets from us to Owners. Any losses you incur due to negative Bond or Equity Adjustments will be greater if you also have to pay Surrender Charges or taxes or tax penalties.

•	Bond Adjustments. Upon taking a Surrender from an Index-Linked or Fixed Segment Option, the amount removed from the Segment Option may be subject to a Bond Adjustment. A Bond Adjustment may be positive, negative, or equal to zero. A negative Bond Adjustment will result in loss. A Bond Adjustment may apply regardless of when the Surrender occurs, including on a Segment End Date. Bond Adjustments are not reflected in Accumulated Value. They are applied to the amount Surrendered, increasing or decreasing the amount payable. Generally, if interest rates have increased since the beginning of the current Bond Adjustment period, the Bond Adjustment will reduce the Surrender amount, and if interest rates have decreased since the beginning of the current Bond Adjustment period, the Bond Adjustment will increase the Surrender amount.

For amounts removed from an Index-Linked Segment Option, there is no limit on the potential loss due to a negative Bond Adjustment. In extreme circumstances, you could lose up to 100% of the amount Surrendered. For amounts removed from a Fixed Segment Option, the maximum amount of loss due to a Bond Adjustment is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option will not be less than the minimum nonforfeiture amount.

Any Withdrawal, Annuitization or payment of the death benefit, regardless of when it occurs (even a Segment End Date) is subject to a Bond Adjustment, except that a Bond Adjustment will not apply to: (i) Withdrawals of the Free Surrender Amount; (ii) Secure Income Withdrawals under the GLWB; (iii) RMD Withdrawals; or (iv) Withdrawals or other Surrenders deducted from the Initial Holding Account or the Variable Account. Also, a Bond Adjustment will be zero (0%) on any Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

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•	Equity Adjustments. Upon any Withdrawal, Annuitization or payment of the death benefit, or if a fee is deducted, from an Index-Linked Segment Option prior to the Segment End Date, an Equity Adjustment will apply. An Equity Adjustment may be positive, negative, or equal to zero. A negative Equity Adjustment will result in loss. A negative Equity Adjustment could result in a loss beyond the downside protection for an Index-Linked Segment Option. In extreme circumstances, you could lose up to 100% of your investment.

Equity Adjustments are reflected in Segment Interim Values. Prior to the Segment End Date for an Index-Linked Segment Option, the Segment Interim Value represents the amount of Accumulated Value that you have in that Segment Option. Segment Interim Value is not directly tied to the Index performance. Rather, Segment Interim Value is calculated by applying an Equity Adjustment to your Crediting Base, which provides a current estimate of the value of the Segment Option at the end of the Segment Term. An Equity Adjustment could have a negative impact on the Segment Interim Value. The Segment Interim Value may result in a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the current Index Value is less than the beginning Index Value. Application of a negative Equity Adjustment will result in lower Segment Interim Values for the remainder of the Segment Term, and will result in less gain or more loss, as applicable, at the end of a Segment Term.

During a Segment Term for an Index-Linked Segment Option, any Withdrawal, Annuitization or payment of the death benefit, or any deduction of a fee, prior to the Segment End Date will cause you to realize an Equity Adjustment. The only day on which an Equity Adjustment does not apply is the Segment End Date.

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4.	FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning and Surrendering or making Withdrawals from the Contract. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses you will pay at the time that you buy the Contract, Surrender or make Withdrawals from the Contract, or transfer Contract value between the investment options. State premium taxes may also be deducted.

Transaction Expenses

Maximum Surrender Charge[1] (as a percentage of the amount Surrendered)	8%

Maximum Potential Loss due to a Bond Adjustment[2] (as a percentage of the amount Surrendered from an Index-Linked Segment Option)	100%

Maximum Potential Loss due to an Equity Adjustment[3] (as a percentage of your investment in an Index-Linked Segment Option)	100%

1 Surrender Charges apply to Withdrawals during the first six Contract Years. The Surrender Charge declines during the first six Contract Years according to the following schedule:

Contract Year	Surrender Charge (as a percentage of the amount Surrendered)
1	8%
2	8%
3	7%
4	6%
5	5%
6	4%
7+	0%

Each Contract Year, there is a Free Surrender Amount equal to the greater of (i) 10% of your Premium Payment; (ii) the Secure Income Benefit Payment; or (iii) your RMD amount, as applicable. Withdrawals of the Free Surrender Amount are not subject to Surrender Charges or Bond Adjustments, but may be subject to negative Equity Adjustments and taxes and tax penalties.

2 Any Withdrawal, Annuitization or payment of the death benefit, regardless of when it occurs (even a Segment End Date) is subject to a Bond Adjustment, except that a Bond Adjustment will not apply to: (i) Withdrawals of the Free Surrender Amount; (ii) SecureIncome Withdrawals; (iii) RMD Withdrawals; (iv) Withdrawals or other Surrenders deducted from the Initial Holding Account or the Variable Account; or (v) automatic Transfers to the Variable Account upon a Segment End Date. Also, a Bond Adjustment will be zero (0%) on any Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). For amounts removed from the Fixed Segment Option, the maximum amount of loss due to a Bond Adjustment is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities which means the minimum amount available from the Fixed Segment Option will not be less than the minimum nonforfeiture amount under state law.

3 An Equity Adjustment will apply upon any Withdrawal, Annuitization or payment of the death benefit, or if a fee is deducted, from an Index-Linked Segment Option prior to the Segment End Date.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Underlying Fund fees and expenses).

Annual Contract Expenses

Base Contract Expenses[1] (as a percentage of the Secure Income Benefit Base)	2.00%

1 Referred to elsewhere in this prospectus as the GLWB Fee. This is the maximum fee for the Secure Income Protector (GLWB). The current GLWB Fee for new Contracts is stated in the Rate Sheet Supplement. We reserve the right to increase the GLWB Fee for existing Contracts up to the maximum. You may not terminate the GLWB prior to your 6th Contract Anniversary. If you terminate the GLWB, you will not be subject to this fee in future Contract Years.

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In addition to the fee described above, under the Index-Linked Segment Options, there is an implicit ongoing investment opportunity cost because we limit, through the use of caps and participation rates, the amount you can earn. In return for this limit on Index gains, you receive some protection from Index losses.

Annual Underlying Fund Expenses

The next table shows the minimum and maximum total operating expenses charged by the Underlying Fund that you may pay periodically during the time that you own the Contract. These expenses are for the period ended [         ], and may fluctuate from year to year. More information about the Underlying Fund, including its annual expenses, may be found in Appendix E.

Annual Underlying Fund Expenses (expenses that are deducted from Underlying Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	[0.49]	%

Example

This Example is intended to help you compare the cost of investing in the Variable Account with the cost of investing in other annuity contracts that offer variable investment options. These costs include Transaction Expenses, Annual Contract Expenses and Annual Underlying Fund Expenses.

The Example assumes all Accumulated Value is allocated to the Variable Account, even though you cannot instruct us to allocate your Premium Payment or Accumulated Value to the Variable Account. The Example does not reflect Bond Adjustments or Equity Adjustments. Your costs would differ from those shown below for an investment in the Index-Linked Segment Options or Fixed Segment Option.

The Example assumes that you invest $100,000 in the Variable Account for the time periods indicated and that the GLWB remains in effect. The Example also assumes that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you Surrender your Contract at the end of the applicable time period:

1 year		3 years		5 years		10 years
$	[9,875.70]	$	[14,567.19]	$	[18,456.31]	$	[29,700.59]

(2)	If you Annuitize your Contract at the end of the applicable time period

1 year	3 years		5 years		10 years
N/A*	$	[7,743.14]	$	[13,456.31]	$	[29,700.59]

(3)	If you do not Surrender your Contract:

1 year		3 years		5 years		10 years
$	[2,477.58]	$	[7,743.14]	$	[13,456.31]	$	[29,700.59]

*Annuitization not permitted until after the second Contract Year.

5.	PRINCIPAL RISKS OF INVESTING IN THE CONTRACT

Risk of Loss in Index-Linked Segment Options

An investment in this Contract is subject to the risk of poor investment performance of the Index- Linked Segment Options to which you have allocated Accumulated Value. You can lose money by investing in this Contract, including loss of principal and/or prior earnings. While limited protection from losses is provided under your Contract through a Buffer Segment Option, Peak Buffer Segment Option, or Floor Segment Option, you bear some level of the risk of decline in your Contract’s Accumulated Value resulting from the performance of the Index-Linked Segment Options and the risk of losses may be significant. Because of the Equity Adjustment and/or Bond Adjustment, in extreme circumstances it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and any prior earnings) even if your Contract is outside of the Surrender Charge period. While the Equity Adjustment only applies on dates other than the Segment End Date, the Bond Adjustment may always apply, even on the Segment End Date. For additional information, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS.

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Risk of Loss in Exercising Free Look

Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:

•	In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.

•	In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted. If you have elected to have taxes withheld, we will subtract any applicable federal and state income tax withholding from the amount returned to you. For these states, the risk to you is that you may receive less money upon the exercise of your free look rights than you paid into the Contract in Premium Payment. This risk exists because your Contract Accumulated Value can decrease during the free look period.

•	In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

For additional information, see 9. PURCHASING THE CONTRACT — Right to Examine the Contract (Free Look).

Initial Holding Account Risk

When you first invest in the Contract, your Premium Payment will be held in the Initial Holding Account temporarily. While in the Initial Holding Account the amount invested earns only a fixed interest rate.

Index Performance Risk

[TO BE UPDATED BY AMENDMENT]

The Accumulated Value of your Contract is dependent on the performance of the Index-Linked Segment Options to which you have allocated any of the Accumulated Value. Based on your investment objectives, you direct the allocation of the Accumulated Value, which takes effect at the applicable Segment Start Date. There can be no assurance that your investment objectives will be achieved.

Other considerations include the following:

•	The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indices are subject to a variety of investment risks, many of which are complicated and interrelated.

•	Because the Index-Linked Segment Options are each comprised of a collection of equity securities, the value of the component securities is subject to market risk and issuer risk. Market risk is the risk that the respective market ups and downs likely will cause the value of the securities to go up or down. The ups and downs can be because of disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases, terrorist attacks, political and social developments, and military and governmental actions. Equity markets also are subject to the risk that the value of the securities may fall due to general market and economic conditions.

•	The value of equity securities also may go up or down for reasons directly related to the issuers of the securities. This issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

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•	The performance fluctuations of the Indices can occur rapidly and unpredictably, and negative Index performance can cause you to have investment losses. While you will not be directly invested in the Index, if you allocate amounts to an Indexed-Linked Segment Option, you will have indirect exposure to the investment risks of the applicable Index. For additional information, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS.

•	Investing in the Contract does not mean you are invested in the companies that comprise the Indexes. You will have no voting rights, no rights to receive cash dividends or other distributions, and no other rights with respect to the companies that make up the Indexes.

Each of the Indices available under this Contract has its own unique risks. They are discussed here.

•	The S&P 500® Price Return Index

This Index is comprised of equity securities issued by large-capitalization (“large cap”) U.S. companies. Generally, it is more difficult for large-cap companies to pivot their strategies quickly in response to changes in their industry. In addition, because they typically are more well-established, it is rare to see large-cap companies have the high growth rates that can be seen with small-capitalization (“small cap”) companies.

•	Russell 2000® Price Return Index

This Index is comprised of equity securities of small-cap U.S. companies. Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies. foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates. Shifts in these factors can result in this Index being more volatile than other Indices.

•	SG Smart Climate Index

This Index provides investment exposure to the performance of large-capitalization U.S. stocks that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) filters. The Index provides exposure to such stocks through its underlying Index, the SG Climate Transition Risk Index (the “Underlying SGI Index”).

The Index is subject to several risks, such as the following:

•	ESG Methodology Risk. The Underlying SGI Index is composed of stocks that are selected based on an ESG methodology that includes climate risk scores and ESG exclusion filters. Investors’ views about ESG matters may differ from the Underlying SGI Index’s ESG methodology. As such, the ESG methodology may not reflect the beliefs or values of any particular investor. There is no guarantee that the ESG methodology will ultimately enhance the performance of the Index. The ESG methodology could detract from the performance of the Index, as companies with lower ESG ratings may perform better than companies with higher ESG ratings over the short or long term. Due to the inherent difficulty of forecasting within complex systems and the general unpredictability of future events, there is no guarantee that the predictive climate risk models used by the Underlying SGI Index will identify stocks that will perform well if climate events occur.

Amounts invested in a Segment Option that is linked to the Index are not invested in the Index, the Underlying SGI Index, or the underlying stocks. Amounts that you invest in the Contract become assets of the Company. The assets in the Company’s General Account and the Separate Account, which the Company invests to support its payment obligations under the Contract, are not invested based on ESG factors.

•	Performance Drag Risk. The performance of the Index will always be worse than the performance of the underlying index. The Index reflects deductions that reduce performance, including a negative performance adjustment equal to 1.50% and fixed replication costs equal to 0.50%, each as an annualized percentage of Index Value. In addition, the performance of the Index is reduced by assumed costs of borrowing equal to the U.S. Federal Funds Rate. Without these deductions, the performance of the Index over any one year period would be higher by approximately 2.00% plus the U.S. Federal Funds Rate. While these deductions are not charges under the Contract, they result in lower Index Values and may therefore negatively impact the performance of your Contract.

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•	Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

•	Index Disruption Risk. Disruptive and extraordinary events could impair the operation of the Index or the Underlying SGI Index. For example, these events could relate to the unavailability of necessary data to apply the ESG methodology, an insufficient number of eligible stocks, or the termination or breach of a third-party licensing agreement. Should a disruptive or extraordinary event occur, the Index provider may take any actions permitted by the Index rules, such as postponing calculations or rebalances, adjusting the terms of an Index to preserve its economic characteristics, restating Index values, or discontinuing the Index.

•	New Index Risk. The Index and the Underlying SGI Index have limited performance histories. Generally, there is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to your financial professional or Principal Life Insurance Company either by:

•	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

•	Sending us your inquiry at the below address:

Principal Life Insurance
Company Attn: RIS
Annuity Services
P O Box 9382
Des Moines, Iowa 50306-9382

For more detailed information about this and the other available Indices, see APPENDIX A — INDEX DISCLOSURES.

Liquidity Risks

Liquidity Risk Generally

This Contract is not suitable as a short-term savings vehicle and is not appropriate if you need ready access to cash. The benefits of tax deferral and allocation to Segment Options for the full Segment Terms are better for investors with long investment time horizons. Surrender charges apply for up to six years after the Premium Payment and these charges will reduce the value of your Contract if you withdraw money during that time. While the Contract provides for a Free Surrender Amount, such a Surrender still would be subject to an Equity Adjustment. There also may be adverse tax consequences if you take early withdrawals from the Contract, including amounts withdrawn from the Contract being subject to a 10% federal penalty if taken before age 591∕2, which would be in addition to any other federal or state income taxes payable.

Limits on Transfers Between Segment Options

The restrictions applicable to Transfers also creates liquidity risk. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. This significantly limits your ability to react to changes in market conditions during Segment Terms.

Transfers to the Fixed Segment Option are subject to additional limits. At the end of a Segment Term, Transfers to the Fixed Segment Option cannot result in the Fixed Segment Option Accumulated Value being greater than 50% of the Contract Accumulated Value and the Secure Income Benefit Payment on the Segment End Date, if the GLWB is in effect. This restriction will only be applicable if the Fixed Segment Option is involved in Your Transfer request.

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Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period.

In the absence of timely instructions in Good Order, the Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for a new Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term.

If we do not receive timely instructions in Good Order and the same Segment Option is no longer available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the applicable default option, as follows:

•	If the ended Segment Option is the Fixed Segment Option, the default option will be the Variable Account.

•	If the ended Segment Option is an Index-Linked Segment Option, the default option will be a 1-year Index-Linked Segment Option with the same Index and Buffer Rate or Floor Rate, if available (with the Cap Rate and Participation Rate applicable to a new Segment Term). If there are multiple such Segment Options available, we will select the default option from among them. If there is no such Segment Option available, the default option will be the Fixed Segment Option (with the annual interest rate applicable to a new Segment Term). If the Fixed Segment Option is not available, the default option will be the Variable Account.

Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. If you fail to Transfer Index-Linked Accumulated Value at the end of a Segment Term and do not wish to remain invested in a particular Index-Linked Segment Option for another Segment Term, you will need to take a full withdrawal of the related Accumulated Value. Withdrawing all or some of the Accumulated Value may cause you to incur Surrender Charges, negative adjustments to certain values under your Contract, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract. For additional information, see 9. OPTIONS AT END OF SEGMENT TERM.

Liquidity Risks Related to Segment Interim Value

See “Segment Interim Value Risk” below for information on how liquidity risks relate to our Interim Value calculation.

Consequences of Withdrawals/Surrenders Generally

There is a risk of loss of principal and/or prior earnings if you take a full or partial withdrawal from your Contract during the first six Contract Years where a Surrender Charge would be deducted. This risk also applies if you are invested in an Indexed-Linked Segment Option even where the Index is performing positively as of the date of your withdrawal. Because adjustments and charges are imposed when amounts are withdrawn before the end of a Surrender Charge period and/or the end of a Segment Term, these withdrawals can result in a loss of principal even if Index performance has been positive. If you set up scheduled withdrawals, your exposure to these risks will repeat as long as the scheduled withdrawals continue.

The only ongoing Contract charge with this Contract is the charge for the Secure Income Protector GLWB. While the Secure Income Protector GLWB remains in effect, the ongoing charge could also cause amounts available for withdrawal under your Contract to be less than what has been invested in the Contract, even if Index performance has been positive.

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Note. The limits on downside loss provided by the floor feature or buffer feature, as applicable, are for the entire Segment Term for a particular Segment Option and are not annual limits. As a result, the downside protection will be less if measured for any period of time that is less than the duration of the Segment Term.

Note. You also bear the risk that continued negative Index Changes may result in zero or negative Segment Credits being credited to your Accumulated Value over multiple Segment Terms. If an Index- Linked Segment Option is credited with negative Segment Credits for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer Rate or Floor Rate for any single Segment Term. For additional information, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS.

We may defer payments under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

For additional information, see 14. WITHDRAWALS.

Secure Income Protector (GLWB) Risks

You should not purchase the Contract if you do not want the Secure Income Protector (GLWB). The Contract is automatically issued with the GLWB, and there is an annual ongoing fee for the benefit. Prior to your 6th Contract Anniversary, you cannot terminate the GLWB without fully Surrendering or Annuitizing the Contract. A full Surrender or Annuitization may be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments, taxes and tax penalties. In addition, Annuitizations are not available until after the second Contract Year. If you remove the GLWB, you will have paid for the benefit without receiving its financial benefits, if any.

You will begin paying GLWB Fees immediately rather than the date that you begin taking Secure Income Withdrawals. You could be paying GLWB Fees for many years before you begin taking Secure Income Withdrawals.

The GLWB is designed to help protect against the risk of poor investment performance and the risk of outliving your money. However, there is no guarantee that the GLWB will be sufficient to meet your future income needs, and there is no guarantee that you will realize any financial benefit from the GLWB. The GLWB does not guarantee that you will receive any earnings on your Premium Payment.

You should carefully weigh the benefits of the GLWB against its annual charge and in light of the market downside protections that are already provided by the Index-Linked Segment Options. Secure Income Withdrawals under the GLWB are taken from your own Accumulated Value until it is reduced to zero. If your Accumulated Value is never reduced to zero for a reason other than an Excess Withdrawal, our payment obligations under the GLWB will never be triggered. There may be minimal chance under the GLWB of outliving your Accumulated Value and receiving lifetime payments from us. There is no guarantee that the GLWB will meet your retirement income needs or that you will realize any financial benefit. The GLWB’s lifetime withdrawal guarantees are subject to terms and conditions that, if not followed, could result in significant reductions to or termination of the benefit.

The GLWB guarantees the ability to take Secure Income Withdrawals up to the Secure Income Benefit Payment each Contract Year. If the Covered Life (or oldest Covered Life, if applicable) is not at least age 59½ on the Contract Date, Secure Income Withdrawals are not available until the date that the Covered Life (or oldest Covered Life, if applicable) attains age 59½. Once Secure Income Withdrawals are available, all Withdrawals, as well as partial Annuitizations, count against your Secure Income Benefit Payment. Any Surrender in excess of the Secure Income Benefit Payment will be treated like an Excess Withdrawal for purposes of calculating the reduction in your future benefit. Secure Income Withdrawals will not reduce your future benefit and are not subject to Surrender Charges or Bond Adjustments, but they may be subject to negative Equity Adjustments and taxes. In addition, if taken prior to a Segment End Date for an Index-Linked Segment Option, Secure Income Withdrawals will not be credited with any interest at the end of the Segment Term.

Excess Withdrawals under the GLWB are subject to significant risk. All Withdrawals prior to Secure Income Withdrawals becoming available, and all Withdrawals in excess of the Secure Income Benefit Payment after Secure Income Withdrawals become available, are Excess Withdrawals. Excess Withdrawals will reduce your future benefit, and the reduction may be more than the amount withdrawn due to proportionate reductions in your Secure Income Benefit Base. If an Excess Withdrawal reduces your Secure Income Benefit Base to zero, the GLWB will terminate on the next Contract Anniversary. Excess Withdrawals may also be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties. You should not purchase the Contract if you expect to take Excess Withdrawals.

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At the time you purchase the Contract, you must elect between two lifetime income options: Level Income Option or Tiered Income Option. Level Income Option provides for no change in the Secure Income Benefit Payment when our lifetime payment guarantees are triggered, if ever. Tiered Income Option provides for a lower Secure Income Benefit Payment when our lifetime payment guarantees are triggered, if ever. You should carefully consider your financial objectives and goals when selecting between Level Income Option and Tiered Income Option. Neither Level Income Option nor Tiered Income Option guarantees that we will ever pay a Secure Income Benefit Payment from our own assets.

You should carefully consider when to begin taking your first Withdrawal under the Contract. The GLWB has a Secure Income Deferral Credit feature that on each Contract Anniversary increases the Secure Income Percentage used to calculate your Secure Income Benefit Payment for each full Contract Year before you take your first Withdrawal. There is no way to know when you should begin taking Withdrawals with certainty. On one hand, the longer you wait to start Secure Income Withdrawals, the less time you have to benefit from the GLWB because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to start Withdrawals, the more you may benefit from Secure Income Deferral Credits. You should also consider that all Withdrawals prior to the availability of Secure Income Withdrawals are always Excess Withdrawals.

Annuitizing your entire Accumulated Value will terminate the GLWB. Prior to Annuitization, you should carefully weigh the value of your annual Secure Income Benefit Payment versus the value of a stream of income under the annuity benefit payment options available. If you fully Annuitize prior to the maximum Annuitization Date, your Secure Income Benefit Payments will end. Your annual income payments during the annuity period will be based on your annuity benefit payment election and may be less than what your annual Secure Income Benefit Payments were prior to full Annuitization.

Credit Risks

Our General Account assets support our financial guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims- paying ability. There is a risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under the section titled “Management’s Discussion and Analysis.” More information about the Company, including its financial strength ratings, can be found by visiting https://investors.principal.com/investor-relations/our-business/credit-ratings/default.aspx.

Other than amounts held in the Variable Account offered through the Registered Separate Account (see “Variable Account Risks” below), the amount you invest is not placed in a registered separate account and your rights under the Contract to invested assets and the returns on those assets are subject to Company’s claims paying ability. The Unregistered Separate Account, which we use to support the Index-Linked Segment Options is non-unitized, which means neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Unregistered Separate Account.

The assets in the Unregistered Separate Account and Registered Separate Account are insulated, which means they are not subject to the claims of the creditors of the Company.

Segment Interim Value Risk

On each Valuation Day of the Segment Term, other than the first and last day, we determine the Segment Interim Value for each Indexed-Linked Segment Option. In order to calculate your Segment Interim Value, we apply a formula that is not directly tied to the actual performance of the applicable Index. Instead, we calculate it by determining the value of hypothetical investments and derivatives that we may or may not actually hold in order to provide a current estimate of the value of the Segment Option at the end of the Segment Term. This means that even if the Index has performed positively, it is possible that the Segment Interim Value may have decreased. For more information and to see how we calculate the Segment Interim Value, see APPENDIX C — SEGMENT INTERIM VALUE EXAMPLES.

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If you allocate Accumulated Value to an Index-Linked Segment Option, Segment Credits will not be credited to your Accumulated Value in the particular Segment Option until the end of the Segment Term. Amounts withdrawn from an Index-Linked Segment Option prior to the end of a Segment Term will not have a Segment Credit applied to it. This includes Accumulated Value being applied to pay a death benefit or to an Annuitization option during a Segment Term. Except for the first and last Valuation Day of a Segment Term, your Segment Interim Value is the amount available for withdrawals, Annuitization and death benefits (collectively, “Surrenders”). There is risk that this Segment Interim Value could be less than your original Premium Payment even if the applicable Index has been performing positively.

The Crediting Base because of a Surrender generally will be reduced by the same proportion as the Segment Interim Value is reduced by the Surrender. As a result, application of a negative adjustment will result in a lower Segment Interim Value. Also, a negative adjustment will result in less gain or more loss, as applicable, at the end of a Segment Term. A negative adjustment could be greater than the amount Surrendered or deducted.

Buffer and Floor Rate Risk

The Buffer or Floor Rate that is applicable to a Segment Option only provides you with limited protection. In other words, you could lose a significant amount of your Premium Payment and/or prior earnings under the Contract. In extreme circumstances, for Index-Linked Segment Options it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and/or any prior earnings).

You also bear the risk that continued negative Index Changes may result in zero or negative Segment Credits being credited to your Accumulated Value over multiple Segment Terms. Given that the Floor Rate and Buffer Rate (as applicable) are expressed as to a single Segment Term, if an Index-Linked Segment Option is credited with negative Segment Credits for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer Rate or Floor Rate for any single Segment Term. For the 0% Floor Rate Segment Option, Segment Credits will not be negative so long as the funds are held to the Segment End Date. In addition, the limits on downside loss provided by the floor feature or buffer feature, as applicable, are for the entire Segment Term for a particular Segment Option and are not annual limits. As a result, the downside protection will be less if measured for any period of time that is less than the duration of the full Segment Term. For additional information, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS.

For withdrawals, Annuitizations and death benefits that occur during a Segment Term, you or your beneficiaries (as applicable) will not receive the full protection of the Buffer Rate or Floor Rate in the calculation of the Segment Interim Value. In order to receive the full protection, the particular transaction must occur on the Segment End Date.

Cap Rate and Participation Rate Risk

Amounts allocated to an Index-Linked Segment Option will be subject to a Cap Rate. The Cap Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Cap Rates do not guarantee a certain amount of Segment Return. The Segment Return for an Index- Linked Segment Option may be less than the positive return of the Index because any positive return of the respective Index is subject to a maximum in the form of a Cap Rate. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

The Cap Rates benefit the Company when Index performance is positive at a rate that is higher than the applicable Cap Rate because the Cap Rate limits the amount of positive Segment Return that we may be obligated to credit for any Segment Term. We set the Cap Rates at our discretion. You bear the risk that we will not set the Cap Rates higher than 0.50%, which is the guaranteed minimum Cap Rate.

Amounts allocated to an Index-Linked Segment Option also will be subject to a Participation Rate. At the end of the Segment Term, your participation in any positive Index performance will be limited to a percentage of the positive Index performance. That percentage will equal the Participation Rate.

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The Participation Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Segment Return for an Index-Linked Segment Option subject to a Participation Rate will be less than the positive return of the Index. We set the Participation Rates at our discretion. You bear the risk that we will not set the Participation Rates higher than 5.00%, which is the guaranteed minimum Participation Rate. Having a Cap Rate as part of your Index-Linked Segment Option means that you will not participate in any positive Index performance in excess of the Cap Rate. When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate.

Segment Options can have different Buffer Rates or Floor Rates, which will impact the Cap Rate and Participation Rate offered on the Segment Options. The Buffer Rate or Floor Rate, as applicable, will never change for a specific Segment Option. If a different Buffer Rate or Floor Rate is introduced, it will be offered on a new Segment Option.

For additional information, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS.

Peak Buffer Risk

A Peak Buffer Segment Option is subject to the same risks as a Buffer Segment Option. See “Buffer and Floor Rate Risk” above. A Peak Buffer Segment Option has a Buffer Rate that provides you with only limited protection from negative Index performance at the end of a Segment Term. You could lose a significant amount of your Premium Payment and/or prior earnings under the Contract. Prior to a Segment End Date for a Peak Buffer Segment Option, in extreme circumstances, it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and/or any prior earnings) due to a negative Equity Adjustment, if applicable.

A Peak Buffer Segment Option differs from a Buffer Segment Option only with respect to the potential for gain in the event of a negative Index Change, provided that the negative Index Change does not exceed the Buffer Rate. Even though any gain from a negative Index Change would not be subject to the Cap Rate or Participation Rate, the potential gain would be limited. In no event would any such gain, if any, be greater than the Peak Buffer Midpoint (10%) and could be as low as 0%.

A Peak Buffer Segment Option will generally have a lower Cap Rate and/or Participation Rate than a Buffer Segment Option with the same Index, Segment Term and Buffer Rate, as Peak Buffer Segment Options generally expose us to more risk than Buffer Segment Options because, under Peak Buffer Segment Options, we may need to credit gain for negative Index performance.

Segment Lock-In Risk

If you exercise a Segment Lock-In, the Segment Credit you receive may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. Similarly, you may receive a negative Segment Credit due to exercising Segment Lock-In when, had you not exercised Segment Lock-In, you would have received a positive Segment Credit on the Segment End Date. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Peak Buffer Midpoint, Cap Rate, and Participation Rate (as applicable) will no longer be applied on the Segment End Date. In addition, the amount of the Equity Adjustment is unknown at the time the Segment Lock-In is exercised (as discussed immediately below).

At the time you exercise a Segment Lock-In, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, you will not know the locked-in Equity Adjustment in advance, although the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For additional information on how the Equity Adjustment is calculated, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Interim Value — Calculation of Equity Adjustment.

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If you have selected a Peak Buffer Segment Option for investment, before exercising Segment Lock-In or establishing Lock-In Thresholds, you should consider the fact that if a negative Index Change on the Segment End Date does not exceed the Buffer Rate, you will be credited gain (if the negative Index Change is less than the Buffer Rate) or no loss (if the negative Index Change equals the Buffer Rate). If you lock-in a negative Equity Adjustment, you are locking in the loss reflected in the Equity Adjustment in all cases.

We will not provide advice or notify you regarding whether you should exercise the Segment Lock-In features or the optimal time for doing so. We will not warn you if you exercise the Segment Lock-In features at a sub-optimal time. We are not responsible for any losses or foregone gains related to your decision whether or not to exercise the Segment Lock-In features.

Once a Segment Lock-In is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A Segment Lock-In may only be exercised once per Segment Term for each Index-Linked Segment Option.

For additional information, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Lock-In Feature.

Segment Option and Index Availability Risk

There is no guarantee that any particular Segment Option or Index will be available during the entire period that you own your Contract. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive.

Other considerations relating to this risk include:

•	In addition to the investment performance and risks of loss that already are part of your Contract, the returns you otherwise may have anticipated may not be available in situations where the Company reserves the right to discontinue an Index in the middle of a Segment Term. This is due in part to the fact that, if we substitute an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Segment Credit you earn during the Segment Term or the Segment Interim Values that you can lock-in under the Segment Lock-In feature.

•	We may replace an Index at any time during a Segment Term; however, we will notify you in writing at least 30 days prior to replacing an Index. If we replace an Index, this does not cause a change in the Cap Rate, Participation Rate, Floor Rate, Buffer Rate or Peak Buffer Midpoint, as applicable. You will have no right to reject the replacement of an Index, and you will not be permitted to Transfer Segment Interim Values until the end of the applicable Segment Term even if we replace the Index during such Segment Term. The new Index and the replaced Index (which you may have previously chosen) may not be similar with respect to their component securities or other instruments, although we will attempt to select a new Index that is similar to the old Index.

•	At the end of the Segment Term, you may Transfer your Segment Value to another Segment Option without charge. If you do not want to remain invested in the relevant Segment Option for the remainder of the Segment Term, your only option will be to withdraw or Annuitize the related Segment Interim Value, which may cause you to incur Surrender Charges, negative adjustments to certain values under your Contract, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

•	Changes to the Cap and Participation Rates, if any, occur at the beginning of the next Segment Term. We will provide written notice at least 15 calendar days prior to each Segment Start Date instructing you how to obtain the Cap and Participation Rates for the next Segment Term. Those Cap and Participation Rates will be made available to you at least 7 calendar days prior to the Segment Start Date. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re- invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period.

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•	The Participation Rates and Cap Rates for the new Segment Term will be publicly available on www.principal.com/individuals/invest- retire/annuities at least 7 calendar days prior to the Segment Start Date of the Segment Term. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•	If you do not like a new Cap or Participation Rate for a particular Segment Option, at the end of the current Segment Term, you may Transfer your Segment Value to another Segment Option without charge.

•	We may also add or remove an Index or Index-Linked Segment Option during the time that you own the Contract. We reserve the right to add and remove Index-Linked Segment Options as available investment options. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or is substantially similar to one that is currently offered. Such option will include an Index that is comparable to an Index currently offered under the Contract. If only one Index-Linked Segment Option is available, you will be limited to that Segment Option for investment.

•	If you do not want to invest in any investment option under the Contract, your only option will be to fully Surrender or Annuitize your Contract. Surrendering or Annuitizing your Contract may cause you to incur Surrender Charges, negative adjustments to certain values under the Contract, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

•	We will not substitute any Index until the new Index has received any necessary regulatory clearances. Any addition, substitution, or removal of an Index-Linked Segment Option or Index will be communicated to you in writing. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Segment Term. Adding or removing an Index does not cause a change in the Floor or Buffer Rates, as applicable. Any Index- Linked Segment Option based on the performance of the newly added Index may have a new Cap and Participation Rate. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•	You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.

For additional information, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS — Discontinuation or Substitution of an Index and 12. OPTIONS AT END OF SEGMENT TERM.

Variable Account Risks

This Contract is not intended for someone who wants to invest in the Variable Account or who wants a traditional variable annuity. You cannot instruct us to allocate your Premium Payment or Accumulated Value to the Variable Account. The sole purpose of the Variable Account is to serve as a default reallocation option at the end of a Segment Term in the absence of timely Contract owner instructions in Good Order. We reserve the right to remove or substitute the Underlying Fund for the Variable Account. We reserve the right to close the Variable Account and remove it from the Contract. There is no guarantee that the Contract will include the Variable Account or any other variable investment options.

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The Variable Account is subject to the risk of poor investment performance. The Variable Account’s performance depends on the performance of the Underlying Fund, which is an SEC-registered money market mutual fund. The Underlying Fund has its own investment risks. You are exposed to those investment risks when you have Accumulated Value in the Variable Account. We make no guarantee as to the value of the Variable Account. You bear all of the investment risk. There is no assurance that the Underlying Fund will meet its stated objective. The Variable Account may have negative returns, particularly after taking into account GLWB Fees deducted at the Contract level.

If you have Accumulated Value in the Variable Account, your ability to Transfer amounts from the Variable Account to the Segment Options is severely restricted. Accumulated Value in the Variable Account may be Transferred to the Segment Options only on a Segment Anniversary. Therefore, if any Accumulated Value is automatically Transferred to the Variable Account, you will have to wait one year before you can Transfer the Accumulated Value in the Variable Account to the Segment Options. On a Segment Anniversary, if you do not Transfer any Accumulated Value in the Variable Account to the Segment Options, you will have to wait another year for another Transfer opportunity.

If you have Accumulated Value in the Variable Account, we will provide at least fifteen (15) calendar days advance written notice of the Segment Options that will be available to you on the Segment Anniversary and where to obtain the Cap Rates, Participation Rates and annual interest rates for the new Segment Terms. Such rates will be made available to you at least seven (7) calendar days prior to the Segment Start Date and will be available at www.principal.com/individuals/invest-retire/annuities.

If you wish to Transfer Accumulated Value from the Variable Account to one or more Segment Options, and the Segment Anniversary is a Valuation Day, we must receive your Transfer request in Good Order before the end of that same Valuation Day. If the Segment Anniversary is not a Valuation Day, we must receive your Transfer request in Good Order before the end of the prior Valuation Day. If we do not receive a timely Transfer request in Good Order prior to the end of the applicable Valuation Day, the request will be rejected as not in Good Order and you will not be able to transfer Accumulated Value from the Variable Account until the next Segment Anniversary.

Risks Affecting Our Administration of Your Contract

Our operations and/or the activities and operations of our service providers and business partners are subject to certain risks that are beyond our control, including systems failures, cyber-attacks, and pandemics (and similar events). These risks are not unique to the Company and they could materially impact our ability to administer the Contract.

The Company is highly dependent upon its computer systems and those of its business partners. This makes the Company potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by the Company, and indirect risks, such as denial of service attacks on service provider websites and other operational disruptions that impede our ability to electronically interact with service providers. Operational disruptions and system failures also could occur based on other natural or man-made events, which could have similar impacts on your Contract. Although we make substantial efforts to protect our computer systems from these security risks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that we or our service providers will avoid losses affecting contracts such as the security incidents described above.

If your Contract is adversely affected as a result of the failure of our cyber-security controls, we will take reasonable steps to restore your Contract.

6.	OUR OBLIGATIONS AND HOW TO CONTACT US

Our obligations under the Contract (including the Index-Linked Segment Options, Fixed Segment Options, Secure Income Protector GLWB, death benefits, income payments and other benefits available under the Contract) are obligations of Principal Life Insurance Company and are subject to the Company’s financial strength and claims-paying ability. The Company is obligated to pay all amounts promised to investors under the Contracts.

The Company’s business address is 711 High Street, Des Moines, IA 50392.

Ways to contact Principal Life Insurance Company:

•	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

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•	Mailing your instructions to us at the below address:

Principal Life Insurance Company

Attn: RIS Annuity Services

P O Box 9382

Des Moines, Iowa 50306-9382

•	Faxing us at 1-866-894-2093

•	Visiting www.principal.com using your secure login.

•	Emailing us at annuityprocessing@principal.com

7.	INFORMATION ABOUT THE INDICES

[TO BE UPDATED BY AMENDMENT]

Index Volatility Generally

Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies. Foreign securities can be more volatile than domestic securities because of the risks relating to political, social, and economic developments abroad, as well as risks resulting from differences between the regulations and reporting standards and practices to which U.S. and foreign issuers are subject. To the extent foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates.

Information Specific to Each Index

S&P 500® Price Return Index (SPX)

The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 large cap stocks from leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index.

Russell 2000® Price Return Index (RTY)

The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing appropriately 10% of the total market capitalization of that Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

SG Smart Climate Index

The SG Smart Climate Index (Bloomberg Ticker: SGIXSMAC) is a rules-based index that aims to provide investment exposure to the performance of stocks of U.S. large-capitalization companies that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) exclusion filters. Climate risk generally refers to the risk of negative impacts on a company’s business or financial condition due to climate-related conditions around the globe or the transition to a lower carbon economy. The climate risk models used in connection with the Index seek to identify large U.S. companies that are more likely to perform well in future climate scenarios.

The Index is an “excess return” index. The Index’s return reflects the total return on an investment in the underlying component stocks (including reinvestment of all dividends, interest, and other income), less certain negative adjustments and deductions that reduce the performance of the Index.

The sponsor of the Index and the Underlying SGI Index (as defined below) is Société Générale. The index calculator is S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC). The climate risk models used in connection with the Index are produced by Entelligent, Inc. On January 12, 2022, Societe Generale, through an indirect wholly owned subsidiary, acquired a passive ownership interest and a board seat in Entelligent, Inc. Sustainalytics provides the data used to support the ESG exclusion filters. None of these companies are affiliated with Principal.

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See APPENDIX A for the additional Index disclosures.

8.	FEES AND CHARGES

Certain charges are deducted under the Contract. If the charge is not sufficient to cover our costs, we bear the loss. If the expense is more than our costs, the excess is profit to the Company. We expect a profit from all the fees and charges listed below, except Premium Tax.

Deferred Sales Load (“Surrender Charge”)

No sales charge is collected or deducted when the Premium Payment is applied under the Contract. A Surrender Charge is assessed on certain full or partial withdrawals. The Surrender Charge is calculated as follows:

1.	Apply the Bond Adjustment against the Withdrawal amount requested, after subtracting the Free Surrender Amount (the Bond Adjustment could be positive, negative or zero); then

2.	Multiply the Surrender Charge percentage by the amount from step 1, after subtracting the Free Surrender Amount.

The Surrender Charge is then deducted from the requested Withdrawal amount after the Bond Adjustment. See the Surrender Charge Example below for more details.

A Surrender Charge does not apply to Annuitizations, death benefits, or withdrawals of the Free Surrender Amount. Under the GLWB, because the Free Surrender Amount for a Contract Year will be no less than your Secure Income Benefit Payment, Secure Income Withdrawals will not be subject to a Surrender Charge or a Bond Adjustment. Please note that all withdrawals and partial Annuitizations count against your Secure Income Benefit Payment for a Contract Year. See “Free Surrender Amount” below.

If you specify the percentages to be withdrawn from each Segment Option as part of a partial withdrawal request, those allocation percentages will also apply to the Surrender Charges. If you do not provide us with specific percentages, the charge is deducted in the same proportion as the Accumulated Value in the Segment Options.

The amounts we receive from the Surrender Charge are used to cover some of the expenses of the sale of the Contract (primarily commissions, as well as other promotional or distribution expenses). If the Surrender Charge collected is not enough to cover the actual costs of distribution, the costs are paid from the Company’s general account assets instead of charging you any additional amount.

The maximum Surrender Charge is 8% of the amount withdrawn, declining down to 0% after the sixth Contract Anniversary as follows:

SURRENDER CHARGE TABLE

Contract Year	Surrender Charge
1	8.00%
2	8.00%
3	7.00%
4	6.00%
5	5.00%
6	4.00%
7+	0.00%

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Surrender Charge Example

The following example shows how the Surrender Charge is calculated and impacts values. For purposes of this example, the following assumptions were used:

•	Premium Payment = $100,000.00

•	Crediting Base = $100,000.00 (which is the same as the Premium Payment amount because there have been no prior Surrenders)

•	Equity Adjustment percentage = 0% (which assumes there is no adjustment for Index performance up to the partial Withdrawal)

•	The Equity Adjustment percentage is set to 0% to simplify the example and make the Surrender Charge the focus of the example

•	Equity Adjustment amount = $0.00

•	The example assumes the Equity Adjustment is 0% and that there have been no prior Surrenders or Segment Credits that could affect the Crediting Base differently than the Accumulated Value. For this reason, the Accumulated Value prior to the withdrawal equals the Crediting Base in this example.

•	Partial withdrawal occurs during first Contract Year

Crediting Base	$100,000.00
Accumulated Value prior to withdrawal	$100,000.00
Free Surrender Amount	$10,000.00	(1)
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$20,000.00	(2)
Bond Adjustment Percentage	-2.50%
Bond Adjustment Amount	$-250.00	(3)
Withdrawal Amount after Bond Adjustment	$19,750.00	(4)
Surrender Charge Percentage	8.00%
Surrender Charge	$780.00	(5)
Withdrawal Amount after Surrender Charge (excluding any tax withholding)	$18,970.00	(6)
Accumulated Value after Withdrawal	$80,000.00	(7)

(1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.

(2)	Under the simplified assumptions noted above, since the Crediting Base equals the Accumulated Value prior to the withdrawal, the portion of the Crediting Base surrendered is equal to the Withdrawal Amount. The portion of the Crediting Base surrendered would not be equal to the Withdrawal Amount if the Crediting Base did not equal the Accumulated Value prior to withdrawal. For other examples see 11. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base Examples.

(3)	The Bond Adjustment amount is negative $250.00. For this example, we assumed the Bond Adjustment percentage was negative 2.50%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base surrendered ($20,000.00), less the Free Surrender Amount ($10,000.00), times the Bond Adjustment percentage (negative 2.50%).

(4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($250.00), which is $19,750.00.

(5)	The Surrender Charge amount is $780.00. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,750.00) and multiplying the difference by the Surrender Charge percentage (8.00%).

(6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($250.00) minus the Surrender Charge ($780.00), which is $20,000.00 - $250.00 - $780.00 = $18,970.00.

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(7)	The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($20,000.00), which is $100,000.00 - $20,000.00 = $80,000.00.

Free Surrender Amount

There is a Free Surrender Amount available each Contract Year. Subject to the limitations set forth below, you will not incur a Surrender Charge or Bond Adjustment for any Withdrawals less than or equal to the Free Surrender Amount. Withdrawals of the Free Surrender Amount may be subject to Equity Adjustments and taxes and tax penalties, however.

The Free Surrender Amount for a Contract Year is the greater of:

(1)            10% of the Premium Payment;

(2)            the Secure Income Benefit Payment for that Contract Year; and

(3)            any amount distributed as a result of the Required Minimum Distribution (“RMD”) of the then current Federal Income Tax Regulation for this Contract.

Your Free Surrender Amount remaining for a Contract Year is decreased by all partial Withdrawals and partial Annuitizations since the last Contract Anniversary (or since the Contract Date for the first Contract Year).

Withdrawals in excess of the Free Surrender Amount may be subject to Surrender Charges and Bond Adjustments, as well as Equity Adjustments and taxes and tax penalties. All Annuitizations may be subject to Bond Adjustments (whether or not you have Free Surrender Amount remaining), and may also be subject to Equity Adjustments.

Any Free Surrender Amount not taken in a Contract Year is not added to the amount available under the Free Surrender Amount for any following Contract Year(s).

When Surrender Charges Do Not Apply

The Surrender Charge does not apply to:

•	amounts applied under an annuity benefit payment option; or

•	a Withdrawal amount up to the Free Surrender Amount; or

•	payment of any death benefit; or

•	a Secure Income Withdrawal under the GLWB; or

•	amounts distributed to satisfy the RMD, provided that the amount withdrawn does not exceed the minimum distribution amount that would have been calculated based on the value of this Contract alone; or

•	an amount transferred from a Contract used to fund an IRA to another annuity contract issued by the Company to fund an IRA of the participant’s spouse when the distribution is made pursuant to a divorce decree.

Free Surrender Amount Example

The following example shows you how the free surrender feature works.

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For purposes of the example, the following assumptions were used:

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	0.00%
Equity Adjustment Amount	$0.00
Accumulated Value prior to withdrawal	$100,000.00

Based on the above assumptions, the below numbers are calculated as described in the footnotes below the table.

Free Surrender Amount	$10,000.00	(1)
Withdrawal Amount	$10,000.00
Portion of Crediting Base Surrendered	$10,000.00	(2)
Bond Adjustment Percentage	N/A	(3)
Bond Adjustment Amount	N/A	(3)
Withdrawal Amount after Bond Adjustment	$10,000.00	(4)
Surrender Charge Percentage	8.00%
Surrender Charge	$0.00	(5)
Withdrawal Amount after Surrender Charges	$10,000.00	(6)
Accumulated Value after Withdrawal	$90,000.00	(7)

(1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.

(2)	For purposes of providing a simplified example, the portion of the Crediting Base Surrendered is equal to the Withdrawal Amount. For other examples see 11. INDEX-LINKED SEGMENT OPTION MECHANICS – Negative Adjustments to Crediting Base Examples.

(3)	The Bond Adjustment is not applicable because the Withdrawal amount did not exceed the Free Surrender Amount. Amounts withdrawn up to the Free Surrender Amount are not subject to a Bond Adjustment.

(4)	The Withdrawal Amount is $10,000 because there was no Bond Adjustment.

(5)	The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.

(6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($10,000.00) minus the Surrender Charge ($0.00), which is $10,000.00 – $0.00 = $10,000.00.

(7)	The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($10,000.00), which is $100,000.00 – $10,000.00 = $90,000.00.

Waiver of Surrender Charge Rider

This rider is automatically added to the Contract at issue (subject to state approval and state variations may apply). There is no charge for this benefit.

This rider waives the Surrender Charge on withdrawals made after the first Contract Anniversary if the Owner or Annuitant has a critical need. The Segment Interim Value calculations, Bond Adjustments and negative adjustments to Crediting Base discussed in other sections of the prospectus (including Equity Adjustments) will still apply to amounts deducted under this waiver.

A critical need is limited to confinement to a health care facility, terminal illness diagnosis, or total and permanent disability. The benefits are available for a critical need if the following conditions are met:

•	the Owner or Annuitant has a critical need; and

•	the critical need did not exist before the Contract Date.

For purposes of this rider, the following definitions apply:

•	health care facility — a licensed hospital or inpatient nursing facility providing daily medical treatment and keeping daily medical records for each patient (not primarily providing just residency or retirement care). This does not include a facility owned or operated by the Owner, Annuitant or a member of their immediate family. If the critical need is confinement to a health care facility, the confinement must continue for at least 60 consecutive days after the Contract Date and the Surrender must occur within 90 days of the confinement’s end. Notice must be provided within 90 days after confinement ends.

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•	terminal illness — sickness or injury that results in the Owner’s or Annuitant’s life expectancy being 12 months or less from the date notice to receive a distribution from the Contract is received by the Company.

•	total and permanent disability — the Owner or Annuitant is unable to engage in any occupation for pay or profit due to sickness or injury.

GLWB Fees

When issued, the Contract will automatically include the Secure Income Protector (GLWB), a guaranteed lifetime withdrawal benefit. You may not terminate the GLWB prior to your 6th Contract Anniversary. If you terminate the GLWB, you will no longer be subject to this fee in future Contract Years.

The maximum annual charge for the GLWB is 1.50%, as a percentage of the Secure Income Benefit Base. The charge is deducted on a quarterly basis.

The current GLWB Fee for new Contracts is stated in the Rate Sheet Supplement. We reserve the right to increase the GLWB Fee for existing Contracts up to the maximum.

The GLWB Fee applies regardless of how your Accumulated Value is allocated among the Segment Options and the Variable Account. The GLWB Fee is deducted from your Segment Options and the Variable Account in the same proportion as your Accumulated Value is allocated among the Segment Options and the Variable Account.

If the portion of the GLWB Fee applied to the Fixed Segment Option would exceed the difference between the Accumulated Value in the Fixed Segment Option and the minimum nonforfeiture amount as required by the Standard Nonforfeiture Amount for Individual Deferred Annuities, such excess will instead be deducted in the same proportion as your Accumulated Value is allocated among the other Segment Options and the Variable Account.

For the Index-Linked Segment Options, the charge is reflected in Segment Interim Value because the Crediting Base will reduce by the same proportion the GLWB Fee reduces the Accumulated Value. The charge is applied against and deducted quarterly from the Accumulated Value prior to other Contract activity (e.g., Surrender, Segment Credits) on a particular day. If you exercise a Segment Lock-In, this charge continues to be applied against and deducted from the Accumulated Value.

[For example, if your Secure Income Benefit Base is $100,000.00 on the last day of a calendar quarter, the quarterly charge deducted from your Accumulated Value for the rider would be $375.00 ($100,000.00 * 1.50% / 4).] In this example the Bond Adjustment would not apply because there is not a Surrender occurring.

The GLWB Fee is intended to reimburse us for the cost of, and the risks we assume in, providing the guaranteed lifetime withdrawal benefit. If GLWB Fees collected are not enough to cover our costs under the GLWB, the costs are paid from the Company’s general account instead of charging you any additional amount.

For more information on the GLWB, please see 16. SECURE INCOME PROTECTOR GLWB.

Maximum Potential Loss Due to Equity or Bond Adjustment

Equity Adjustment

Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:

•	you take any Withdrawal (including a full Withdrawal, partial Withdrawal, GLWB Withdrawal (Secure Income Withdrawal or Excess Withdrawal), Withdrawal of the Free Surrender Amount, RMD Withdrawal, scheduled Withdrawal or unscheduled Withdrawal),

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•	you exercise the Lock-In feature,

•	you Annuitize the Contract,

•	the Contract’s death benefit is paid, or

•	a fee or charge is deducted from that Index-Linked Segment Option.

The Segment Interim Value will reflect an Equity Adjustment. An Equity Adjustment may be positive, negative or equal to zero. A negative Equity Adjustment will result in loss and could result in a loss beyond the downside protection for the Index-Linked Segment Option. In extreme circumstances, for any Index-Linked Segment Option, the total loss due to an Equity Adjustment could be 100% (i.e., a complete loss of your principal and/or any prior earnings).

Bond Adjustment

On any day during the accumulation period (including a Segment End Date), a Bond Adjustment will apply if any of the following transactions occurs:

•	you take a Withdrawal in excess of the Free Surrender Amount (including a full Withdrawal, partial Withdrawal, Excess Withdrawal, scheduled Withdrawal or unscheduled Withdrawal),

•	you Annuitize the Contract, or

•	the Contract’s death benefit is paid.

A Bond Adjustment may be positive, negative or equal to zero. A negative Bond Adjustment will result in loss. For the Index-Linked Segment Options, there is no limit on the potential loss. In extreme circumstances, you could lose up to 100% of the amount Surrendered.

Withdrawals of the Free Surrender Amount, including Secure Income Withdrawals under the GLWB, will not be subject to Bond Adjustments. See “Free Surrender Amount” above.

The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount under state law.

Underlying Fund Charges

Charges deducted from and expenses paid out of the assets of the Underlying Fund are described in the prospectus for the Underlying Fund.

Premium Taxes

We do not currently assess premium taxes for any Contract at issue. We reserve the right to deduct an amount to cover any premium taxes imposed by states or other jurisdictions. If we elect to begin deducting any premium taxes, we will provide you with 30 days advance written notice. Any deduction is made from either the Premium Payment when we receive it, or the Accumulated Value when you request a withdrawal (full or partial) or you request application of the Accumulated Value (full or partial) to an annuity benefit payment option. Premium taxes generally range from 0% in most states to as high as 3.50%.

9.	PURCHASING THE CONTRACT

How to Buy a Contract

If you want to buy a Contract, you must submit an application and make a Premium Payment. If the application is complete, received in Good Order and meets all other regulatory and Company requirements, the Contract is issued after we receive the Premium Payment. We reserve the right to reject a Premium Payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Premium Payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the date of Contract issuance.

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The date the Contract is issued is the Contract Date. The Contract Date is the date used to determine Contract Years, regardless of when the Contract is delivered.

Issue Ages

The Contract may be purchased by individuals ages 45 to 80 on the date that the Contract application is signed. If the Contract has Joint Owners, each Owner must be age 45 to 80 on the date that the Contract application is signed.

Premium Payment

•	The Premium Payment for a Contract may not be less than $20,000 without our prior approval.

•	The Premium Payment is subject to a Surrender Charge period that begins upon issuance of the Contract.

•	The Premium Payment is to be made by personal or financial institution check (for example, a cashier’s check). We reserve the right to refuse a Premium Payment that we feel presents a fraud or money laundering risk. Examples of the types of Premium Payments we will not accept are cash, money orders, starter checks, travelers checks, credit card checks, and foreign checks.

•	The Premium Payment for a Contract may not be greater than $2,000,000 (maximum premium limit) without our prior approval. For further information, please call 1-800-852-4450.

•	We reserve the right to treat all of your and/or your spouse’s Principal index-linked deferred annuity contracts as one contract for purposes of determining whether you have exceeded the maximum premium limit (without Home Office approval).

•	This Contract is a single premium index-linked deferred annuity. After the Premium Payment is added to the Contract at Contract issuance, no additional Premium Payments will be accepted.

Initial Holding Account

Beginning on the Contract Date, your Premium Payment will be held in the Initial Holding Account for no longer than twenty-one (21) calendar days. If we exercise the right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, your Premium Payment could be held in the Initial Holding Account up to forty-five (45) additional days. In that situation, the Premium Payment could be held in the Initial Holding Account up to a total of sixty-six (66) days. Interest will be credited on the amount held in the Initial Holding Account at a fixed rate determined at Contract issue. The Guaranteed Minimum Interest Rate for the Initial Holding Account will be 0.05%. The Initial Holding Account is only used when the Contract is initially purchased. Once money transfers out of the Initial Holding Account on the initial Segment Start Date, the Initial Holding Account is no longer available.

The Segment Start Dates will be the 9th and the 23rd of each month. On the next Segment Start Date, the total amount in the Initial Holding Account will be transferred to the Segment Option(s) as described immediately below so long as we receive the Premium Payment at least two Valuation Days prior to the Segment Start Date. If the Premium Payment is not received at least two Valuation Days prior to a Segment Start Date, the Premium Payment will remain in the Initial Holding Account until the following Segment Start Date. For example, if we receive your application in Good Order and your Premium Payment on the 8th of the month, your Segment Start Date will be the 23rd of that month because your application and Premium Payment were not received two or more Valuation Days prior to the 9th. In that situation the Premium Payment would remain in the Initial Holding Account until the 23rd of that month.

Allocation to the Segment Options

•	On your application, you direct how the amount transferred out of the Initial Holding Account will be allocated to the Segment Option(s).

•	A complete list of the Segment Options and available Segment Terms may be found in 3. OVERVIEW OF THE CONTRACT – Contract Features or 11. INDEX-LINKED SEGMENT OPTION MECHANICS – General Information.

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•	If the Fixed Segment Option is available, the maximum You can allocate to the Fixed Segment Option is 50%.

•	Allocations must be in percentages.

•	Percentages must be in whole numbers and total 100%.

•	Once an amount is allocated to a particular Segment Option, the amount cannot be transferred until the end of the Segment Term for that particular Segment Option.

•	You cannot instruct us to allocate Premium Payment or Accumulated Value to the Variable Account.

Contract Owner Rights

During the accumulation period, you have all rights to the benefits under the Contract. The Annuitant and any Joint Annuitant (if not the Owner or Joint Owner, respectively) do not have any rights to the Contract. All of your rights of ownership cease upon your death. At that point the death benefit will become payable according to your benefit instructions.

During the Annuitization period you are still the only person with material rights to the Contract. For more details on the Annuitization period, see 19. ANNUITIZATION. After the death of the Owner the primary beneficiary(ies) have the rights to the death benefit, if any.

If your Contract is part of a qualified plan, IRA, SEP, or SIMPLE-IRA, you may not change either the Owner or the Annuitant.

You may change the Owner and/or Annuitant of your Non-qualified Contract at any time. Your request must be in writing and approved by us. After approval, the change is effective as of the date you signed the request for change.

If an Annuitant who is not an Owner dies while the Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust or other entity.

While this Contract is in force, you have the right to name or change a beneficiary. This may be done as part of the application process or by sending us a written request. Unless you have named an irrevocable beneficiary, you may change your beneficiary designation by sending us Notice.

Right to Examine the Contract (Free Look)

It is important to us that you are satisfied with the purchase of your Contract. Under state law, you have the right to return the Contract for any reason during the examination offer period (a “free look period”). The free look period is the later of 15 days after the Contract is delivered to you, or such later date as specified by applicable state law. For a state-by-state description of material variations of this Contract, see APPENDIX D.

Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:

•	In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.

•	In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted, and minus any applicable federal and state income tax withholding. For these states, the risk to you is that you may receive less money upon the exercise of your free look rights than you paid into the Contract in Premium Payment. This risk exists because your Contract Accumulated Value can decrease during the free look period.

•	In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

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The Contract Accumulated Value would be subject to the Segment Interim Value calculation (which includes an Equity Adjustment) if your Premium Payment is allocated to a Segment Option. If you receive the Contract Accumulated Value, you assume the risk of any drop in Segment Interim Value on Premium Payment allocated to the Index-Linked Segment Options. If your Contract is issued in a state that requires a refund of your Premium Payment upon cancellation of your Contract during the free look period, you will not receive any interest earned while in the Initial Holding Account.

Although we currently allocate to the Segment Options prior to the end of the free look period (after holding the money in the Initial Holding Account), during times of economic uncertainty and with prior notice to you, we may exercise our right to keep the Premium Payment in the Initial Holding Account during the entire free look period, which varies by state and whether your Contract is a replacement or not. The maximum duration of the free look period is 45 days in replacement scenarios (e.g., replacing an existing life insurance policy or annuity) in certain states, subject to changes in state law. If we exercise this right, the Premium Payment could be held in the Initial Holding Account up to a total of sixty-six (66) days. See APPENDIX D for state variations.

If your Premium Payment remains in the Initial Holding Account for the entire free look period and you don’t cancel the Contract during that time, after the free look period ends your Accumulated Value will be allocated to the Segment Options you select on the next Segment Start Date.

The amount of your refund and the length of the free look period may depend on whether your Contract is a replacement of another insurance or annuity contract. Generally, for Contracts issued as a replacement, this period is 30 days. If your Contract is an IRA or Roth IRA and you cancel within the first 7 days, you will receive the greater of:

•	The Premium Payment made, plus any prior earnings; or

•	Your Accumulated Value, plus any premium tax charge deducted, less any applicable federal and state income tax withholding and, depending on the state in which the Contract was issued, any applicable fees and charges.

After the first 7 days, your state’s law will determine the amount you will receive (as described earlier in this provision).

To exercise your free look, you must send the Contract and a written request to us postmarked before the close of business on the last day of the free look period. If you properly exercise your free look, we will cancel the Contract.

You may obtain more specific information regarding the free look from your registered representative or by calling us at 1-800-852-4450.

Distribution of the Contract

Principal Securities, Inc. (the “principal underwriter”) serves as principal underwriter for the contracts. We have entered into an underwriting agreement with the principal underwriter that covers distribution of the contracts. The principal underwriter is registered as a broker-dealer with the SEC under the 1934 Act, and with the securities commissions in the states in which it operates and is a member of the Financial Industry Regulatory Authority (“FINRA”). The principal underwriter is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about the principal underwriter as well as your broker-dealer and their respective financial professional. Principal underwriter will use its best efforts to perform its distribution services, but is not required to sell any number or dollar amount of Contracts.

With the exception of New York, the Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. We may stop offering the contracts at any time.

The principal underwriter may perform various administrative services on our behalf. We may fund certain of the principal underwriter’s operating and other expenses, including overhead, legal and accounting fees, training, compensation and other expenses associated with the contracts. Financial professionals associated with the principal underwriter and their managers are also eligible for various benefits.

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We offer the contracts on a continuous basis. Contracts are sold only by licensed financial professionals in those states where the Contracts may be lawfully sold. The principal underwriter and the Company enter into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the contracts through those firms and their financial professionals. The financial professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.

The Company and/or the principal underwriter pay compensation to broker-dealers, financial institutions, and other parties (“Financial Intermediaries”) for the sale of contracts according to schedules in the selling agreements and other agreements reached between the Company, the principal underwriter and the Financial Intermediaries. Such compensation generally consists of commissions on premiums paid on the Contract.

The Company and/or the principal underwriter may receive compensation from the Underlying Fund, its adviser(s), or their affiliates for distribution-related services. See 20. ADDITIONAL INFORMATION ABOUT THE VARIABLE ACCOUNT – Conflicts of Interest Related to the Underlying Fund.

The amount and timing of upfront commissions paid to selling broker-dealers may vary depending on the selling agreements and the contract sold but will not be more than 6.5% of the Premium Payment. Some selling broker-dealers may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission for as long as the Contract remains in effect or as agreed in the selling agreement. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

The financial professionals who solicit sales of the contracts typically receive a portion of the compensation paid to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the financial professional. The financial professionals may also be eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise, priority operations support, preferred programs, and other similar items. Sales of the contracts may help financial professionals qualify for such benefits.

Some investment professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your existing contract if you determine, after comparing the features, fees and risks of both contracts, and any fees or penalties to terminate the existing contract, that it is preferable for you to purchase the new contract rather than continue to own your existing contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

10.	FIXED SEGMENT OPTION MECHANICS

There is only one Fixed Segment Option for this Contract. This Fixed Segment Option has a one-year Segment Term.

Amounts allocated to a Fixed Segment Option earn interest at the applicable annual interest rate for the Segment Term. The annual interest rate declared at the beginning of the Segment Term is guaranteed until the Segment End Date. Interest will be credited on a daily basis during the Segment Term. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].

If you allocate Accumulated Value to the Fixed Segment Option, the Fixed Segment Value at any time will be equal to the Accumulated Value allocated to the Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.

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For the initial Segment Term, the annual interest rates for the Fixed Segment Options will be listed on your Data Page. We may declare different interest rates for subsequent Segment Terms. At least fifteen (15) days prior to the end of any Segment Term, we will provide notice of where to find the annual interest rates for the Fixed Segment Options that will be available for investment. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least 7 calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities.

We determine the annual interest rates for the Fixed Segment Options at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.

The maximum You can allocate to the Fixed Segment Option is 50%. Also, Transfers to the Fixed Segment Option are subject to additional limits. At the end of a Segment Term, Transfers to the Fixed Segment Option cannot result in the Fixed Segment Option Accumulated Value being greater than 50% of the Contract Accumulated Value and the Secure Income Benefit Payment on the Segment End Date, if the GLWB is in effect. This restriction will only be applicable if the Fixed Segment Option is involved in Your Transfer request.

The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount. The minimum nonforfeiture amount equals eighty-seven and a half percent (87.5%) of any allocation to the Fixed Segment Option, plus interest credited daily at the nonforfeiture interest rate, less any partial withdrawals and transfers out of the Fixed Segment Option. The nonforfeiture interest rate used to calculate the minimum nonforfeiture amount is determined by us at issue according to the Standard Nonforfeiture Law for Individual Deferred Annuities.

For the amount allocated to the Fixed Segment Option, you will receive the greater of the following upon any Surrender:

•	Surrender Value; and

•	Nonforfeiture amount as required by the Standard Nonforfeiture Law for Individual Deferred Annuities.

We reserve the right to add and remove Fixed Segment Options as available investment options. There is no guarantee that any Fixed Segment Option will always be available for investment in the future. If we remove a Fixed Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in a Fixed Segment Option that has been removed, you may remain in that Segment Option until the end of the Fixed Segment Term.

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11.	INDEX-LINKED SEGMENT OPTION MECHANICS

General Information

This single premium index-linked deferred annuity offers several Segment Options in which to allocate, including some Index-Linked Segment Options that provide a buffer and some that provide a floor, and a Fixed Segment Option that provides a fixed interest rate. An Index-Linked Segment Option tracks performance of a linked Index. There are three Indices from which to choose and on which the returns/ performance are based. The available Index-Linked Segment Options for this Contract are shown in the table below.

Segment Options Available[1]			Segment Terms Available (Limits on Downside Loss)
Crediting Method	Indices	Limits on Upside	1-Year Segment Term	2-Year Segment Term	6-Year Segment Term
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate[2]	10% Buffer 20% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer 20% Buffer
Point-to-Point	Russell 2000 (Price Return Index; RTY)	Participation Rate & Cap Rate[2]	10% Buffer	N/A	10% Buffer
Point-to-Point	SG Smart Climate Index (SGIXSMAC)	Participation Rate & Cap Rate[2]	N/A	N/A	10% Buffer
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate[2]	20% Buffer (Peak Buffer, with 10% Peak Buffer Midpoint)	N/A	20% Buffer (Peak Buffer, with 10% Peak Buffer Midpoint)
Fixed	Fixed Segment	Fixed Rate	Guaranteed Minimum Interest Rate	N/A	N/A

1 The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional.

2 If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

The Index-Linked Segment Options provide a Participation Rate and Cap Rate that may limit upside gains. The initial Cap Rate(s) and Participation Rate(s) are determined when you purchase your Contract and are reset on segment renewals. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term. For additional information on Cap and Participation Rates, see Segment Credits on Segment End Date within this section. At the end of a Segment Term, you may choose to reject the new Participation Rate and Cap Rate by Transferring to another available Segment Option by providing us Notice at least two Valuation Days prior to the end of the Segment Term. For additional information, see 12. OPTIONS AT END OF SEGMENT TERM.

You may select from the available Segment Terms, which are currently 1-year, 2-year and 6-year Segment Terms. The minimum amount you can allocate to any single Segment Option is $1,000.00. Other than a maximum Premium Payment at the Contract level, there is no maximum amount that can be allocated to a Segment Option.

Index-Linked Segment Options are Buffer Segment Options, Peak Buffer Segment Options, and Floor Segment Options. These investment options receive Segment Credits based on the performance of a linked Index and applying a Buffer Rate, Peak Buffer Midpoint, Floor Rate, Cap Rate and Participation Rate, as applicable. Segment Terms range from one to six years and are linked to one of the following Indices: S&P 500® Price Return Index (SPX); Russell 2000® Price Return Index (RTY); and SG Smart Climate Index (SGIXSMAC).

Segment Credits on Segment End Date

Crediting Methods

For each Index-Linked Segment Option, its Segment Term is not only the potential duration of your investment in that Segment Option, but also the length of time that the Segment Option is linked to the performance of its Index.

The Index-Linked Segment Options are linked to the performance of their Indices based on the point- to-point crediting method. Under this approach, the amounts you allocate to one or more Segment Options that are linked to certain Indices will change in values during defined periods of time (i.e., the Segment Term). In other words, a specific Index’s performance rate, whether positive or negative, is generally measured on a point-to-point basis from the Index’s value on the first day of the Segment Term to the Index’s value on the last day of the Segment Term. The Index performance from the Segment Start Date to the Segment End Date is the percentage change in the value of the applicable Index between those dates.

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Certain of the following rates will apply to the Index-Linked Segment Options that are currently offered under the Contract:

•	Cap Rate — When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate. The Cap Rate represents the total limit on upside performance on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Cap Rate would be lower if measured on an annual basis. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•	Participation Rate — When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate (subject to any Cap Rate that may apply). Please see the bullet point immediately above for information on how the Participation Rate and Cap Rate operate together.

•	Buffer Rate — When negative performance is subject to a Buffer Rate, we will absorb any loss up to the maximum Buffer Rate. Any negative Index Value change in excess of the Buffer Rate will be your responsibility. The Buffer Rate represents the maximum negative performance the Company will absorb on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Buffer Rate would be lower if measured on an annual basis.

•	Peak Buffer — If you select a Peak Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. In this regard, a Peak Buffer Segment Option provides the same type of limited downside protection as a Buffer Segment Option. See “Buffer Rate” above. However, a Peak Buffer Segment Option differs from a Buffer Segment Option insofar as your investment in a Peak Buffer Segment Option may be credited gain when there is a negative Index Change at the end of the Segment Term, provided that the negative Index Change does not exceed the Buffer Rate. At the end of a Segment Term:

o	If the negative Index Change does not exceed the Peak Buffer Midpoint, your investment will be credited gain equal to the opposite of the negative Index Change.

o	If the negative Index Change exceeds the Peak Buffer Midpoint but not the Buffer Rate, your investment will be credited gain equal to the Buffer Rate less the negative Index Change.

o	If the negative Index Change equals the Buffer Rate, your Segment Credit will be 0% (i.e., no gain or loss).

o	If the negative Index Change exceeds the Buffer Rate, we will apply a loss equal to the negative Index Change in excess of the Buffer Rate.

Currently, we offer two Peak Buffer Segment Options. Each has a 20% Buffer Rate and 10% Peak Buffer Midpoint. For any other Peak Buffer Segment Option that we may offer in the future, the Peak Buffer Midpoint will be the Buffer Rate divided by 2.

•	Floor Rate — When negative performance is subject to a Floor Rate, we will absorb any loss in excess of the Floor Rate. Any negative Index Value change less than the Floor Rate will be your responsibility. The Floor Rate represents the maximum negative performance for which you will be responsible on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Floor Rate would provide less protection if measured on an annual basis.

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Crediting Method Examples

For each scenario below, assume a 1-year Segment Term on a Floor Segment Option with a 0% Floor Rate, a 5% Cap Rate, and a 75% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	125	25%	5%
2	100	105	5%	3.75%
3	100	100	0%	0%
4	100	95	-5%	0%
5	100	85	-15%	0%

For each scenario below, assume a 1-year Segment Term on a Floor Segment Option with a 10% Floor Rate, a 15% Cap Rate, and a 100% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	125	25%	15%
2	100	105	5%	5%
3	100	100	0%	0%
4	100	95	-5%	-5%
5	100	85	-15%	-10%

For each scenario below, assume a 6-year Segment Term on a Buffer Segment Option with a 10% Buffer Rate, no declared Cap Rate, and a 110% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	200	100%	110%
2	100	125	25%	27.5%
3	100	100	0%	0%
4	100	95	-5%	0%
5	100	75	-25%	-15%

For each scenario below, assume a 1-year Segment Term on a Peak Buffer Segment Option with a 20% Buffer Rate, a 10% Peak Buffer Midpoint, 5% Cap Rate, and a 100% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	125	25%	5%
2	100	102	2%	2%
3	100	100	0%	0%
4	100	95	-5%	5%
5	100	90	-10%	10%
6	100	88	-12%	8%
7	100	75	25%	-5%

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For each scenario below, assume a 6-year Segment Term on a Peak Buffer Segment Option with a 20% Buffer Rate, a 10% Peak Buffer Midpoint, no declared Cap Rate, and a 100% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	200	100%	100%
2	100	125	25%	25%
3	100	100	0%	0%
4	100	95	-5%	5%
5	100	88	-12%	8%
6	100	75	-25%	-5%

Because we only calculate Segment Credits on the Segment End Date, the Segment Credit typically does not reflect the highest or lowest Index Value that occurred during the Segment Term. The Index Change is subject to further adjustment(s) in arriving at a Segment Credit for the Segment Option. The adjustment(s) are based on any Cap Rate, Participation Rate, Buffer Rate, Peak Buffer Midpoint or Floor Rate that may apply.

Segment Interim Value

Segment Interim Values only apply on dates other than the Segment Start Date and Segment End Date.

Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:

•	you take a full or partial withdrawal,

•	you exercise the Lock-In feature,

•	you Annuitize the Contract,

•	the Contract’s death benefit is paid, or

•	a fee or charge is deducted from that Index-Linked Segment Option.

The Equity Adjustment applies to all the above transactions and could result in a loss beyond the downside protection for the Index-Linked Segment Option. The Bond Adjustment only applies to full or partial withdrawals, Annuitization, and death benefits and could also result in a loss beyond the downside protection for the Index-Linked Segment Options. In extreme circumstances, for any Index-Linked Segment Option, the total loss could be 100% (i.e., a complete loss of your principal and/or any prior earnings).

The Segment Interim Value is the Crediting Base adjusted for the Equity Adjustment for each Index- Linked Segment Option. The Crediting Base is the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender or deduction of charges or fees from that Segment Option prior to the Segment End Date. The calculation for the Segment Interim Value is:

Segment Crediting Base * (1 + Equity Adjustment percentage)

Generally, the Segment Interim Value will tend to reflect less gain and more loss (as applicable) than would apply at the end of a Segment Term. This means that you might not receive the full protection of a Buffer or Floor Rate reflected in your Segment Interim Value. The Segment Interim Value may result in a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the Current Index Value is less than the Beginning Index Value.

Note: even for a Segment Option that offers a 0% Floor, please be aware the Segment Interim Value could be negative due to the Equity Adjustment calculation. As a result, any Surrender prior to the Segment End Date could result in loss of principal and/or prior earnings.

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Calculation of Equity Adjustment

The Equity Adjustment is intended to be close to the change in the market value of derivative instruments that hedge risks associated with our obligation to apply Segment Credits to the Index-Linked Segment Options. The Equity Adjustment accounts for changes in the then current estimate of the Company’s obligations to provide the promised performance at the end of the Segment Term. The adjustment takes into account the applicable Buffer Rate, Floor Rate, Cap Rate, and Participation Rate through the use of the Black-Scholes pricing model to track the market value of the hypothetical derivative instruments on days other than the Segment End Date. The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. It does not apply to either the Initial Holding Account or the Fixed Segment Option. On the Segment Start Date and Segment End Date, the Equity Adjustment is 0%.

See APPENDIX B for more details on the calculation of the Equity Adjustment.

Negative Adjustments to Crediting Base

Crediting Base

The Crediting Base is a reference value that includes the amount initially allocated to the Segment Option adjusted by any transactions. Transactions that could affect the Crediting Base include but are not limited to Surrenders, death benefits, Transfers and Segment Credits. The Crediting Base itself is not an indication of how much is available before the end of a Segment Term. Please note that the Crediting Base is not the same as the Segment Interim Value. On the initial Segment Start Date, the Crediting Base for any Segment Option is the amount from the Initial Holding Account that gets allocated to the specific Segment Option. On any other date, the Crediting Base for any Segment Option is the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender, deduction of charges or fees, or an adjustment for any Segment Credits and Transfers.

The calculation for the Crediting Base is as follows:

Cred BasePrev — Seg Fee + Seg Credit + TransfersIn — TransfersOut — Surrenders

Where:

•	Cred BasePrev	is the Segment Crediting Base on the previous day

•	Seg Fee	is the Segment Fee amount applied to the Segment Option on this date

•	Seg Credit	is the amount of Segment Credits credited to the Segment Option on this date

•	TransfersIn	is the amount transferred from other Segment Options to this Segment Option on this date

•	TransfersOut	is the amount transferred to other Segment Options from this Segment Option on this date

•	Surrenders	is the Surrender amount deducted from this Segment Option on this date

Segment Fees (arising under the GLWB, if in effect) and Surrenders may be applied on any day in the Segment Term. Segment Credits and Transfers are only applied on the Segment End Date.

Impact of Negative Adjustments

The three areas in which negative adjustments to your Crediting Base will occur are GLWB Fees, Surrenders and negative Segment Credits. The Crediting Base will be reduced quarterly for the GLWB Fees, if the GLWB is in effect.

Surrenders that occur before the Segment End Date: the Crediting Base will be reduced by the same proportion that the Segment Interim Value was reduced by the Surrender unless the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract. If the Segment Interim Value is greater than the Crediting Base at the time of a withdrawal, the Crediting Base will be reduced by less than the withdrawal amount (i.e., on less than a dollar-for-dollar basis). If the Segment Interim Value is less than the Crediting Base at the time of a withdrawal, the Crediting Base will be reduced by more than the withdrawal amount (i.e., on more than a dollar-for-dollar basis). If the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract, the negative adjustment to your Crediting Base will be no greater than the amount of the Segment Interim Value withdrawn. The Surrender amount equals the Segment Interim Value withdrawn plus or minus the Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). In calculating the Surrender amount, a Bond Adjustment is factored in, which could have a negative impact on the Surrender amount. The Segment Interim Value is the Crediting Base adjusted for the Equity Adjustment.

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Surrenders that occur on the Segment End Date: the Crediting Base will be reduced by the amount of the Accumulated Value withdrawn. The Surrender amount equals the Accumulated Value withdrawn plus or minus the Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). In calculating the Surrender amount, a Bond Adjustment is factored in, which could have a negative impact on the Surrender amount. The Equity Adjustment does not apply since the Surrender occurs on the Segment End Date.

If you receive a negative Segment Credit on the Segment End Date, the Crediting Base will be reduced by the entire amount of the negative Segment Credit.

Negative Adjustments to Crediting Base Negative Segment Credits (End of Segment Term and No Surrenders)

Below is an example of how a negative Segment Credit causes a negative adjustment to the Crediting Base. This example shows how Segment Credits decrease (or increase) the Crediting Base on a dollar-for- dollar basis. Assume this is a 1-year Segment Option with a Premium Payment of $100,000.00. At the end of the first Segment Term, the Segment Option received a positive $5,000 Segment Credit, which increases the Segment Option’s Crediting Base. In the second Segment Term, the Segment Option received a negative $15,000, which decreased the Segment Option’s Crediting Base below the Premium Payment to $90,000. In the third Segment Term (and final year of this example), the Segment Option received a positive $2,000 Segment Credit, which increases the Segment Option’s Crediting Base to $92,000. In this example the Bond Adjustment would not apply because there is not a Surrender occurring. Segment Credits only occur on Segment End Dates. This example also assumes no Surrenders.

	Beginning Crediting			Crediting Base After
Contract Year	Base	Segment Credit		Segment Credit
1	$100,000.00		$5,000.00	$105,000.00
2	$105,000.00	-$	15,000.00	$90,000.00
3	$90,000.00		$2,000.00	$92,000.00

Negative Adjustments to Crediting Base — GLWB Fees (Middle of Segment Term and No Surrenders)

This example displays how the GLWB Fee reduces the Segment Option’s Crediting Base assuming all funds are allocated to an Index-Linked Segment Option and there are no Surrenders. If your Secure Income Benefit Base is $100,000.00 on the last day of a calendar quarter, the quarterly charge would be $375.00 ($100,000.00 * 1.50% / 4) and deducted from your Crediting Base in the same proportion the charge reduces your Accumulated Value. If your Crediting Base and Accumulated Value (Segment Interim Value) are $100,000.00, both values will reduce to $99,625.00 ($100,000.00 minus $375.00). In this example the Bond Adjustment would not apply because there is not a Surrender occurring.

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Negative Adjustments to Crediting Base — Partial Withdrawal at End of Segment Term (Dollar-for- Dollar Reduction to Crediting Base)

Below is an example of how a partial withdrawal at the end of a Segment Term causes a negative adjustment to the Crediting Base. The example displays how a partial withdrawal at the end of a Segment Term causes a dollar-for-dollar reduction to the Crediting Base. In this example, the Equity Adjustment is $0 because the Equity Adjustment does not apply on Segment End Dates. The Bond Adjustment does still apply on Segment End Dates, unless an exception to the Bond Adjustment otherwise applies, due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered and also subject to a Bond Adjustment. The Accumulated Value represents the sum of the Segment Values because the withdrawal occurs on the Segment End Date.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	0.00%
Equity Adjustment Amount	$0.00
Accumulated Value prior to Withdrawal	$100,000.00
Required Minimum Distribution	$0.00
Free Surrender Amount	$10,000.00	(1)
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$20,000.00	(2)
Bond Adjustment Percentage	-2.05%
Bond Adjustment Amount	$-250.00	(3)
Withdrawal Amount after Bond Adjustment	$19,750.00	(4)
Surrender Charge Percentage	8.00%
Surrender Charge	$780.00	(5)
Withdrawal Amount after Surrender Charges	$18,970.00	(6)
Crediting Base after Withdrawal	$80,000.00	(7)
Accumulated Value after Withdrawal	$80,000.00	(8)

(1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.

(2)	The portion of the Crediting Base Surrendered is $20,000.00. At the end of a Segment Term the Equity Adjustment is equal to $0, so the portion of Crediting Base Surrendered is equal to the Withdrawal Amount.

(3)	The Bond Adjustment amount is negative $250.00. For this example, we assumed the Bond Adjustment percentage was negative 2.05%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($20,000.00), less the Free Surrender Amount ($10,000.00), times the Bond Adjustment percentage (negative 2.05%).

(4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($250.00), which is $19,750.00.

(5)	The Surrender Charge amount is $780.00. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,750.00) and multiplying the difference by the Surrender Charge percentage (8.00%).

(6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($250.00) minus the Surrender Charge ($780.00), which is $20,000.00 – $250.00 – $780.00 = $18,970.00.

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(7)	The Crediting Base after Withdrawal is $80,000.00. This amount is calculated by subtracting the portion of the Crediting Base Surrendered ($20,000.00) from the initial Crediting Base ($100,000.00).

(8)	Accumulated Value after Withdrawal is same as Crediting Base after Withdrawal because there is no Equity Adjustment on the Segment End Date. The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($80,000.00) multiplied by the Equity Adjustment percentage (0.00%) plus one (1), which is $80,000.00 * (0.00% + 1) = $80,000.00.

Negative Adjustments to Crediting Base — Partial Withdrawal in Middle of Segment Term (Proportional Reduction to the Crediting Base)

Below is an example of how a partial withdrawal in the middle of a Segment Term causes a negative adjustment to the Crediting Base. The example displays how a partial withdrawal in the middle of a Segment Term causes a proportional reduction to the Crediting Base, which is demonstrated in footnote 3 below. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term. The reference Index Value has increased causing a positive Equity Adjustment, which results in the Crediting Base being reduced on less than a dollar-for-dollar basis. The Bond Adjustment applies as well due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered and also subject to a Bond Adjustment. The Accumulated Value represents the sum of the Segment Interim Values because the withdrawal occurs in the middle of the Segment Term.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	5.22%
Equity Adjustment Amount	$5,220.00
Accumulated Value (Segment Interim Value)(1) prior to Withdrawal	$105,220.00
Required Minimum Distribution	$0.00
Free Surrender Amount	$10,000.00	(2)
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$19,007.79	(3)
Bond Adjustment Percentage	-1.56%
Bond Adjustment Amount	$-140.52	(4)
Withdrawal Amount after Bond Adjustment	$19,859.48	(5)
Surrender Charge Percentage	8.00%
Surrender Charge	$788.76	(6)
Withdrawal Amount after Surrender Charges	$19,070.72	(7)
Crediting Base after Withdrawal	$80,992.21	(8)
Accumulated Value after Withdrawal	$85,220.00	(9)

(1)	In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

(2)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.

(3)	The portion of the Crediting Base Surrendered is $19,007.79, which represents the proportion by which the Crediting Base is reduced. This was calculated by dividing the partial withdrawal amount ($20,000.00) by the Accumulated Value immediately prior to the partial withdrawal ($105,220.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).

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(4)	The Bond Adjustment amount is negative $140.52. For this example, we assumed the Bond Adjustment percentage was negative 1.56%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($19,007.79), less the Free Surrender Amount ($10,000), times the Bond Adjustment percentage (negative 1.56%).

(5)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($140.52), which is $19,859.48.

(6)	The Surrender Charge amount is $788.76. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,859.48) and multiplying the difference by the Surrender Charge percentage (8.00%).

(7)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($140.52) minus the Surrender Charge ($788.76), which is $20,000.00 – $140.52 – $788.76 = $19,070.72.

(8)	The Crediting Base after Withdrawal is $80,992.21. This amount is calculated by subtracting the portion of the Crediting Base Surrendered (19,007.79) from the initial Crediting Base ($100,000.00).

(9)	The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($80,992.21) multiplied by the Equity Adjustment percentage (5.22%) plus one (1), which is $80,992.21* (5.22% + 1) = $85,220.00.

Negative Adjustments to Crediting Base — Required Minimum Distribution in Middle of Segment Term (Dollar-for-Dollar Reduction to Crediting Base)

Below is an example of how a Required Minimum Distribution (RMD) withdrawal causes a negative adjustment to the Crediting Base. This is an example where the Accumulated Value immediately prior to the RMD withdrawal is less than the Crediting Base. If the Accumulated Value immediately prior to the RMD withdrawal is equal to or greater than the Crediting Base or occurs on a Segment End Date, the RMD withdrawal will follow the calculations in the two examples immediately above. When the partial withdrawal is satisfying the RMD requirement for your Contract, the Crediting Base is reduced for the RMD portion of the withdrawal by the lesser of the RMD amount for your Contract and the portion of the Crediting Base Surrendered, which is shown in footnote 8 of this example. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term. The Bond Adjustment would not apply because the RMD withdrawal would be a withdrawal of the Free Surrender Amount. The Accumulated Value represents the sum of the Segment Interim Values because the withdrawal occurs in the middle of the Segment Term.

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Premium Payment		$100,000.00
Crediting Base		$100,000.00
Equity Adjustment Percentage		-12.83%
Equity Adjustment Amount	-$	12,830.00
Accumulated Value (Segment Interim Value)(1) prior to withdrawal		$87,170.00
Required Minimum Distribution		$4,500.00
Free Surrender Amount		$4,500.00	(2)
Withdrawal Amount		$4,500.00
Portion of Crediting Base Surrendered		$5,162.33	(3)
Bond Adjustment Percentage		N/A	(4)
Bond Adjustment Amount		N/A	(4)
Withdrawal Amount after Bond Adjustment		$4,500.00	(5)
Surrender Charge Percentage		8.00%
Surrender Charge		$0.00	(6)
Withdrawal Amount after Surrender Charges		$4,500.00	(7)
Reduction to Crediting Base		$4,500.00	(8)
Crediting Base after Withdrawal		$95,500.00	(9)
Accumulated Value after Withdrawal		$83,247.35	(10)

(1)	In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

(2)	The Free Surrender Amount is $4,500.00. This assumes that the Free Surrender Amount was set equal to the RMD amount.

(3)	The portion of the Crediting Base Surrendered is $5,162.33, which represents the proportion by which the Crediting Base is reduced. This was calculated by dividing the partial withdrawal amount ($4,500.00) by the Accumulated Value immediately prior to the partial withdrawal ($87,170.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).

(4)	The Bond Adjustment is not applicable because the withdrawal amount did not exceed the Free Surrender Amount. Amounts withdrawn up to the Free Surrender Amount are not subject to a Bond Adjustment.

(5)	The Withdrawal Amount is $4,500 because there was no Bond Adjustment.

(6)	The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.

(7)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($4,500.00) plus the Bond Adjustment amount ($0.00) minus the Surrender Charge ($0.00), which is $4,500.00.

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(8)	The Reduction to Crediting Base is $4,500.00, which is calculated by taking the lesser of the RMD amount for your Contract ($4,500.00) and the portion of the Crediting Base Surrendered ($5,162.33) since the withdrawal is for the RMD amount for your Contract.

(9)	The Crediting Base after Withdrawal is $95,500.00. This amount is calculated by subtracting the Reduction to Crediting Base ($4,500.00) from the initial Crediting Base ($100,000.00).

(10)	The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($95,500.00) multiplied by the Equity Adjustment percentage (-12.83%) plus one (1), which is $95,500.00* (-12.83% + 1) = $83,247.35.

Discontinuation or Substitution of an Index

The Indices available on the Contract Date are not guaranteed for the life of the Contract. For any Index- Linked Segment Option, we will substitute an existing Index if the Index is discontinued or when there is a substantial change in the calculation of the Index that materially modifies the performance or values of the Index. We may also substitute an Index should Index Values become unavailable for any reason. The substitution of an Index will have no impact on an Index-Linked Segment Option’s Segment Term, Cap Rate, Participation Rate, Buffer Rate, Peak Buffer Midpoint, or Floor Rate, as applicable.

When substituting an Index, we will attempt to select an alternative Index that, in our judgment, has an investment and risk profile similar to the original Index. We will notify you at least 30 days in advance of the substitution, and the notice will include the Index and Segment Option(s) involved. In the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If required by law, any substitution of an Index is subject to approval by the state insurance authorities where the Contract was issued.

If the substitution of an Index occurs in the middle of a Segment Term, the point-to-point method will be used in measuring performance of the original Index from the Segment Start Date to the date of substitution and performance of the new Index from the day after substitution through the Segment End Date. An example of how the change in the Index Value would be calculated if a substitution of an Index occurs in the middle of a Segment Term is as follows:

•	Assume the following:

•	Substitution happens halfway through the Segment Term

•	Performance of the original Index is 5% from the Segment Start Date to the date of substitution

•	Performance of the new Index is -2% from the day after substitution through the Segment End Date

•	The change in the Index Value for the full Segment Term would be 3%, which is the performance of the original Index from the Segment Start Date to the date of the substitution (5%) reduced by the negative performance of the new Index from the day after substitution through the Segment End Date (–2%).

We reserve the right to add and remove Index-Linked Segment Options as available investment options. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently available or substantially similar to one that is currently offered. Such option will include an Index that is comparable to an Index currently offered under the Contract. If only one Index-Linked Segment Option is available, you will be limited to that Segment Option for investment.

If we remove an Index-Linked Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in an Index-Linked Segment Option that is being removed, you may remain in that Segment Option until the end of the Segment Term.

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Segment Lock-In Feature

The Contract’s lock-in features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index- Linked Segment Options under the Contract. There is no additional charge for these lock-in features.

The lock-in features may be of interest to people who:

•	Are interested in eliminating some of the uncertainty regarding future Index performance; or

•	Are wanting to potentially limit the impact of a negative Segment Credit they may otherwise receive if they don’t lock-in.

Upon exercising a lock-in, the Owner will receive a Segment Credit on the Segment End Date where the Index Change is equal to the locked-in Equity Adjustment instead of being calculated using the point-to- point crediting method. The Segment Credit you receive may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. Similarly, you may receive a negative Segment Credit due to exercising Segment Lock-In when, had you not exercised Segment Lock-In, you would have received a positive Segment Credit on the Segment End Date. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Peak Buffer Midpoint, Cap Rate, and Participation Rate (as applicable) will no longer be applied on the Segment End Date. Between the date of lock-in and the Segment End Date, the Segment Interim Value will be calculated using the locked-in Equity Adjustment. If a lock-in has been exercised and the current Segment End Date is later than the next Segment Anniversary, Segment Term is shortened, and the Segment End Date is moved up to the next Segment Anniversary. For example, if the Segment Start Date is 9/1/2022 for a 6-year Segment Option (Segment End Date is 9/1/2028 before lock-in) and you exercise a lock-in on 6/22/2025, the Segment End Date will move to 9/1/2025 at the time of exercising the lock- in.

There are two ways to exercise a lock-in for an Index-Linked Segment Option: Manual Segment Lock-In and Automatic Segment Lock-In.

•	Manual Segment Lock-In. Under this method, you exercise a lock-in by submitting a request directing us to lock in the Equity Adjustment for an Index-Linked Segment Option. We will lock in the Equity Adjustment on the Valuation Day we receive your request in Good Order. For example, if you submit a request in Good Order prior to the end of the Valuation Day (generally 4:00 p.m. E.T.) to lock in a Segment Option, the lock-in will be effective on that day (Lock-In Date). If your request is received in Good Order after the end of the Valuation Day (generally 4:00 p.m. E.T.), or on a weekend or on a holiday, the lock-in will be effective on the next Valuation Day (Lock-In Date). You can provide such a request through any of the forms of communication specifically listed in the definition of “Notice” in 1. GLOSSARY.

•	Automatic Segment Lock-In. Under this method, if a lock-in has not yet occurred, you may contact us to set an upper Lock-In Threshold and/or lower Lock-In Threshold. An upper Lock-In Threshold may be set to lock in gains and a lower Lock-In Threshold may be set to limit losses. If you set an upper Lock-In Threshold, we will automatically lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the upper Lock-In Threshold. Conversely, if you set a lower Lock-In Threshold, we will lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the lower Lock-In Threshold. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower. Please note, we will not accept a request to establish an upper or lower Lock-In Threshold unless the requested Lock-In Threshold is higher or lower, respectively, than the last-calculated Equity Adjustment. Lock-In Threshold(s) may be removed or changed if you provide us with Notice in Good Order at least two Valuation Days prior to the Segment End Date, provided a lock-in has not yet occurred for the specified Segment Option during the Segment Term.

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You can request a Segment Lock-In or set Lock-In Threshold(s) on any Valuation Day up to two Valuation Days prior to the applicable Segment End Date. In order to request a Segment Lock-In or set Lock-In Threshold(s) you must provide us with Notice. If you submit a Segment Lock-In request, the Lock-In Date will be the Valuation Day we receive Notice in Good Order to lock the Segment Option. If you establish a Lock-In Threshold, the Lock-In Date will be the Valuation Day where the Equity Adjustment triggers the threshold you set.

Under either method for exercising a lock-in, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day after you exercise the lock-in. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower.

We will not provide advice or notify you regarding whether you should exercise the lock-in features or the optimal time for doing so. We will not warn you if you exercise the lock-in features at a sub-optimal time. We are not responsible for any losses or forgone gains related to your decision whether or not to exercise the lock-in features.

A potential advantage of setting a higher/positive threshold is that you can capture positive Segment Option performance (through a positive Segment Credit) even if the Segment Option’s performance later turns negative. A potential disadvantage of setting a higher/positive threshold is that the positive Segment Option performance beyond the threshold could move even higher, i.e., more positive, in which case you would miss out on a more positive Segment Credit than the one resulting from your lock-in.

A potential advantage of setting a lower/negative threshold is that you can limit the impact of a negative Segment Credit you may otherwise receive if you don’t lock-in. This would be a situation where the performance of the Segment Option goes further negative beyond the negative threshold you set. A potential disadvantage of setting a lower/negative threshold is that the negative Segment Option performance could turn positive after your lock-in is triggered (or, in the case of a Peak Segment Buffer Option, negative Index Performance could come within the Buffer Rate), in which case you may miss out on a positive Segment Credit or a less-negative Segment Credit.

Once a lock-in is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A lock-in may only be exercised once per Segment Term for each Index-Linked Segment Option.

We reserve the right to limit the availability of the lock-in features to only certain Index-Linked Segment Options in the future.

12.	OPTIONS AT END OF SEGMENT TERM

At the end of a Segment Term for any Segment Option, the following options are available to you:

•	You may reinvest your Accumulated Value allocated to the ended Segment Option in the same Segment Option for another Segment Term if that Segment Option is still available. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•	You may Transfer your Accumulated Value allocated to the ended Segment Option to any other Segment Option that is available for investment. Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. For information about the acceptable ways to provide us Notice, see [ ]. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described below. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period. No Notice is required if you want to be automatically re-invested.

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•	You may withdraw or Annuitize your Accumulated Value allocated to the ended Segment Option, subject to the terms and conditions described in this prospectus. Withdrawals and Annuitization are not restricted to Segment End Dates, but amounts withdrawn or Annuitized from a Segment Option on its Segment End Date will not be based on a Segment Interim Value. However, such withdrawals may be subject to Surrender Charges (Surrender Charges do not apply upon Annuitization). See 8. FEES AND CHARGES - Deferred Sales Load ("Surrender Charge"). In addition, such withdrawals and Annuitizations on a Segment End Date may be subject to the Bond Adjustment but not an Equity Adjustment. See 13. CONTRACT VALUES - Bond Adjustment.

In the absence of timely instructions in Good Order, the Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for a new Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term.

If we do not receive timely instructions in Good Order and the same Segment Option is no longer available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the applicable default option, as follows:

•	If the ended Segment Option is the Fixed Segment Option, the default option will be the Variable Account.

•	If the ended Segment Option is an Index-Linked Segment Option, the default option will be a 1-year Index-Linked Segment Option with the same Index and Buffer Rate or Floor Rate, if available (with the Cap Rate and Participation Rate applicable to a new Segment Term). If there are multiple such Segment Options available, we will select the default option from among them. If there is no such Segment Option available, the default option will be the Fixed Segment Option (with the annual interest rate applicable to a new Segment Term). If the Fixed Segment Option is not available, the default option will be the Variable Account.

Cap Rates, Participation Rates, and annual interest rates will be declared as described immediately below. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

As each Segment Term nears its Segment End Date, we will provide at least fifteen (15) calendar days advance notice of the Segment Options that will be available to you on the Segment End Date, including where to obtain the Cap Rates, Participation Rates, and annual interest rates for the new Segment Terms. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least seven (7) calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/ invest-retire/annuities. Any or all of these Cap Rates, Participation Rates, and annual interest rates may be different (higher or lower) from the Cap Rates, Participation Rates, and annual interest rates that we declared for previous Segment Terms, subject to the guaranteed limits described in this prospectus. We may offer different rates (higher or lower) to new investors or classes of investors that purchased the Contract at different times. The Accumulated Value automatically re-invested or Transferred, as described above, will be subject to the declared Cap Rates, Participation Rates, and annual interest rates, as applicable, on the Segment Start Date.

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13.	CONTRACT VALUES

Accumulated Value

The Accumulated Value is the sum of the Segment Interim Values, Segment Values, Fixed Segment Value, and Variable Account Value, as applicable. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.

Bond Adjustment

The Bond Adjustment is an adjustment (which could be positive, negative, or zero) to the amount Surrendered to account for changes in the value of longer-term assets that may have been used to support the Company’s financial obligations under the Contract. Generally, if interest rates have increased since the beginning of the current Bond Adjustment period, the Bond Adjustment will reduce the Surrender amount, and if interest rates have decreased since the beginning of the current Bond Adjustment period, the Bond Adjustment will increase the Surrender amount. The Bond Adjustment is the adjustment based on the change in value of the hypothetical fixed income assets supporting the Company’s financial obligations under the Contract. The Company invests in fixed income assets to support the value of the Segment Options. The Bond Adjustment is intended to be close to the change in value of the fixed income assets that are sold to cover any distribution from the Contract.

A Bond Adjustment will not apply to the following:

•	Withdrawals of the Free Surrender Amount

•	Secure Income Withdrawals under the GLWB, as Secure Income Withdrawals will be Withdrawals of the Free Surrender Amount

•	RMD Withdrawals, as RMD Withdrawals will be Withdrawals of the Free Surrender Amount

•	Withdrawals or other Surrenders deducted from the Initial Holding Account or the Variable Account

•	Automatic Transfers to the Variable Account upon a Segment End Date.

Except as otherwise provided above, a Bond Adjustment will apply to the following (including on a Segment End Date):

•	Withdrawals in excess of the Free Surrender Amount

•	Excess Withdrawals under the GLWB

•	Annuitizations

•	Death benefits

A Bond Adjustment will be zero (0%) on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

Bond Adjustments may apply at all times during the accumulation period due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment applies to the Index-Linked Segment Options and Fixed Segment Option. For the amount allocated to the Index-Linked Segment Options, you will receive the Surrender Value upon any Surrender. In contrast, for the amount allocated to the Fixed Segment Option, you will receive the greater of the following upon any Surrender:

•	Surrender Value; and

•	Nonforfeiture amount as required by the Standard Nonforfeiture Law for Individual Deferred Annuities.

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The Bond Adjustment is calculated as:

Cred Base * {[(1+ Index ValBeg) / (1+ Index ValCur)]Time Rem. – 1}

Where:

•	Cred Base	is the Crediting Base immediately prior to any Surrender

•	Index ValBeg	is the Beginning Bond Adjustment Index Value

•	Index ValCur	is the Current Bond Adjustment Index Value

•	Time Rem	is the number of whole months remaining until the end of the current Bond Adjustment Period, divided by 12.

The Bond Adjustment Index is the 6 Year Point on the A Rated US Bloomberg Fair Value Curve. If this Index becomes unavailable for the Company to utilize or the calculation of the values substantially changes, the Company may choose another Bond Adjustment Index and you will be made aware of the change. The initial Beginning Bond Adjustment Index Value is equal to the closing price of this Index on the Contract Date. Each Beginning Bond Adjustment Index Value after the initial one is equal to the closing price of this Index on the Segment Anniversary divisible by six (i.e., 6, 12, 18, etc.). The Current Bond Adjustment Index Value is equal to the most recent closing price of this Index on the day the adjustment is calculated. The first Bond Adjustment period begins on the first Segment Start Date, and it restarts on each Segment Anniversary divisible by six.

The risk with the Bond Adjustment is that you could receive a lower amount on withdrawals, Annuitization or death benefits because the Bond Adjustment could be negative based on interest rate movements. Generally, a Bond Adjustment will be negative when the Current Bond Adjustment Index Value is greater than the Beginning Bond Adjustment Index Value.

14.	WITHDRAWALS

This section describes full and partial withdrawals under your Contract. For information about the risks in taking withdrawals, see 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT — Liquidity Risk — Consequences of Withdrawals/ Surrenders Generally. For examples showing the interaction between withdrawals and Index-Linked Segment Options, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base Examples.

For information about taking withdrawals under the Secure Income Protector GLWB, see 16. SECURE INCOME PROTECTOR (GLWB).

Withdrawals Generally

You may make full or partial withdrawals under this Contract at any time prior to the Annuitization Date provided the Owner and Joint Owner, if any, are living and provided that you give us Notice in Good Order at our Home Office. Withdrawal requests may be sent to us at the following address (or as otherwise set forth in 22. ADDITIONAL INFORMATION ABOUT THE CONTRACT — Telephone and Internet Services):

Principal Life Insurance Company
PO Box 9382

Des Moines, Iowa 50306-9382

When you request a withdrawal, the amount available to you is the Surrender Value, which includes the Segment Interim Value if the withdrawal is not on a Segment Start Date or Segment End Date of the Segment Option being withdrawn from. In arriving at the Surrender Value, we will apply any applicable Bond Adjustment to the Accumulated Value and subtract any applicable Surrender Charge and other applicable fees (see 8. FEES AND CHARGES, and 13. CONTRACT VALUES — Bond Adjustment). A Bond Adjustment may apply regardless of when the withdrawal is taken, including on the Segment End Date. The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 10. FIXED SEGMENT OPTION MECHANICS. Full and partial withdrawals may be subject to taxes and to a separate 10% federal tax penalty if made before the Owner is 591∕2 years old (see 21. TAXES).

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Withdrawals from the Segment Options and the Initial Holding Account are generally paid within seven days of the effective date of the request for Surrender (or earlier if required by law). However, certain delays in payment are permitted (see 22. ADDITIONAL INFORMATION ABOUT THE CONTRACT — Delay of Payments and Other Transactions). For additional information about withdrawals from the Variable Account, see 20. ADDITIONAL INFORMATION ABOUT THE VARIABLE ACCOUNT

Full Withdrawal

You may take a full withdrawal under this Contract for the Surrender Value. The following provisions apply to full withdrawals:

•	You may take the withdrawal under the Contract at any time before the Annuitization Date.

•	The Surrender Value at any time is the Accumulated Value (on the date we receive your Notice in Good Order) adjusted for any applicable Bond Adjustment, less any applicable Surrender Charge and other fees and charges.

•	We reserve the right to require you to return the Contract.

•	The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to a full withdrawal. A collateral assignment is an agreement under which you assign the annuity benefits to a lender as collateral for a loan. An irrevocable beneficiary is someone whose name cannot be removed from this annuity Contract without his or her consent.

For additional information on the risks involved in taking a full withdrawal, see 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT — Liquidity Risk.

Partial Withdrawals

You may take unscheduled and scheduled partial withdrawals from this Contract by providing us Notice. Partial withdrawals reduce the Accumulated Value and Crediting Base of the Contract and are deducted proportionately from the Segment Options and the Variable Account unless you direct otherwise. The deductions are based on the values as of the end of day of the effective date of the withdrawal.

Unscheduled Partial Withdrawal

•	You may withdraw a part of your Accumulated Value at any time before the Annuitization Date.

•	You must specify the dollar amount of the withdrawal (which must be at least $100).

•	If you specify withdrawal allocation percentages as part of a partial withdrawal request, the withdrawal is deducted from the Segment Options and the Variable Account according to the withdrawal allocation percentages you provide to us.

•	If you do not provide us with specific withdrawal allocation percentages, the withdrawal is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options and the Variable Account at that point in time.

•	We take amounts from your Segment Option(s) to equal, in total, the dollar amount of the partial withdrawal request plus or minus the Bond Adjustment (as applicable) and plus any applicable Surrender Charge.

•	If the GLWB is not in effect, your Accumulated Value after the unscheduled partial withdrawal must be equal to or greater than $5,000; we reserve the right to increase this amount up to and including $10,000. If your Accumulated Value is less than the minimum threshold, we will treat the request as a request for a full withdrawal.

•	The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to withdrawal.

For additional information on the risks involved in taking an unscheduled partial withdrawal, see 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT— Liquidity Risk.

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Scheduled Partial Withdrawal

•	You may request partial withdrawals from any of the Segment Options (to which you are allocated) on a scheduled basis.

•	Your Accumulated Value must be at least $5,000 when the scheduled partial withdrawals begin.

•	You may specify monthly, quarterly, semi-annually or annually and choose a withdrawal date (other than the 29th, 30th or 31st of any month).

•	If the selected date is not a Valuation Date, the partial withdrawal is completed on the next Valuation Date.

•	We take amounts from your Segment Option(s) to equal, in total, the dollar amount of the partial withdrawal request plus or minus the Bond Adjustment (as applicable) and plus any applicable Surrender Charge.

•	Scheduled partial withdrawals will end on the earliest of:

•	the date we receive Notice in Good Order to end the payments;

•	the date you take a full withdrawal from the Contract;

•	the date all or a portion of the Accumulated Value is applied to an annuity benefit payment option;

•	the date the death benefit is distributed;

•	the Annuitization Date; and

•	the Accumulated Value is $0.

The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to a partial withdrawal.

For additional information on the risks involved in taking a scheduled partial withdrawal, see 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT — Liquidity Risk.

15.	BENEFITS AVAILABLE UNDER THE CONTRACT

The following table summarizes information about the benefits available under the Contract.

Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Secure Income Protector (GLWB)	A guaranteed lifetime withdrawal benefit that guarantees an amount of withdrawals for life (Secure Income Withdrawals), regardless of Accumulated Value, provided that certain conditions are met	1.50% (annualized, as a percentage of the Secure Income Benefit Base)

•  Automatically included in Contract at issue

•  You cannot terminate until 6th Contract Anniversary

•  See Rate Sheet Supplement for terms applicable to new Contracts

•  Benefit available only during the accumulation period

•  If not at least age 59½ at issue, Secure Income Withdrawals cannot  begin until age 59½

•  Secure Income Withdrawals may be subject to negative Equity  Adjustments and taxes

•  Excess Withdrawals may significantly reduce or terminate the benefit  and may have other negative consequences

•  Excess Withdrawals may be subject to Surrender Charges, negative  Bond Adjustments, negative Equity Adjustments and taxes and tax penalties

•  Partial Surrenders reduce potential for Step-Ups

•  Step-Ups increase dollar amount of GLWB Fees

•  No Secure Income Deferral Credits after taking first withdrawal

•  Partial Annuitizations count against Secure Income Benefit Payment  and may be treated like Excess Withdrawals

•  Full Annuitization terminates the benefit

• Other involuntary termination provisions apply

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Free Surrender Amount	Provides for an amount that may be withdrawn each Contract Year without incurring Surrender Charges or Bond Adjustments	None

•  Only available during the accumulation period

•  Withdrawals of Free Surrender Amount may be subject to negative Equity Adjustments and taxes and tax penalties

•  All withdrawals count against Free Surrender Amount

•  Partial Annuitizations count against Free Surrender Amount remaining, but are not treated as withdrawals of Free Surrender Amount

•  Unused Free Surrender Amount not available in future Contract Years

Income Distribution Program	Provides for automatic Transfer at the start of each Segment Term an amount equal to your Secure Income Benefit Payment from ended Index-Linked Segment Options to the Fixed Segment Option	Included in GLWB Fee

•  Only available during the accumulation period

•  If insufficient Accumulated Value in the ended Index-Linked Segment Options, will Transfer only the amount available

•  No automatic Transfer if no Index-Linked Segment Options ending on a Segment Anniversary

•  Withdrawals from the Fixed Segment Option are not guaranteed to be Secure Income Withdrawals depending on your Withdrawal activity during a Contract Year

Segment Lock-Ins

Gives you the option to lock in an Equity Adjustment for an Index-Linked Segment Option prior to the Segment Term End Date

If exercised, you will receive a Segment Credit on the Segment End Date equal to the locked-in Equity Adjustment rather than Segment Credits using the point-to-point crediting methodology for the Index-Linked Segment Option

None

•  We will not provide advice or notify you regarding whether you should exercise Segment Lock-In or the optimal time for doing so (if any)

•  We will not warn you if you exercise Segment Lock-In at a sub-optimal time

•  We will not warn you if you set Lock-In Thresholds for Automatic Segment Lock-In at sub-optimal levels

•  You will not know the locked-in Equity Adjustment in advance

•  We are not responsible for any losses or forgone gains related to your decision whether or not to exercise Segment Lock-In

•  Only available during the accumulation period

•  Only available for the Index-Linked Segment Options

•  Will not participate in Index performance (positive or negative) for the remainder of the Segment Term, including the Segment End Date

•  Floor Rate, Buffer Rate, Peak Buffer Midpoint, Cap Rate and Participation Rate, as applicable, will not apply on the Segment End Date

•  Locking-in negative Equity Adjustment will result in loss; no downside protection under buffer or floor will apply

•  For multi-year Segment Terms, upon exercise, Segment End Date will always be next Segment Anniversary

•  Cannot be exercised during last two Valuation Days prior to Segment End Date

•  May be exercised once per Segment Term for each Index-Linked Segment Option

•  May only exercise for entire Accumulated Value in an Index Linked-Segment Option

•  Exercise is irrevocable

Death Benefit	Upon death, provides for death benefit payment equal to greater of Accumulated Value or Premium Payment	None

•  Only available during the accumulation period

•  Accumulated Value component subject to a Bond Adjustment, which may be negative

•  Premium Payment component subject to reductions for prior Surrenders

o   While GLWB is active, Secure Withdrawals reduce Premium Payment dollar-for-dollar, while all other Surrenders result in proportionate adjustments

o    If GLWB is terminated, all Surrenders result in proportionate adjustments

• Partial withdrawals and Annuitizations could significantly reduce the benefit

• Terminates upon full Annuitization

• State variations may apply

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Critical Need Surrender Charge Waiver	Waiver of Surrender Charges in the event of a critical need	None

•  Only available during the accumulation period

•  Owner or Annuitant must have a “critical need” as defined by the benefit

•  Critical need must not pre-exist the Contract Date

•  Withdrawals under the benefit may be subject to negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties

•  Withdrawals count against the Free Surrender Amount

•  Withdrawals count against the Secure Income Benefit Payment under the GLWB

16.	SECURE INCOME PROTECTOR (GLWB)

One of the primary benefits provided under the Contract is the Secure Income Protector (GLWB), a guaranteed lifetime withdrawal benefit. The following describes the GLWB’s benefits and limitations. Some rider provisions may vary from state to state and may be subject to additional restrictions. All material state variations have been described in this prospectus.

The Contract is automatically issued with the GLWB, for which there is an ongoing annual fee. You cannot voluntarily terminate the GLWB until your 6th Contract Anniversary without fully Surrendering or Annuitizing the Contract. A full Surrender may be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties. Annuitizations may be subject to negative Bond Adjustments and Equity Adjustments, and are not available until after the second Contract Year. If you remove the GLWB, you will have paid for the benefit without receiving its financial benefits, if any.

To help you better understand the various features of the GLWB, and to demonstrate how Secure Income Withdrawals and Excess Withdrawals affect the GLWB’s values and benefits, we have provided several detailed examples in APPENDIX F – SECURE INCOME PROTECTOR GLWB EXAMPLES.

Rate Sheet Supplement

The Initial Secure Income Percentages, Secure Income Deferral Credit percentages, and current GLWB Fee under the GLWB applicable to new Contracts are stated in a supplement to this prospectus (the Rate Sheet Supplement). You should not purchase the Contract without first obtaining the Rate Sheet Supplement that will be in effect on the date that you sign your Contract application.

When delivered in connection with the offer or sale of a new Contract, this prospectus must be accompanied by the current Rate Sheet Supplement. Rate Sheet Supplements are also available at www.principal.com/individuals/invest-retire/annuities. You can also obtain a copy of a Rate Sheet Supplement free of charge by contacting us at our Home Office. We periodically issue new Rate Sheet Supplements that may reflect different Initial Secure Income Percentages, Secure Income Deferral Credit percentages, and GLWB Fee for new Contracts. Each Rate Sheet Supplement will include a start date and end date for the published rates.

The applicable Initial Secure Income Percentage and the Secure Income Deferral Credit percentage in effect on the date that you sign the application will apply to your Contract and cannot be modified except in the following situation. If the Initial Secure Income Percentage or Secure Income Deferral Credit percentage in effect on the date we receive your Premium Payment has increased from that in effect on the date you signed your application, you will receive the Initial Secure Income Percentage, Secure Income Deferral Credit percentages, and current GLWB Fee in effect on the date we receive your Premium Payment, provided that neither the Initial Secure Income Percentage nor Secure Income Deferral Credit percentage has decreased and the current GLWB Fee has not changed during that time.

Historical Initial Secure Income Percentages, Secure Income Deferral Credit percentages, and GLWB Fees under superseded Rate Sheet Supplements will be added in a future appendix to this prospectus.

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Summary of GLWB Features

GLWB Risks

The GLWB is subject to investment risk. You should review the terms of the GLWB carefully and work with your financial professional to decide if the Contract and the GLWB are appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

See 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT – Secure Income Protector GLWB Risks for a description of the GLWB’s principal risks.

GLWB Fees

The maximum annual charge for the GLWB is 2.00%, as a percentage of the Secure Income Benefit Base. The charge is deducted on a quarterly basis.

The current GLWB Fee for new Contracts is stated in the Rate Sheet Supplement. We reserve the right to increase the GLWB Fee for existing Contracts up to the maximum.

You will begin paying GLWB Fees immediately rather than the date that you begin taking Secure Income Withdrawals. You could be paying GLWB Fees for many years before you begin taking Secure Income Withdrawals.

See 8. FEES AND CHARGES – GLWB Fees for additional information about GLWB Fees.

Secure Income Withdrawals and Secure Income Benefit Payments

The GLWB guarantees the ability to take Secure Income Withdrawals up to the Secure Income Benefit Payment each Contract Year, subject to conditions. Secure Income Withdrawals will not reduce your future benefit. Secure Income Withdrawals are not subject to Surrender Charges or Bond Adjustments; however, they may be subject to Equity Adjustments and taxes. In addition, if taken prior to a Segment End Date, Secure Income Withdrawals will not be credited with any interest at the end of the Segment Term.

Secure Income Withdrawals are available beginning (i) on the Contract Date if the Covered Life (or oldest Covered Life, if applicable) is at least age 59½ or (ii) on the date that the Covered Life (or oldest Covered Life, if applicable) attains age 59½.

We will calculate your Secure Income Benefit Payment at the beginning of each Contract Year. Prior to Secure Income Withdrawals becoming available as described above, the Secure Income Benefit Payment will effectively equal $0. Once Secure Income Withdrawals become available, your Secure Income Benefit Payment will equal your Secure Income Benefit Base multiplied by your Secure Income Percentage. Your Secure Income Benefit Payment remaining for a Contract Year will be reduced by all Withdrawals and partial Annuitizations.

While the GLWB remains in effect, if your Accumulated Value is reduced to zero due to a Secure Income Withdrawal, investment performance, or fees, we will pay from our own assets the Secure Income Benefit Payment each Contract Year for life pursuant to your elections.

Income Options

At the time you purchase your Contract, you must elect between two income options under the GLWB: Level Income Option and Tiered Income Option.

•	Level Income Option – provides for a level Initial Secure Income Percentage. There is no reduction in your Secure Income Benefit Payment when our lifetime payment obligations are triggered, if ever.

•	Tiered Income Option – provides a different Initial Secure Income Percentage before and after your Contract Accumulated Value is reduced to zero. There is a reduction in your Secure Income Benefit Payment when our lifetime payment obligations are triggered, if ever.

You may change the income option you elect once prior to your first Withdrawal.

Level Income Option may be appropriate for you if you are interested in a Secure Income Benefit Payment that will not decrease in dollar amount throughout the life of the GLWB, provided that you do not take any Excess Withdrawals. Compared to Tiered Income Option, it may take longer to reduce your Contract Accumulated Value to zero, and it may be less likely that your Contract Accumulated Value will ever be reduced to zero from Secure Income Withdrawals.

Tiered Income Option may be appropriate for you if (i) you want to take higher Secure Income Withdrawals to increase the likelihood of reducing your Contract Accumulated Value to zero, and (ii) you are comfortable with receiving a lower Secure Income Benefit Payment once your Contract Accumulated Value is reduced to $0.

Neither Level Income Option nor Tiered Income Option guarantees that your Contract Accumulated Value will ever be reduced to zero from Secure Income Withdrawals, or that we will ever pay a Secure Income Withdrawal from our own assets.

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Single Life or Joint Covered Lives

At the time you purchase your Contract, you must elect between “Single Life” and “Joint Life” as the Covered Life option.

•	Under Single Life, if we are responsible for making lifetime payments of the Secure Income Benefit Payment, they will cease upon the death of the Covered Life.

•	Under Joint Life, if we are responsible for making lifetime payments of the Secure Income Benefit Payment, they will not cease until the death of both Covered Lives.

Electing Joint Life will generally result in lower Secure Income Benefit Payments than electing Single Life, as Joint Life has generally lower Initial Secure Income Percentages compared to Single Life.

Single Life may be appropriate for you if you do not qualify for Joint Life coverage, or if a higher Secure Income Benefit Payment is important to you. The ability to take higher Secure Income Withdrawals may increase the likelihood of reducing your Contract Accumulated Value to zero from Secure Income Benefit Payments.

Joint Life may be appropriate for you if you are comfortable with lower Secure Income Benefit Payments in return for coverage for both you and your spouse. Because electing Joint Life will generally result in lower Secure Income Withdrawals compared to Single Life, under Joint Life, it may take longer to reduce your Contract Accumulated Value to zero, and it may be less likely that your Contract Accumulated Value will ever be reduced to zero from Secure Income Withdrawals.

Neither Single Life nor Joint Life guarantees that your Contract Accumulated Value will ever be reduced to zero for a reason other than an Excess Withdrawal, or that we will ever pay Secure Income Withdrawals from our own assets.

Secure Income Deferral Credits

The GLWB’s Secure Income Deferral Credit feature may increase your Secure Income Benefit Payments. After the Contract Date, on each Contract Anniversary the Secure Income Deferral Credit percentage will be added to the Initial Secure Income Percentage for each full Contract Year before you take your first Withdrawal. Any Secure Income Deferral Credits you earn will be added to your Initial Secure Income Percentage when calculating your Secure Income Percentage.

The Secure Income Deferral Credit percentage applicable to new Contracts is stated in the Rate Sheet Supplement. We guarantee that the Secure Income Deferral Credit percentage for new Contracts will be no less than [   ]%.

Secure Income Percentage

When you take your first Withdrawal under the Contract, your Secure Income Percentage is calculated based on the Income Option in effect at that time. Your Secure Income Percentage will equal the sum of (i) your Initial Secure Income Percentage based on the age of the youngest Covered Life on the Contract Date, plus (ii) your Secure Income Deferral Credits earned prior to taking your first Withdrawal (if any).

The Initial Secure Income Percentages applicable to new Contracts are stated in the Rate Sheet Supplement. We guarantee that the Initial Secure Income Percentage for a new Contract will be no less than [   ]%.

Once you have taken your first Withdrawal Your Secure Income Percentage will not change, except that your Secure Income Percentage will be recalculated under Tiered Income Option (using a lower Initial Secure Income Percentage as specified in the Rate Sheet Supplement) if and when we become responsible for making lifetime payments of the Secure Income Benefit Payment.

Step-Ups

The GLWB has an annual Step-Up feature that can increase your Secure Income Benefit Payments. On each Segment Anniversary, we will increase your Secure Income Benefit Base to your Step-Up Base (i.e., the sum of the Index-Linked Segment Crediting Bases plus the total value of any allocation to the Fixed Segment Option and Variable Account), if Step-Up Base is greater than your current Secure Income Benefit Base.

Your GLWB is eligible for a Step-Up on each Segment Anniversary that occurs prior to the later of when you attain age 85 or the 12th Segment Anniversary.

Because GLWB Fees are based on your Secure Income Benefit Base, a Step-Up will cause the dollar amount of GLWB Fees that you pay to increase.

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Excess Withdrawals

The GLWB does not restrict or change your ability to request withdrawals under the Contract. Indeed, the GLWB is designed for individuals who plan to take regular withdrawals. However, you should not purchase the Contract unless you understand the risks of withdrawals, including the risks associated with Excess Withdrawals under the GLWB.

Under the GLWB, an Excess Withdrawal is (i) any withdrawal taken before the availability of Secure Income Withdrawals or (ii) after Secure Income Withdrawals become available, the portion of any withdrawal that exceeds the Secure Income Benefit Payment.

Excess Withdrawals decrease the Secure Income Benefit Base in an amount equal to the greater of the Excess Withdrawal or the proportion that the withdrawal represents of the Contract Accumulated Value immediately prior to the withdrawal. Excess Withdrawals will reduce your future Secure Income Benefit Payments. The reductions can be greater than dollar-for-dollar when the Contract Accumulated Value is less than the Secure Income Benefit Base at the time of the Excess Withdrawal. Any Surrender in excess of the Secure Income Benefit Payment will be treated like an Excess Withdrawal for purposes of calculating the reduction in your future benefit.

If an Excess Withdrawal reduces your Secure Income Benefit Base to zero, the GLWB will terminate on the next Contract Anniversary. Excess Withdrawals may also be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties.

If only a portion of a withdrawal is in excess of the Secure Income Benefit Payment, the portion of the withdrawal not in excess of the Secure Income Benefit Payment will be a Secure Income Withdrawal and the portion of the withdrawal in excess of the Secure Income Benefit Payment will be an Excess Withdrawal.

Income Distribution Program

We offer an optional Income Distribution Program that, on each Segment Anniversary, automatically Transfers an amount equal to your Secure Income Benefit Payment for the new Segment Term from your ended Index-Linked Segment Option(s) to the Fixed Segment Option. The Income Distribution Program may benefit you because it will facilitate your ability to take Secure Income Withdrawals from the Fixed Segment Option and therefore avoid taking Secure Income Withdrawals from an Index-Linked Segment Option subject to Equity Adjustments.

Under the Income Distribution Program, on each Segment Anniversary, rather than automatically re-investing you in the ended Index-Linked Segment Option for another Segment Term in the absence of instructions otherwise, we will Transfer the amount of your Secure Income Benefit Payment for the new Segment Term to the Fixed Segment Option. We will do this by first accounting for any Transfer you have requested to the Fixed Segment Option. Any remaining amount will be Transferred on a pro-rata basis from each ended Index-Linked Segment Option based on the amounts invested in the ended Index-Linked Segment Options. If your ended Index-Linked Segment Options do not have sufficient Accumulated Value to Transfer your full Secure Income Benefit Payment, we will only Transfer the amount available. If you do not have any ended Index-Linked Segment Options, no automatic Transfer to the Fixed Segment Option will occur.

If you participate in the Income Distribution Program, in order to benefit from the program, you must take your Secure Income Withdrawals from the Fixed Segment Option. If you take Secure Income Withdrawals from the Index-Linked Segment Options or the Variable Account, you run the risk of Equity Adjustments (in the case of Withdrawals from Index-Linked Segment Options) and that any additional amounts withdrawn from the Fixed Segment Option may be an Excess Withdrawal.

Spousal Continuation

The GLWB provides that Secure Income Benefit Payments may be available to an eligible spouse who continues the Contract, if certain conditions are met.

Termination

The GLWB will be immediately terminated upon the earliest of the following to occur:

•	The date we receive Notice to terminate the GLWB on or after the 6th Contract Anniversary.

•	The date you fully Annuitize, fully Surrender or otherwise terminate the Contract.

•	The Secure Income Benefit Base is zero on a Contract Anniversary.

•	The date the Contract Owner is changed (Annuitant is changed if the Owner is not a natural person), except a change in Owner due to a spousal continuation of the rider.

•	The date your surviving spouse elects to continue the Contract without the GLWB (even if prior to the 6th Contract Anniversary).

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•	The date you make an impermissible change in a Covered Life.

Any ownership change, change of beneficiary or other change before the Annuitization Date which would cause a change in a Covered Life (a “Change”) will result in termination of the GLWB. An assignment of the Contract or the GLWB shall be deemed a request for a Change and the rider will be terminated as of the date of the assignment. A change of owner from a non-natural person to a natural person or to another non-natural person will not be treated as an ownership change that would terminate the GLWB, provided that the change would not result in a change to a Covered Life or to the application of the RMD provisions.

If the GLWB terminates for any reason other than full Surrender of the Contract, the GLWB may not be reinstated. Upon termination of the GLWB, any and all benefits and guarantees under the GLWB will no longer be available to you.

If you fully Surrender the Contract with the GLWB in effect and the Contract is later reinstated, the GLWB must be reinstated. At the time the GLWB is reinstated, we will deduct GLWB Fees scheduled during the period of termination and make any other adjustments necessary to reflect any changes in the amount reinstated and the Contract Accumulated Value as of the date of termination.

Additional Explanation of GLWB Features

Secure Income Benefit Payment

The Secure Income Benefit Payment is available to be taken in the form of Secure Income Withdrawals beginning (i) on the Contract Date if the Covered Life (or oldest Covered Life, if applicable) is at least age 59½ or (ii) on the date that the Covered Life (or oldest Covered Life, if applicable) attains age 59½.

The Secure Income Benefit Payment for a Contract Year is determined on the Contract Date or Contract Anniversary beginning that Contract Year, as applicable.

•	Prior to Secure Income Withdrawals becoming available, the Secure Income Benefit Payment will effectively equal $0.

•	After Secure Income Withdrawals become available, the Secure Income Benefit Payment for a given Contract Year will equal your Secure Income Benefit Base multiplied by the applicable Secure Income Percentage. For example, if your Secure Income Benefit Base is $20,000 and your Secure Income Percentage is 5%, your Secure Income Benefit Payment will be $1,000 (i.e., $20,000 x 5% = $1,000).

At the time you purchase the Contract, you must elect for Secure Income Benefit Payments to be on a “Single Life” or “Joint Life” basis. If you elect Single Life, you will be eligible for Secure Income Benefit Payments until the death of the Covered Person. If you elect Joint Life, you will be eligible for Secure Income Benefit Payments until the death of the last to die of the Covered Persons.

•	Single Life – Secure Income Benefit Payments are based on one Covered Life. The Covered Life for Single Life is the:

a.	Owner if there is only one Owner;

b.	Annuitant if the Owner is not a natural person;

c.	Youngest joint Owner if there are joint Owners; or

d.	Youngest Annuitant if there are joint Annuitants and the Owner is not a natural person.

•	Joint Life – Secure Income Benefit Payments are based on two Covered Lives. You may only elect Joint Life if there are two Covered Lives that meet the eligibility requirements. There can be no more than two Covered Lives. The Joint Life election is not available if the Owner is not a natural person. To be eligible for Joint Life, the Covered Lives must be:

a.	The Owner and the Owner’s spouse, provided there is only one Owner and the spouse is named as a primary beneficiary; or

b.	The joint Owners, provided the joint Owners are each other’s spouse.

If you elect Joint Life, and one spouse dies prior to the first withdrawal under the Contract, your election will automatically change to Single Life. You cannot change your election of Single Life or Joint Life under any other circumstances, regardless of any change in life events.

NOTE:	Under the Code, spousal continuation and certain distribution options are available only to “spouses.” In satisfying such requirements, we will treat same-sex couples legally married in their respective states as having the same rights to benefits under federal law as opposite sex couples. All Contract provisions will be interpreted and administered in accordance with the Code and the relevant Internal Revenue Service guidance. For more information, please see your tax advisor.

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Determining the Secure Income Benefit Base

The Secure Income Benefit Base is used to calculate the annual Secure Income Benefit Payment. We calculate the Secure Income Benefit Base on the Contract Date and each Contract Anniversary. The Secure Income Benefit Base may increase on the Segment Anniversary if there is a Step-Up.

The initial Secure Income Benefit Base is equal to your Premium Payment.

On each Contract Anniversary, the Secure Income Benefit Base is reset to the result of (a-b), where:

a = prior year Secure Income Benefit Base (or initial Secure Income Benefit Base if first Contract Anniversary);

b = any Excess Withdrawals taken since the previous Contract Anniversary.*

If you satisfy the eligibility requirements for a Step-Up on a Segment Anniversary and the Step-Up Base is greater than the Secure Income Benefit Base, we will increase the Secure Income Benefit Base to the Step-Up Base. We will not reduce your Secure Income Benefit Base at any time unless you take an Excess Withdrawal.

On each Segment Anniversary, you are eligible for a Step-Up of the Secure Income Benefit Base if you satisfy all of the following requirements:

1.	The Segment Anniversary occurs before the later of:

a.	the Segment Anniversary following the date the Covered Life (or oldest Covered Life, if applicable) attains age 85; or

b.	12 years after the Contract Date; and

2.	You have not fully Annuitized the Contract.

On each Segment Anniversary when you satisfy the requirements for a Step-Up, the Secure Income Benefit Base is reset to the Step-Up Base if it is greater than the Secure Income Benefit Base.

For example, assume on a Segment Anniversary your Secure Income Benefit Base is $10,000, the Step-Up Base is $12,000, and you are eligible for a Step-Up. Based on those assumptions, your Secure Income Benefit Base would be reset from $10,000 to $12,000. If instead the Step-Up Base were $8,000, your Secure Income Benefit Base would remain $10,000.

*NOTE:	The reduction for an Excess Withdrawal will be greater than dollar-for-dollar if the Contract Accumulated Value is less than the Secure Income Benefit Base at the time of the Excess Withdrawal.

An Excess Withdrawal is (i) any withdrawal taken before the availability of Secure Income Withdrawals or (ii) after Secure Income Withdrawals become available, the portion of any withdrawal that exceeds the Secure Income Benefit Payment.

If an Excess Withdrawal causes the Secure Income Benefit Base to reduce to $0, the GLWB will terminate on the next Contract Anniversary. Excess Withdrawals may also be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties.

See Excess Withdrawals later in this section for information about the negative effect of Excess Withdrawals.

Determining the Secure Income Percentage

Your Secure Income Percentage is determined on the date of the first withdrawal from the Contract based on the Income Option in effect at that time. Your Secure Income Percentage is the sum of a + b, where:

a = the Initial Secure Income Percentage; and

b = the sum of the Secure Income Deferral Credits earned through the most recent Contract Anniversary.

The Initial Secure Income Percentage applicable to your Contract will depend on:

•	The age of the Covered Life (or youngest Covered Life) on the date that the application for the Contract is signed;

•	Whether you have elected Level Income Option or the Tiered Income Option; and

•	Whether you have elected Single Life or Joint Life.

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Generally, the Initial Secure Income Percentage will be:

•	Higher for an older Covered Life compared to a younger Covered Life;

•	Lower for Joint Life compared to Single Life;

•	Lower for Level Income Option compared to Tiered Income Option before Accumulated Value is reduced to $0; and

•	Higher for Level Income Option compared to Tiered Income Option after Accumulated Value is reduced to $0.

The Secure Income Deferral Credits applicable to your Contract will depend on how many full Contract Years have passed before taking your first withdrawal.

For example, on the date of your first withdrawal from the Contract, if your Initial Secure Income Percentage is 2.00% and you have a total of 0.50% in Secure Income Deferral Credits, your Secure Income Percentage will equal 2.50%.

The Initial Secure Income Percentages and Secure Income Deferral Credit percentage applicable to new Contracts are stated in the Rate Sheet Supplement. We guarantee that the Initial Secure Income Percentage for a new Contract will be no less than [1.00]%. We guarantee that the Secure Income Deferral Credit percentage for new Contracts will be no less than [0.05]%.

Effect of Withdrawals

Secure Income Withdrawals are available beginning (i) on the Contract Date if the Covered Life (or oldest Covered Life, if applicable) is at least age 59½ or (ii) on the date that the Covered Life (or oldest Covered Life, if applicable) attains age 59½.

Secure Income Withdrawals will not reduce your GLWB, and are not subject to Surrender Charges or Bond Adjustments, but may be subject to Equity Adjustments and taxes.

The GLWB does not require you to take an available Secure Income Benefit Payment. If you elect not to take an available Secure Income Benefit Payment, that amount will not be carried forward to the next Contract Year.

Once you take a withdrawal under the Contract, you will no longer be eligible for additional Secure Income Deferral Credits beyond those you already earned (if any).

Upon taking your first withdrawal from the Contract, your Secure Income Percentage will be calculated. Your Secure Income Percentage will not change, except that your Secure Income Percentage will be recalculated under Tiered Income Option when and if we become responsible for making lifetime payments of the Secure Income Benefit Payment.

Each Secure Income Withdrawal decreases the Secure Income Benefit Payment remaining for that Contract Year on a dollar-for-dollar basis. Once you are eligible to begin taking Secure Income Withdrawals, a Secure Income Withdrawal may include a full withdrawal, partial withdrawal, withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal or unscheduled withdrawal. A partial Annuitization, while not a withdrawal, will also count against your Secure Income Benefit Payment.

Each time you take a withdrawal, it is reflected immediately in your Contract Accumulated Value.

Excess Withdrawals may significantly reduce or even terminate the GLWB. Excess Withdrawals may be subject to Surrender Charges, Bond Adjustments, Equity Adjustments and taxes and tax penalties. If you take Excess Withdrawals, the Secure Income Benefit Base will be reduced on the next Contract Anniversary. See Excess Withdrawals below for information about the negative impact of Excess Withdrawals.

Excess Withdrawals

An Excess Withdrawal is (i) any withdrawal taken before Secure Income Withdrawals are available and (ii) after Secure Income Withdrawals become available, the portion of any withdrawal that exceeds the Secure Income Benefit Payment. An Excess Withdrawal may be a full withdrawal, partial withdrawal, scheduled withdrawal or unscheduled withdrawal. A partial Annuitization will be treated like an Excess Withdrawal for purposes of calculating the reduction in your benefit to the extent that the amount Annuitized would have been an Excess Withdrawal if withdrawn rather than Annuitized.

Excess Withdrawals decrease the Secure Income Benefit Base, which will reduce future Secure Income Benefit Payments. The reductions can be greater than dollar-for-dollar when the Contract Accumulated Value is less than the Secure Income Benefit Base at the time of the Excess Withdrawal. If an Excess Withdrawal reduces your Secure Income Benefit Base to $0, the GLWB will terminate on the next Contract Anniversary. Excess Withdrawals may also be subject to Surrender Charges, Bond Adjustments, Equity Adjustments and taxes.

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NOTE:	Under 72(t) of the Code, a customer can receive substantially equal payments without an IRS tax penalty, even if under age 59½. If you receive 72(t) distributions and are not yet eligible to take Secure Income Withdrawals, these 72(t) distributions will be treated as Excess Withdrawals.

If you choose to take an Excess Withdrawal, the equation below shows how to calculate the Excess Withdrawal adjustment to the Secure Income Benefit Base. Excess Withdrawals will reduce the Secure Income Benefit Base in an amount equal to the greater of 1 or 2, where:

1= the Excess Withdrawal; and

2 = the result of (a divided by b) multiplied by c, where:

a =	the amount withdrawn that exceeds the available Secure Income Benefit Payment prior to the withdrawal (including the entire withdrawal when taken before Secure Income Withdrawals are available);

b =	the Contract Accumulated Value after the Secure Income Benefit Payment is deducted, but prior to deducting the amount of the Excess Withdrawal; and

c =	the Secure Income Benefit Base prior to the adjustment for the Excess Withdrawal.

The following example reflects how an Excess Withdrawal can reduce your Secure Income Benefit Base by more than the amount withdrawn. Assume that you take a $10,000 withdrawal and immediately prior to the withdrawal: (i) your Accumulated Value is $50,000 (which would reflect any applicable Equity Adjustment); (ii) the Secure Income Benefit Base is $60,000; and (iii) the remaining Secure Income Benefit Payment for the Contract Year is $6,000. Based on these assumptions the following would occur:

•	Your Accumulated Value would be reduced to $40,000 (i.e., $50,000 – $40,000 = 10,000).

•	The first $6,000 withdrawn would be a Secure Income Withdrawal, which would not be subject to Surrender Charges or a Bond Adjustment, but may be subject to taxes.

•	The remaining $4,000 withdrawn would be an Excess Withdrawal, which could be subject to Surrender Charges, a Bond Adjustment, taxes and tax penalties.

•	The Secure Income Benefit Base would be reduced to $54,540, representing a reduction of $5,460 or 9.1%. The 9.1% reduction is proportionately equal to the reduction in Accumulated Value attributable to the Excess Withdrawal. Note that the reduction in the Secure Income Benefit Base ($5,460) is greater than the dollar amount of the Excess Withdrawal ($4,000).

The following example reflects how an Excess Withdrawal can reduce your Secure Income Benefit Base to $0 and terminate the GLWB. Assume that you take a $10,000 withdrawal and immediately prior to the withdrawal: (i) your Accumulated Value is $10,000 (which would reflect any applicable Equity Adjustment); (ii) the Secure Income Benefit Base is $2,000; and (iii) the remaining Secure Income Benefit Payment for the Contract Year is $0. Based on these assumptions the following would occur:

•	Your Accumulated Value would be reduced to $0 (i.e., $10,000 – $10,000 = $0)

•	The entire $10,000 withdrawn would be an Excess Withdrawal, which could be subject to Surrender Charges, a Bond Adjustment, taxes and tax penalties.

•	The Secure Income Benefit Base would be reduced to $0, representing a reduction of $2,000 or 100%. The 100% reduction is proportionately equal to the reduction in Accumulated Value attributable to the Excess Withdrawal (i.e., $10,000 – $10,000 = $0, a 100% reduction).

•	Because the Secure Income Benefit Base has been reduced to zero, the GLWB will terminate on the next Contract Anniversary.

Required Minimum Distribution (RMD) Program for Secure Income Protector (GLWB)

Tax-qualified contracts are subject to federal tax rules requiring that RMD be taken on a calendar year basis (i.e., compared to a Contract Year basis), usually beginning after age 73.

If you are eligible for and enroll in our RMD Program, as discussed below, a withdrawal taken to satisfy RMD for the Contract (an “RMD amount”) that exceeds a Secure Income Benefit Payment for that Contract Year will not be deemed an Excess Withdrawal. If you are eligible for and do not enroll in our RMD Program, as discussed below, a withdrawal taken to satisfy RMD for the Contract that exceeds a Secure Income Benefit Payment for that Contract Year will be deemed an Excess Withdrawal.

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Eligibility in the RMD Program is determined by satisfaction of the following requirements:

•	The amount required to be distributed each calendar year for purposes of satisfying the RMD rules of the Internal Revenue Code is based only on this Contract (the RMD amount); and

•	You have elected scheduled withdrawal payments.

NOTE:	Although enrollment in the RMD Program does not prevent you from taking an unscheduled Withdrawal, an unscheduled Withdrawal will cause you to lose the RMD Program protections for the remainder of the Contract Year. This means that any withdrawals (scheduled or unscheduled) during the remainder of the Contract Year that exceed applicable Secure Income Benefit Payment will be treated as Excess Withdrawals, even if the purpose is to take the RMD amount. You will automatically be re-enrolled in the RMD Program on your next Contract Anniversary.

We reserve the right to modify or eliminate the RMD Program; for example, if there is a change to the Internal Revenue Code or Internal Revenue Service rules or interpretations relating to RMD, including the issuance of relevant IRS guidance. We will send you at least 30 days advance notice of any change in or elimination of the RMD Program. Any modifications or elimination of the RMD Program will take effect after notice. If we exercise our right to modify or eliminate the RMD Program, then any scheduled or unscheduled withdrawal in excess of a Secure Income Benefit Payment after the effective date of the program’s modification or elimination will be deemed an Excess Withdrawal.

You may obtain more information regarding our RMD Program by contacting your financial professional or by calling us at 1-800-852-4450.

Effect of the Contract Accumulated Value Reaching Zero

We will send you prior written notice whenever reasonably feasible if your Contract Accumulated Value is approaching $0.

In the event that the Contract Accumulated Value reduces to $0, we will continue to pay the Secure Income Benefit Payments pursuant to your elections, provided that your Secure Income Benefit Base is greater than zero. In other words, if your Contract Accumulated Value is reduced to $0 for any reason other than an Excess Withdrawal, our lifetime payment obligations under the GLWB will be triggered.

For example, for a Level Income Option, assume that you take a $10,000 withdrawal and immediately prior to the withdrawal: (i) your Accumulated Value is $10,000 (which would reflect any applicable Equity Adjustment); (ii) the Secure Income Benefit Base is $100,000; and (iii) the Secure Income Benefit Payment for the Contract Year was $10,000; and (iv) the remaining Secure Income Benefit Payment for the Contract Year is $10,000. Based on these assumptions the following would occur:

•	Your Accumulated Value would be reduced to $0 (i.e., $10,000 – $10,000 = $0)

•	The entire $10,000 withdrawn would be a Secure Income Withdrawal, which could be subject to an Equity Adjustment and taxes.

•	The Secure Income Benefit Base would not be reduced because the entire withdrawal is a Secure Income Withdrawal.

•	Because the Accumulated Value was reduced to $0 for a reason other than an Excess Withdrawal, beginning in the next Contract Year, we will begin paying the $10,000 Secure Income Benefit Payment annually until the death of the applicable Covered Life.

As another example, using the same assumptions but for a Tiered Income Option GLWB, the following would occur:

•	Your Accumulated Value would be reduced to $0 (i.e., $10,000 – $10,000 = $0)

•	The entire $10,000 withdrawn would be a Secure Income Withdrawal, which could be subject to an Equity Adjustment and taxes.

•	The Secure Income Benefit Base would not be reduced because the entire withdrawal is a Secure Income Withdrawal.

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•	Because the Accumulated Value was reduced to $0 for a reason other than an Excess Withdrawal, beginning in the next Contract Year, we will pay the Secure Income Benefit Payment annually.

•	However, due to the Tiered Income Option election, the Secure Income Benefit Payment will be recalculated. Assuming that the applicable Initial Secure Income Percentage plus earned Secure Income Deferral Credits is 5.00%, the annual Secure Income Benefit Payment will equal $5,000 (i.e., $100,000 x 5% = $5,000), not $10,000.

NOTE: In the event that the Contract Accumulated Value reduces to $0 for a reason other than an Excess Withdrawal, Secure Income Benefit Payments will continue as discussed above, but all other rights and benefits from the accumulation period will terminate (including the death benefit).

Effect of Reaching the Maximum Annuitization Date

On the maximum Annuitization Date, if your Contract reaches that date, the accumulation period must end and the GLWB will terminate. However, you will have the option to annuitize your Secure Income Benefit Payment as an annuity payout option. You must elect one of the following options for the annuity period upon the maximum Annuitization Date:

•	Payments resulting from applying the Contract Accumulated Value to an annuity benefit payment option.

•	Payment of the Contract Accumulated Value as a single payment.

•	Fixed scheduled payments each year in the amount of the Secure Income Benefit Payment until the date of death of the last Covered Life.

We will send you written notice at least 30 days prior to the maximum Annuitization Date and ask you to select one of the available payment options listed above.

If we have not received your selection as of the maximum Annuitization Date, You will receive the option below that results in the higher annual payment amount:

•	Contract Payment Option

•	For Contracts with one Annuitant - Life Income with payments guaranteed for a period of 10 years.

•	For Contracts with Joint Annuitants - Joint and Full Survivor Income with payments guaranteed for a period of 10 years.

•	GLWB Rider Payment Option

•	Fixed scheduled payments each year in the amount of the Secure Income Benefit Payment, until the death of the last Covered Life.

Effect of Divorce

The following table illustrates divorce situations and the resulting outcomes.

If…	And…	Then…
You are the sole Owner of the contract	You direct us to take a withdrawal to satisfy a court order to pay a portion of the Contract to your former spouse

Any portion of such withdrawal that exceeds the available Secure Income Benefit Payment will be deemed an Excess Withdrawal.

You will retain all rights and benefits of the rider.

Note: If the Excess Withdrawal causes the Secure Income Benefit Base to go to zero, the GLWB will terminate at the next Contract Anniversary.

You are the sole Owner of the contract	You direct us to change ownership of the Contract to your former spouse to satisfy a court order	The GLWB will terminate. Your former spouse will become the new Owner of the Contract and will retain all rights and benefits of the Contract.

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If…	And…	Then…
Contract is jointly owned	You direct us to take a withdrawal to satisfy a court order to pay a portion of the Contract to your former spouse

The spouse who retains ownership of the Contract will continue to be entitled to all rights and benefits of the GLWB while the former spouse will no longer have any such rights or be entitled to any benefits under the GLWB.

Note: If the withdrawal is an Excess Withdrawal and causes the Secure Income Benefit Base to go to zero, the GLWB will terminate at the next Contract Anniversary.

If Joint Life has been elected, the Joint Life election will not be changed and your Secure Income Percentage will not be adjusted.

Contract is jointly owned	You direct us to remove one of the joint Owners to satisfy a court order

The spouse who retains ownership of the Contract will continue to be entitled to all rights and benefits of the GLWB while the former spouse will no longer have any such rights or be entitled to any benefits under the GLWB.

If Joint Life has been elected, the Joint Life election will not be changed and your Secure Income Percentage will not be adjusted.

Spousal Continuation of the GLWB

The GLWB provides that the Secure Income Benefit Payment may be available in certain situations to an eligible spouse who continues the Contract with the GLWB. If you die while the GLWB is in effect and if your surviving spouse elects to continue the Contract in accordance with its terms, the surviving spouse may also elect to continue the GLWB if:

1.	The Contract Accumulated Value is greater than zero;

2.	There has not been a previous spousal continuation of the Contract and the GLWB; and

3.	Your spouse is either: (a) your primary beneficiary, if you were the sole Owner; or (b) the surviving joint Owner, if there were joint Owners.

If your spouse elects to continue the Contract without the GLWB, the GLWB and all rights, benefits and charges under the GLWB will terminate and cannot be reinstated.

NOTE: Although spousal continuation may be available under federal tax laws for a subsequent spouse, the GLWB may be continued one time only.

The following tables illustrate the various changes and the resulting outcomes associated with continuation of the GLWB by an eligible surviving spouse.

If you die and…	And…	Then if your spouse continues this Contract…
No withdrawals have been taken since the Contract Date	Your spouse meets the minimum Contract issue age requirement

Your spouse may continue the GLWB and take withdrawals until the earlier of your spouse’s death or the Secure Income Benefit Base reduces to zero.

Secure Income Benefit Payments will automatically be calculated as “Single Life” and your spouse will be the sole Covered Life. Your spouse may not add a new Covered Life or elect “Joint Life”.

The Initial Secure Income Percentage and Secure Income Deferral Credit percentage will be based on your spouse’s age on the Contract Date.

All other provisions of the GLWB will continue as in effect on the date of your death.

No withdrawals have been taken since the Contract Date	Your spouse does not meet the Contract minimum issue age requirement	The GLWB terminates upon your death. All other provisions of this Contract will continue as in effect on the date of your death.

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If you die and…	And…	And…	Then if your spouse continues this Contract…
Withdrawals have been taken since the Contract Date	You have elected “Single Life” Secure Income Benefit Payments	N/A	The GLWB terminates upon the death of the first Covered Life to die. All other provisions of this Contract will continue as in effect on the date of your death.
Withdrawals have been taken since the Contract Date	You have elected “Joint Life” Secure Income Benefit Payments	Your spouse is the surviving Covered Life

Your spouse may continue the GLWB and take Secure Income Benefit Payments until the earlier of your spouse's death or the Secure Income Benefit Base reduces to zero.

Secure Income Benefit Payments will continue to be calculated as “Joint Life”.

The Secure Income Percentage will remain locked in at the “Joint Life” percentage applicable on the date of your first withdrawal and will not be reset to reflect your death.

All other provisions of the GLWB will continue as in effect on the date of your death.

Withdrawals have been taken since the Contract Date	You have elected “Joint Life” Secure Income Benefit Payments	There is no surviving Covered Life	The GLWB terminates upon your death. All other provisions of this Contract will continue as in effect on the date of your death.

17.	DEATH BENEFIT

General Death Benefit Provisions

If the Owner or any Joint Owner dies prior to the Annuitization Date, we will pay the death benefit upon our receipt of required documents and Notice, in Good Order, including due proof of death. Proof of death includes a copy of a death certificate, a certified copy of a court order, a written statement by a medical doctor, or other proof satisfactory to us.

The Accumulated Value will remain invested in the Segment Options and the Variable Account, as applicable, until the Valuation Day on which we receive the required documents in Good Order. If more than one beneficiary is named, each beneficiary’s portion of the death benefit will remain invested in the Segment Options and Variable Account, as applicable, until the Valuation Day on which we receive the required documents for that beneficiary. The death benefit is subject to the Segment Interim Value (which will include an Equity Adjustment) and a Bond Adjustment, which factors in market performance. See 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT — Segment Interim Value and 13. CONTRACT VALUES — Bond Adjustment.

We will pay interest on the death benefit from the first day the Accumulated Value is no longer invested in the Segment Options or Variable Account, as applicable, until payment is made. We will determine the rate of interest, which will not be less than the interest rate required by the applicable state’s law.

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If the Owner or any Joint Owner dies prior to the Annuitization Date, the death benefit may be distributed in a lump sum or within five years of the date of death or distributed over a time period not extending beyond the life expectancy of the beneficiary as provided for in Internal Revenue Code (“IRC”) section 72(s), as may be amended from time to time. If payments are made over the life expectancy of the beneficiary, they must begin not later than one year after the date of death of the Owner or Joint Owner.

If the Owner or Joint Owner dies on or after the Annuitization Date and before the entire interest in this Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as required under applicable federal tax laws, including, particularly, IRC section 72(s), as may be amended from time to time. This approach will apply to the Annuity Benefit Options other than the Life Income and Joint and Survivor options.

Notwithstanding any provision to the contrary in this Contract, any payment of death benefits must comply with all applicable laws, including IRC section 72(s), as may be amended from time to time.

Partial withdrawals and Annuitizations may significantly reduce any future death benefit. The reduction to the death benefit for a partial withdrawal or Annuitization may be greater than the dollar amount withdrawn or Annuitized. Death benefit proceeds may also be reduced as a result of any applicable Bond Adjustments and Equity Adjustments.

Death of Owner(s)

The following provisions apply upon an Owner’s death if a Contract is not jointly owned:

1.            If the surviving spouse is the only primary beneficiary, the surviving spouse may elect to become the Owner and continue the Contract (with or without the GLWB, if in effect and if the surviving spouse is eligible) or elect to receive the death benefit.

2.            If the primary beneficiary is not the surviving spouse, the primary beneficiary will receive the death benefit.

The following provisions apply upon the death of the first Joint Owner to die when a Contract is jointly owned:

1.            The surviving Joint Owner will be treated as the primary beneficiary. Any other beneficiary designation on record will be treated as contingent beneficiary.

2.            If the surviving Joint Owner is the spouse of the deceased Joint Owner, the surviving spouse may elect to become the Owner and continue the Contract (with or without the GLWB, if in effect and if the surviving spouse is eligible) or elect to receive the death benefit.

Death of Annuitant(s)

If an Annuitant who is not an Owner dies while this Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust, or other entity.

If the Owner is a corporation, trust or other entity, the death benefit will be payable upon the death of the Annuitant, or, in the case of Joint Annuitants, upon the death of the first Joint Annuitant to die.

Death Benefit Calculation

The death benefit is equal to the greater of 1 or 2 where:

1.            Is the Accumulated Value, subject to the Bond Adjustment, on the date we receive the proof of death and all required documents in Good Order; and

2.            Is the Premium Payment, subject to applicable adjustments for partial Surrenders.

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Effect of Partial Surrenders on Premium Payment while GLWB is active

While the GLWB is active, prior to the date we receive the proof of death and all required documents, the Premium Payment for purposes of the death benefit calculation will be reduced upon partial withdrawal or partial Annuitization as follows:

(i)	a dollar-for-dollar reduction to the Premium Payment for each Secure Income Withdrawal, and

(ii)	a proportional adjustment to the Premium Payment for each Excess Withdrawal (and any applicable Surrender Charges and fees) and each partial Annuitization.

The proportional adjustment in (ii) above will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the Excess Withdrawal or partial Annuitization. The proportional adjustment is equal to (1 divided by 2) multiplied by 3, where:

1.	Is the amount of the Excess Withdrawal (and any applicable Surrender Charges and fees) or the amount of the partial Annuitization;

2.	Is the Accumulated Value immediately prior to the Excess Withdrawal or partial Annuitization;

and

3.	Is the Premium Payment as adjusted for all prior partial withdrawals and partial Annuitizations immediately prior to the current Excess Withdrawal or partial Annuitization.

If a proportional adjustment applies, and the Accumulated Value is less than the Premium Payment (immediately prior to the partial withdrawal or partial Annuitization), the proportionate adjustment to the Premium Payment as described above will be greater than the amount withdrawn or Annuitized.

Effect of Partial Surrenders on Premium Payment if the GLWB is terminated

If the GLWB is terminated, prior to the date we receive the proof of death and all required documents, there is a proportional adjustment to the Premium Payment for each partial withdrawal (and any applicable Surrender Charge and fees) and each partial Annuitization.

The proportional adjustment will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial withdrawal or partial Annuitization. The proportional adjustment is equal to (1 divided by 2) multiplied by 3, where:

1.	Is the amount of the partial withdrawal (and any applicable Surrender Charges and fees) or the amount of the partial Annuitization;

2.	Is the Accumulated Value immediately prior to the partial withdrawal or partial Annuitization; and

3.	Is the Premium Payment as adjusted for all prior partial withdrawals and partial Annuitizations immediately prior to the current partial withdrawal or partial Annuitization.

Fixed Segment Option

The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 10. FIXED SEGMENT OPTION MECHANICS.

Spousal and Beneficiary Death Benefit / Secure Income Benefit Payment Scenarios

The tables below summarize the various situations upon death.

The following two tables illustrate the various situations and the resulting death benefit payment if (a) the GLWB is not in effect or (b) if the GLWB is in effect but our lifetime payment guarantees have not yet been triggered.

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If you die and...	And...	Then...
You are the sole Owner	Your spouse is not named as a primary beneficiary	The primary beneficiary will receive the death benefit All other rights and benefits under the rider and Contract will terminate.
You are the sole Owner	Your spouse is named as a primary beneficiary

Your spouse may continue the Contract with or without the GLWB or receive the death benefit.

All other primary beneficiaries will receive the death benefit.

Unless your spouse elects to continue the Contract with the GLWB, only your spouse’s and any other beneficiary’s(ies’) rights to the selected payments will continue; all other rights and benefits under the GLWB and Contract will terminate.

You are a joint Owner	The surviving joint Owner is not your spouse	Your surviving Owner will receive the death benefit. All other rights and benefits under the Contract will terminate.
You are a joint Owner	The surviving joint Owner is your spouse

Your spouse may continue the Contract with or without the GLWB or receive the death benefit.

Unless your surviving spouse Owner elects to continue the Contract with the GLWB, upon your death, only your spouse’s right to the selected payments will continue; all other rights and benefits under the GLWB and the Contract will terminate.

If...	And...	Then...
If the Annuitant dies	The Owner is not a natural person

The beneficiary(ies) receive the death benefit.

If a beneficiary dies before the Annuitant, on the Annuitant’s death we will make equal payments to the surviving beneficiaries unless the Owner provided us with other written instructions. If no beneficiary(ies) survive the Annuitant, the death benefit is paid to the Owner.

Upon the Annuitant’s death, only the beneficiary(ies) right to the death benefit will continue; all other rights and benefits under the Contract will terminate.

The following table illustrates the various situations if death occurs while the GLWB is in effect and our lifetime payment guarantees have been triggered.

If you die and…	And…	Then…
You are the sole Owner	You elected the “Single Life” Secure Income Benefit Payments	All payments stop and all rights and benefits under the Contract terminate.
You are the sole Owner	You elected the “Joint Life” Secure Income Benefit Payments

We will continue payments to the surviving Covered Life according to the schedule established when you made your election until the date of the surviving Covered Life’s death.

Upon the surviving Covered Life’s death, all payments stop and all rights and benefits under the Contract terminate.

You are a joint Owner	You elected the “Single Life” Secure Income Benefit Payments	All payments stop and all rights and benefits under the Contract terminate.
You are a joint Owner	You elected the “Joint Life” Secure Income Benefit Payments

We will continue payments to the surviving Covered Life according to the schedule established when you made your election until the date of the surviving Covered Life’s death.

Upon the surviving Covered Life’s death, all payments stop and all rights and benefits under the Contract terminate.

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Death Benefit Examples

Assumptions for the following examples:

•	The Accumulated Value accounts for the Segment Interim Value calculations.

•	The Accumulated Value is the sum of the Segment Interim Values for all Segment Options. These examples could be allocated to one or many Segment Options, and the examples would be the same.

•	Any charges taken prior to the date of the example are accounted for in the Accumulated Value already.

•	There have been no prior Surrenders.

Death Benefit Example 1

This example is intended to demonstrate that when the Accumulated Value is greater than the Premium Payment, the Bond Adjustment could reduce the death benefit to lower than the Premium Payment.

Contract Date = August 31

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $101,000 and the Bond Adjustment is -$3,000.

The death benefit on November 3 is the greater of 1 or 2 below:

1.	$98,000 = $101,000 – $3,000

2.	$100,000 = Premium Payment

The death benefit on November 3 is $100,000.

Death Benefit Example 2

This example is intended to demonstrate that when the Accumulated Value is less than the Premium Payment, the Bond Adjustment could increase the death benefit to greater than the Premium Payment.

Contract Date = August 31

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $99,000 and the Bond Adjustment is $2,000.

The death benefit on November 3 is the greater of 1 or 2 below:

1.	$101,000 = $99,000 + $2,000

2.	$100,000 = Premium Payment

The death benefit on November 3 is $101,000.

Death Benefit Example 3

This example is intended to demonstrate where the Accumulated Value is less than the Premium Payment and where the Bond Adjustment reduces the death benefit.

Contract Date = August 31

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is –$4,000.

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The death benefit on November 3 is the greater of 1 or 2 below:

1.	$86,000 = $90,000 – $4,000

2.	$100,000 = Premium Payment

The death benefit on November 3 is $100,000.

Death Benefit Example 5 (while GLWB is active)

This example is intended to demonstrate how a Secure Income Withdrawal impacts the Premium Payment portion of the death benefit calculation. A Secure Income Withdrawal will reduce the premium portion of the death benefit by the same dollar amount that the Accumulated Value was reduced on the date of the Secure Income Withdrawal.

Contract Date = August 31

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000, a Secure Income Withdrawal of $5,000, and a Bond Adjustment of -$2,000

The death benefit on November 3 is the greater of 1 or 2 below:

1.	$83,000 = $90,000 – $5,000 – $2,000

2.	$95,000 = Premium Payment ($100,000) – Secure Income Withdrawal ($5,000)

The death benefit on November 3 is $95,000.

Death Benefit Example 6 (while GLWB is active)

This example is intended to demonstrate how a partial withdrawal that is part Secure Income Withdrawal and part Excess Withdrawal impacts the Premium Payment portion of the death benefit calculation.

•	A Secure Income Withdrawal will reduce the premium portion of the death benefit by the same dollar amount that the Accumulated Value was reduced by the Secure Income Withdrawal.

•	An Excess Withdrawal will result in a proportionate adjustment to the premium portion of the death benefit, reducing that portion of the death benefit in the same proportion that the Accumulated Value (after deducting the Secure Income Withdrawal) was reduced by the Excess Withdrawal.

Contract Date = August 31

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000, a Secure Income Withdrawal of $2,000, an Excess Withdrawal of $3,000, and a Bond Adjustment of -$1,000.

The death benefit on November 3 is the greater of 1 or 2 below:

1.	$84,000 = $90,000 – $2,000 – $3,000 – $1,000

2.	$94,660, calculated as follows:

•	First, reduce the Premium Payment ($100,000) by the Secure Income Withdrawal ($2,000) to $98,000.

•	Second, proportionately adjust the Premium Payment ($98,000) for the Excess Withdrawal ($3,000). The amount of the proportional adjustment ($3,340) is the Excess Withdrawal ($3,000) divided by the Accumulated Value immediately after the Secure Income Withdrawal and immediately prior to the Excess Withdrawal ($88,000) multiplied by the Premium Payment ($98,000).

The death benefit on November 3 is $94,658.

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Death Benefit Example 7 (while GLWB is active)

This example is intended to demonstrate how a partial withdrawal that is entirely an Excess Withdrawal impacts the Premium Payment portion of the death benefit calculation. A proportional adjustment for an Excess Withdrawal will reduce the premium portion of the death benefit in the same proportion that the Accumulated Value was reduced on the date of the Excess Withdrawal.

Contract Date = August 31

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is -$4,000 and an Excess Withdrawal of $5,000

The death benefit on November 3 is the greater of 1 or 2 below:

3.	$81,000 = ($90,000 – $5,000) – $4,000

4.	$94,444.44 = Premium Payment proportionately adjusted for the Excess Withdrawal is the Premium Payment ($100,000) reduced by the proportional adjustment ($5,555.56)

•	The amount of the proportional adjustment ($5,555.56) is the Excess Withdrawal ($5,000) divided by the Accumulated Value immediately prior to the Excess Withdrawal ($90,000) multiplied by the Premium Payment ($100,000).

The death benefit on November 3 is $94,444.44.

Death Benefit Example 9 (GLWB is terminated)

This example is intended to demonstrate how a partial withdrawal impacts the Premium Payment portion of the death benefit calculation. A proportional adjustment for a partial withdrawal will reduce the premium portion of the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial withdrawal. The proportional adjustment for partial withdrawal is equal to (1 divided by 2) multiplied by 3, where:

1.	Is the amount of the partial withdrawal; and

2.	Is the Accumulated Value immediately prior to the partial withdrawal; and

3.	Is the Premium Payment.

Contract Date = August 31

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is -$4,000 and a partial withdrawal of $5,000

The death benefit on November 3 is the greater of 1 or 2 below:

1.	$81,000 = ($90,000 – $5,000) – $4,000

2.	$94,444.44 = Premium Payment proportionately adjusted for the partial withdrawal is the Premium Payment ($100,000) reduced by the proportional adjustment ($5,555.56)

•	The amount of the proportional adjustment ($5,555.56) is the partial withdrawal ($5,000) divided by the Accumulated Value immediately prior to the partial withdrawal ($90,000) multiplied by the Premium Payment ($100,000).

The death benefit on November 3 is $94,444.44.

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18.	STATEMENTS

We will mail to you a statement, along with any reports required by state law, of your current Accumulated Value at least once per year prior to the Annuitization Date. After the Annuitization Date, any reports will be mailed to the person receiving the annuity benefit payments.

19.	ANNUITIZATION

Annuitization Date

You may specify an Annuitization Date in your application. If you do not specify an Annuitization Date, the Annuitization Date is the maximum Annuitization Date shown on the Data Page. You may change the Annuitization Date with our prior approval. The request must be in writing. You may not select an Annuitization Date that falls prior to the second Contract Anniversary or after the maximum Annuitization Date. Generally, the maximum Annuitization Date is the Contract Anniversary following the Annuitant’s attainment of age 95. The maximum Annuitization Date can be found on the Data Page.

Annuitizations are subject to the Segment Interim Value (which includes an Equity Adjustment) and a Bond Adjustment. An Equity Adjustment does not apply if the Annuitization occurs on a Segment End Date for the particular Index-Linked Segment Option. A Bond Adjustment applies to all Segment Options and regardless of when the Annuitization occurs, including on a Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). Amounts Annuitized from the Variable Account are not subject to a Bond Adjustment. The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 10. FIXED SEGMENT OPTION MECHANICS. For additional information about the Bond Adjustment, see 5. PRINCIPAL RISKS OF INVESTING IN THE CONTRACT — Segment Interim Value and 13. CONTRACT VALUES — Bond Adjustment.

If Joint Annuitants are named in the application, the maximum Annuitization Date will be set based on the age of the older Joint Annuitant.

Full Annuitization

Any time after the second Contract Year, you may Annuitize your Contract by electing to receive payments under an annuity benefit payment option. If the Accumulated Value on the Annuitization Date is less than $2,000, we may pay out the entire amount in a single payment. The Contract would then be canceled. You may select when you want the payments to begin (within the period that begins the Valuation Day following our receipt of your instruction and ends one year after our receipt of your instructions).

Once payments begin under the annuity benefit payment option you choose, the option may not be changed. In addition, once payments begin, you may not surrender, withdraw or otherwise liquidate or commute any of the portion of your Accumulated Value that has been Annuitized.

Depending on the type of annuity benefit payment option selected, payments that are initiated either before or after the Annuitization Date may be subject to penalty taxes (see 21. TAXES). You should consider this carefully when you select or change the annuity benefit payment commencement date.

Partial Annuitization

You have the right to Annuitize a portion of your Accumulated Value. After the second Contract Year and prior to the Annuitization Date, you may Annuitize a portion of your Accumulated Value by sending us a Notice in Good Order.

If you specify annuitization allocation percentages as part of a partial annuitization request, the amount annuitized is deducted from the Segment Options and the Variable Account according to the annuitization allocation percentages you provide to us. If you do not provide us with specific annuitization allocation percentages, the amount annuitized is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options and the Variable Account at that point in time.

The minimum partial Annuitization amount is $2,000. Any partial Annuitization request that reduces the Accumulated Value to less than $5,000 will be treated as a request for full Annuitization. We reserve the right to limit the number of partial Annuitizations that may be requested in a Contract Year, but it will never be less than one per Contract Year.

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Annuity Benefit Payment Options

You may select one of the annuity benefit payment options listed below. Once payments begin under the option you select, the option may not be changed. In addition, once payments begin you may not surrender or otherwise liquidate or commute any portion of your Accumulated Value that has been Annuitized.

We offer fixed annuity benefit payments only. No Surrender Charge is imposed on any portion of your Accumulated Value that has been Annuitized.

You may choose from several fixed annuity benefit payment options. Payments will be made on the frequency you choose. You may elect to have your annuity benefit payments made on a monthly, quarterly, semiannual or annual basis. The dollar amount of the payments is specified for the entire payment period according to the option selected. There is no right to take any full or partial withdrawals after the Annuitization Date. The fixed annuity benefit payment must begin within one year of the annuity benefit election.

The amount of the fixed annuity benefit payment depends on the:

•	amount of Accumulated Value (adjusted by the Bond Adjustment) applied to the annuity benefit payment option;

•	annuity benefit payment option selected;

•	age and gender of the Annuitant (unless fixed period income option is selected);

•	frequency of the annuity benefit payments; and

•	duration of the annuity benefit payments.

The amount of the initial payment is determined by applying all or a portion of the Accumulated Value, plus or minus the Bond Adjustment (as applicable), less any applicable premium tax and other expenses, as of the date of the application to the annuity table for the Annuitant’s annuity benefit payment option, gender, and age. Minimum annuity benefit payment amounts will be based on the Annuity 2012 Individual Annuity Mortality Period Life Table as stated in the Contract. This basis is guaranteed for the life of the Contract for the following fixed annuity benefit payment options: Life Income, Life Income with Period Certain, Joint and Survivor Life Income, and Joint and Survivor Life Income Period Certain. With our written approval, other annuity benefit payment options may be available without this guaranteed basis.

Annuity benefit payments generally are higher for male annuitants than for female annuitants with an otherwise identical Contract. This is because statistically females have longer life expectancies than males. In certain states, this difference may not be taken into consideration in determining the payment amount. Additionally, Contracts with no gender distinctions are made available for certain employer-sponsored plans because, under most such plans, gender discrimination is prohibited by law.

The frequency and duration of the annuity benefit payments affect the income amount received. The annuity benefit payments generally are lower if you receive payments more frequently. For example, monthly payments generally will be lower than quarterly payments. Generally, all other factors being equal, the longer the duration of annuity benefit payments, the lower the annuity benefit payment amounts and the shorter the duration, the higher the annuity benefit payment amounts.

You may select an annuity benefit payment option by written request only. Your selection of an annuity benefit payment option for a partial Annuitization must be in writing and may not be changed after payments begin. Your selection of an annuity benefit payment option for any portion not previously Annuitized may be changed by written request prior to the Annuitization Date.

If an annuity benefit payment option is not selected, we will automatically apply:

•	for Contracts with one Annuitant — Life Income with payments guaranteed for a period of 10 years.

•	for Contracts with Joint Annuitants — Joint and Full Survivor Life Income with payments guaranteed for a period of 10 years.

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The available annuity benefit payment options for both full and partial Annuitizations include:

•	Life Income — Level payments continue for the Annuitant’s lifetime. If you defer the first payment date, it is possible that you will receive no payments if the Annuitant dies before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments when the Annuitant dies.

•	Life Income with Period Certain — Level payments continue during the Annuitant’s lifetime with a guaranteed payment period of 5 to 30 years. If the Annuitant dies before all of the guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

•	Joint and Survivor — Payments continue as long as either the Annuitant or the Joint Annuitant is alive. You may also choose an option that lowers the amount of income after the death of a Joint Annuitant. It is possible that you will only receive one payment under this option if both Annuitants die before the second payment is due. If you defer the first payment date, it is possible that you will receive no payments if both Annuitants die before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments after both Annuitants die.

•	Joint and Survivor with Period Certain — Payments continue as long as either the Annuitant or the Joint Annuitant is alive with a guaranteed payment period of 5 to 30 years. You may choose an option that lowers the amount of income after the death of a Joint Annuitant. If both Annuitants die before all guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

With our written approval, other annuity benefit payment options may be available without the minimum annuity benefit payment amount guarantees described in the Contract. The annuity benefit payment for these other options will be based on the then-current interest rates and mortality table. These options may include:

•	Fixed Period Income — Level payments continue for a fixed period. You may select a range from 5 to 30 years (state variations may apply). If the Annuitant dies before the selected period expires, payments continue to you or the person(s) you designate until the end of the fixed period. Payments stop after all guaranteed payments are received. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

•	Life with Cash Refund — Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, the balance is paid to you or the person(s) you designate.

•	Life with Installment Refund — Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, payments continue to you or the person(s) you designate until they equal the amount of the Accumulated Value applied. If the period required to make these payments is longer than allowed by law, we will pay a commuted value at the end of that shorter period.

Death of Annuitant (During the Annuitization Period)

If the Annuitant dies during the annuity benefit payment period, remaining payments are made to the Owner throughout the guaranteed payment period, if any, or for the life of any Joint Annuitant, if any. If the Owner is the Annuitant, remaining payments are made to the Joint Owner, if any, or the named beneficiaries. In all cases the person entitled to receive payments also receives any rights and privileges under the annuity benefit payment option.

Important Considerations Related to the GLWB

•	Fully Annuitizing your Contract will terminate the GLWB.

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•	Your Secure Income Benefit Payment remaining for a Contract Year will be reduced by all partial Annuitizations. A partial Annuitization will be treated like an Excess Withdrawal for purposes of calculating the reduction in your benefit to the extent that the amount Annuitized would have been an Excess Withdrawal if withdrawn rather than Annuitized. Partial Annuitizations could significantly reduce or even terminate your GLWB.

•	If you fully Annuitize prior to the maximum Annuitization Date, your Secure Income Benefit Payments will end. Your annual income payments during the annuity period will be based on your annuity benefit payment election and may be less than what your annual Secure Income Benefit Payments were prior to full Annuitization.

•	On the maximum Annuitization Date, if your Contract reaches that date, the accumulation period must end and the GLWB will terminate. However, you will have the option to annuitize your Secure Income Benefit Payment as an annuity benefit payment option.

See 16. SECURE INCOME PROTECTOR GLWB for additional information.

20.	ADDITIONAL INFORMATION ABOUT THE VARIABLE ACCOUNT

The Registered Separate Account

Principal Life Insurance Company Separate Account B (the Registered Separate Account) is a separate account we established to receive and invest premium payments made by owners of our variable annuity products. The Registered Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 and qualifies as a “separate account” within the meaning of the federal securities laws. Such registration does not involve any supervision by the SEC of the management of the Variable Account. We own the assets of the Registered Separate Account and are obligated to pay all amounts promised to investors under the Contract.

The Registered Separate Account is divided into divisions. Each division invests in a corresponding underlying mutual fund. A division’s performance has no effect on the investment performance of any other division. New divisions may be added and made available and divisions may also be eliminated. These changes will be made in a manner that is consistent with applicable laws and regulations.

The Registered Separate Account is not affected by the rate of return of our general account or the Unregistered Separate Account or by the investment performance of any of our other assets. Any income, gain, or loss (whether or not realized) from the assets of the Registered Separate Account are credited to or charged against, the Registered Separate Account without regard to our other income, gains, or losses. Assets of the Registered Separate Account attributed to the reserves and other liabilities under the Contract may not be charged with liabilities arising from any of our other businesses.

Any Contract obligations related to the Variable Account in excess of the Variable Account Value (for example, annuity benefit payments, death benefit payment(s) and guaranteed lifetime withdrawal benefit payments) become obligations of the our general account and will be subject to the rights of the Company’s other creditors and its overall claims paying ability.

The Company currently offers other variable annuity contracts that participate in Separate Account B. In the future, we may designate additional group or individual variable annuity contracts as participating in Separate Account B.

The Variable Account and Underlying Fund

The only division of the Registered Separate Account included in the Contract is the Variable Account. The Variable Account invests shares of the Underlying Fund. We do not guarantee the investment results of the Variable Account. There is a risk of loss of the entire amount invested in the Variable Account.

Information regarding the Underlying Fund, including (i) its name, (ii) its type (i.e., money market fund) or a brief statement concerning its investment objective, (iii) its investment adviser and any sub-investment adviser, (iv) current expenses, and (v) performance is available in an appendix to this prospectus. See APPENDIX E – UNDERLYING FUND AVAILABLE UNDER THE CONTRACT.

The Underlying Fund has issued a prospectus that contains more detailed information about the Underlying Fund. If you wish to receive paper or electronic copies of the prospectus, you can inform the Company by calling 1-800-852-4450. You also can obtain a copy by visiting the following website: www.principal.com/[   ]

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The Underlying Fund is registered under the Investment Company Act of 1940 as an open-end management investment company. We purchase and sell shares of the Underlying Fund for the Registered Separate Account at net asset value. Shares represent interests in the Underlying Fund. The Underlying Fund is NOT available to the general public directly. The Underlying Fund is available only as an investment option in variable life insurance policies and/or variable annuity contracts issued by life insurance companies, as well as through qualified plans. You should understand that the Underlying Fund is not directly related to any publicly available mutual fund. Consequently, the investment performance of the Underlying Fund may differ substantially from the investment performance of a publicly available mutual fund, even if a publicly available mutual fund has a similar name and/or the same investment adviser(s).

Variable Account Value

If you have Accumulated Value in the Variable Account, the value of your investment in the Variable Account will be reflected as your Variable Account Value. There is no guaranteed minimum Variable Account Value. You bear all the investment risk under the Variable Account.

Variable Account Value will change from day to day. At the end of any Valuation Period, your Variable Account Value will be equal to:

•	the number of Units you have in the Variable Account, multiplied by

•	the Unit Value for the Variable Account.

The number of Units is equal to the total Units purchased as a result of Transfers to the Variable Account, minus Units sold for partial Surrenders, Transfers to the Segment Options, and to pay Contract charges and fees not deducted as part of the dailyUnit Value calculation.

Unit Value for the Variable Account is calculated each Valuation Day at the close of normal trading of the NYSE (generally 4:00 p.m. EST). To calculate the Unit Value, the Unit Value from the previous Valuation Day is multiplied by the net investment factor for the current Valuation Period. The number of Units does not change due to a change in Unit Value.

The net investment factor measures the performance of the Variable Account. The net investment factor for a Valuation Period is [(a plus b) divided by (c)] – (d) where:

a = the share price (net asset value) of the Underlying Fund at the end of the Valuation Period;

b = the per share amount of any dividend* (or other distribution) made by the Underlying Fund during the Valuation Period;

c = the share price (net asset value) of the Underlying Fund at the end of the previous Valuation Period; and

d = the daily charge for Total Separate Account Annual Expenses and any Riders, if applicable. The daily charge is calculated by dividing the annual amount of these expenses by 365 and multiplying by the number of days in the Valuation Period. For the Contract, (d) equals 0% because there are no applicable Registered Separate Account charges.

*When an investment owned by the Underlying Fund pays a dividend, and the dividend increases the net asset value of a share of the Underlying Fund as of the date the dividend is recorded. As the net asset value of a share of the Underlying Fund increases, the Unit Value of the Variable Account also reflects an increase. Payment of a dividend under these circumstances does not increase the number of Units you own in the Variable Account.

No Right to Allocate Premium Payment or Contract Value to the Variable Account

You cannot instruct us to allocate your Premium Payment or Accumulated Value to the Variable Account. The sole purpose of the Variable Account is to serve as a default reallocation option at the end of a Segment Term in the absence of timely Contract owner instructions in Good Order. See 12 OPTIONS AT END OF SEGMENT TERM. Any request to allocate your Premium Payment or Accumulated Value to the Variable Account will be rejected as not in Good Order.

Automatic Transfer to the Variable Account as Default Option on a Segment End Date

At the end of a Segment Term, in the absence of timely instructions from you in Good Order, the Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for a new Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term. See 12 OPTIONS AT END OF SEGMENT TERM.

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If we do not receive timely instructions in Good Order and the same Segment Option is no longer available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the applicable default option, as follows:

•	If the ended Segment Option is the Fixed Segment Option, the default option will be the Variable Account.

•	If the ended Segment Option is an Index-Linked Segment Option, the default option will be a 1-year Index-Linked Segment Option with the same Index and Buffer Rate or Floor Rate, if available (with the Cap Rate and Participation Rate applicable to a new Segment Term). If there are multiple such Segment Options available, we will select the default option from among them. If there is no such Segment Option available, the default option will be the Fixed Segment Option (with the annual interest rate applicable to a new Segment Term). If the Fixed Segment Option is not available, the default option will be the Variable Account.

Upon a Segment End Date, if the Accumulated Value in the ended Segment Option is to be automatically Transferred to the Variable Account as described above, after applying any applicable Segment Credits or annual interest for the ended Segment Option, the Transfer will be processed based on the next determined Unit Value of the Variable Account. If the Segment End Date is a Valuation Day, the next determined Unit Value will be the Uunit Value calculated at the end of that same Valuation Day. If the Segment End Date is not a Valuation Day, the next determined Unit Value will be the Unit Value calculated at the end of the next Valuation Day.

Requesting a Transfer from the Variable Account to the Segment Options

If you have Accumulated Value in the Variable Account, your ability to Transfer amounts from the Variable Account to the Segment Options is severely restricted. Accumulated Value in the Variable Account may be Transferred to the Segment Options only on a Segment Anniversary. Therefore, if any Accumulated Value is automatically Transferred to the Variable Account as described in the previous section, you will have to wait one year before you can Transfer the Accumulated Value in the Variable Account to the Segment Options. On a Segment Anniversary, if you do not Transfer any Accumulated Value in the Variable Option to the Segment Options, you will have to wait another year for another Transfer opportunity

If you wish to Transfer Accumulated Value from the Variable Account to one or more Segment Options on a Segment Anniversary, and the Segment Anniversary is a Valuation Day, we must receive your Transfer request in Good Order before the end of that same Valuation Day. If the Segment Anniversary is not a Valuation Day, we must receive your Transfer request in Good Order before the end of the prior Valuation Day. If we do not receive a timely Transfer request in Good Order prior to the end of the applicable Valuation Day, the request will be rejected as not in Good Order and you will not be able to transfer Accumulated Value from the Variable Account until the next Segment Anniversary. You may cancel a submitted Transfer request, provided that we receive the request in Good Order prior to the end of the Valuation Day on which a Transfer request would be due as described above.

If you have Accumulated Value in the Variable Account, we will provide at least fifteen (15) calendar days advance written notice of the Segment Options that will be available to you on the Segment Anniversary and where to obtain the Cap Rates, Participation Rates and annual interest rates for the new Segment Terms. Such rates will be made available to you at least seven (7) calendar days prior to the Segment Start Date and will be available at www.principal.com/individuals/invest-retire/annuities.

Requesting a Withdrawal or Surrender from the Variable Account

You may request a withdrawal of some or all of your Accumulated Value in the Variable Account at any time during the accumulation period. Any such withdrawal may be subject to Surrender Charges, taxes and tax penalties. We will process a withdrawal request at the next calculated Unit Value after our receipt of the request in Good Order.

Any time after the second Contract Year, you may Annuitize some or all of your Accumulated Value in the Variable Account. The amount Annuitized will be subject to a Bond Adjustment, which could be negative. We will process an Annuitization request at the next calculated Unit Value after our receipt of the request in Good Order.

If the GLWB is in effect, withdrawals and Annuitizations from the Variable Account are subject to the terms and conditions of the GLWB. Partial withdrawals and Annuitizations from the Variable Account that are treated as Excess Withdrawals under the GLWB can significantly reduce or even terminate the benefit. See 16. SECURE INCOME PROTECTOR (GLWB).

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Timing and Delay of Payments

Amounts payable from the Variable Account are generally disbursed within seven calendar days after we receive your request in Good Order. This period may be shorter when required by law. However, payment of any amount from the Variable Account upon withdrawal (full or partial), death or Annuitization of the Accumulated Value, or Transfer to or from the Variable Account, may be deferred during any period when the right to sell mutual fund shares is suspended as permitted under provisions of the Investment Company Act of 1940.

The right to sell shares may be suspended during any period when:

•	trading on the NYSE is restricted as determined by the SEC or when the NYSE is closed for other than weekends and holidays; or

•	an emergency exists, as determined by the SEC, as a result of which:

o	disposal by a mutual fund of securities owned by it is not reasonably practicable;

o	it is not reasonably practicable for a mutual fund to fairly determine the value of its net assets; or

o	the SEC permits suspension for the protection of security holders.

If a payment from the Variable Account is delayed, the payment will be processed on the first Valuation Day following the expiration of the permitted delay unless we receive your written instructions to cancel your Surrender. Your written instruction must be received in the Home Office prior to the expiration of the permitted delay. Payment will be completed within seven calendar days following the expiration of a permitted delay.

Contract Owner Voting Rights

We vote shares of the Underlying Fund according to the instructions of Contract owners with Accumulated Value in the Variable Account. We will notify you of shareholder meetings of the Underlying Fund. We will send you proxy materials and instructions for you to provide voting instructions to us. We will arrange for the handling and tallying of proxies received from you and other owners. If you give no voting instructions, we will vote those shares in the same proportion as shares for which we received instructions. Because there is no required minimum number of votes, a small number of votes can have a disproportionate effect.

We determine the number of fund shares that you may instruct us to vote by allocating one vote for each $100 of Accumulated Value in the Variable Account. Fractional votes are allocated for amounts less than $100. We determine the number of Underlying Fund shares you may instruct us to vote as of the record date established by the Underlying Fund for its shareholder meeting. In the event that applicable law changes or we are required by regulators to disregard voting instructions, we may decide to vote the shares of the Underlying Fund in our own right.

Our Right to Close, Remove, or Substitute

Any changes we make pursuant to this provision will be made in a manner that is consistent with applicable laws and regulations.

We reserve the right, within the law, to close the Variable Account to future Transfers of Accumulated Value and remove the Variable Account from the Contract. In addition, if shares of the Underlying Fund are no longer available for investment or if, in the judgment of our management, investment in the Underlying Fund becomes inappropriate for the purposes of the Contract, we may substitute shares of the Underlying Fund with shares of another open-end registered investment company. We will make no such closure, removal, or substitution without first notifying you and obtaining any necessary approval of the appropriate insurance regulatory authorities and the SEC (to the extent required by Investment Company Act of 1940 or other applicable law).

Frequent Transfers and Marking Timing

Because you cannot instruct us to allocate Premium Payment or Contract Accumulated Value to the Variable Account, and Transfers from the Variable Account are severely restricted, we do not believe that the Variable Account as used in this Contract presents any risk of abusive trading practices. Accordingly, for this Contract, we do not administer any frequent trading or market timing policies and procedures for the Variable Account.

In the event that the Underlying Fund deems abusive trading practices to be occurring with respect to the Variable Account, whether in connection with this Contract or other contracts that we issue, we will take action that may include, but not limited to, closing the Variable Account or substituting the Underlying Fund.

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Conflicts of Interest Related to the Underlying Fund

Compensation and Underlying Mutual Fund Selection

When selecting underlying mutual funds, we consider a fund’s investment strategy, asset class, manager’s reputation, and performance. We also consider the amount of compensation that we receive from the underlying mutual fund, their advisers, sub-advisers, or their distributors, which can be significant. Additionally, we may offer an underlying mutual fund, at least in part, if the fund is managed by an affiliate.

Compensation We Receive from Underlying Fund

The Company and certain of our affiliates receive compensation from the Underlying Fund pursuant to Rule 12b-1 under the 1940 Act. This compensation is paid out of the Underlying Fund’s assets and is as much as 0.25% of the average net assets of the Underlying Fund that are attributable to the variable life insurance products issued by us and our affiliates that offer the particular fund (the Company’s variable contracts). The payment of Rule 12b-1 fees by the Underlying Fund increases the cost of investment in the Variable Account, as the payment of Rule 12b-1 fees results in a lower net asset value per share.

Compensation We Receive from Underlying Fund Adviser(s)

We and certain of our affiliates also receive compensation from the adviser(s) of the Underlying Fund. We use this compensation for such purposes as paying expenses that we incur in promoting, issuing, distributing and administering the Contract and providing services on behalf of the Underlying Fund in our role as intermediary. Such compensation is not reflected in an Underlying Fund’s expenses because it is not paid directly out of such fund’s assets, or if it is derived, in whole or in part, from the advisory fee deducted from fund assets. Owners, through an indirect investment in the Underlying Fund through the Variable Account, bear the costs of these advisory fees.

Other Conflicts of Interest

The Underlying Fund is available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Registered Separate Account and other separate accounts of the Company or other insurance companies. Although we do not anticipate any disadvantages to these arrangements, it is possible that a material conflict may arise between the interests of the Registered Separate Account and one or more of the other separate accounts participating in the Underlying Fund. A conflict may occur, for example, as a result of a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the owners and payees and those of other insurance companies, or some other reason. In the event of a conflict of interest, we will take steps necessary to protect owners and payees, including withdrawing the Registered Separate Account from participation in the Underlying Fund or substituting shares of the Underlying Fund.

Underlying Fund Diversification

The United States Treasury Department has adopted regulations under Section 817(h) of the Internal Revenue Code which establishes standards of diversification for separate accounts supporting variable contracts. Under this Internal Revenue Code Section, separate account investments must be adequately diversified in order for the increase in the value of non-qualified contracts to receive tax-deferred treatment. In order to be adequately diversified, the portfolio of an underlying mutual fund must, as of the end of each calendar quarter or within 30 days thereafter, have no more than 55% of its assets invested in any one investment, 70% in any two investments, 80% in any three investments and 90% in any four investments. Failure of an underlying mutual fund to meet the diversification requirements could result in tax liability to non-qualified contract holders. The investment opportunities of the Underlying Fund could conceivably be limited by adhering to the above diversification requirements. This would affect all owners, including owners of contracts for whom diversification is not a requirement for tax-deferred treatment.

21.	TAXES

[TO BE UPDATED BY AMENDMENT]

The following description is a general summary of the tax rules, primarily related to federal income taxes, which in our opinion are currently in effect. These rules are based on laws, regulations and interpretations which are subject to change at any time. This summary is not comprehensive and is not intended as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a tax advisor about the tax implications of taking action under a Contract or related retirement plan.

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Taxation of Non-Qualified Contracts

Non-Qualified Contracts

Section 72 of the Internal Revenue Code (Code) governs the income taxation of annuities in general.

•	Premium Payment made under Non-qualified Contracts are not excludable or deductible from your gross income or any other person’s gross income.

•	An increase in the Accumulated Value of a Non-qualified Contract owned by a natural person is generally not taxable until paid out as Surrender proceeds, death benefit proceeds, or otherwise.

•	Generally, owners who are non-natural persons (such as a trust, partnership or corporation) are immediately taxed on any increase in the Accumulated Value unless the non-natural person is acting as an agent for a natural person.

•	Full or partial withdrawals are taxed as ordinary income to the extent of the accumulated income or gain under the Contract.

•	The value of the Contract pledged or assigned is taxed as ordinary income to the same extent as a partial Surrender.

•	Annuity benefit payments:

•	The basic rule for taxing annuity benefit payments is that part of each annuity benefit payment is considered a nontaxable return of the investment in the Contract and part is considered taxable income. An “exclusion ratio” is applied to each annuity benefit payment to determine how much of the payment is excludable from gross income. The remainder of the annuity benefit payment is includable in gross income for the year received.

•	The “investment in the Contract” is generally the total of the premium payments made less any tax-free return of premiums.

•	After the investment in the Contract is paid out, the full amount of any annuity benefit payment is taxable.

For purposes of determining the amount of taxable income resulting from distributions, all Contracts and other annuity contracts issued by us or our affiliates to the same owner within the same calendar year are treated as if they are a single contract.

Transfer of ownership may have tax consequences to the Owner. For Owners who are non-natural persons changing the Annuitant may have tax consequences to the Owner. Please consult with your tax advisor before changing the Owner or Annuitant on your Contract.

Required Distributions for Non-Qualified Contracts

In order for a Non-qualified Contract to be treated as an annuity contract for federal income tax purposes, the Code requires:

•	If the person receiving payments dies on or after the Annuitization Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of the interest is distributed at least as rapidly as under the method of distribution being used as of the date of that person’s death.

•	If you die prior to the Annuitization Date, the entire interest in the Contract will be distributed:

•	within five years after the date of your death; or

•	as annuity benefit payments (or similar periodic payments) which begin within one year of your death and which are made over the life of your designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary.

•	If the Contract is owned by a trust, corporation or other non-natural person, then the death of the Annuitant will be treated as the death of the Owner.

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Generally, unless the beneficiary elects otherwise, the above requirements are satisfied prior to the Annuitization Date by paying the death benefit in a single payment, subject to proof of your death. The beneficiary may elect, by written request, to receive an annuity benefit payment option instead of a single payment.

If your designated beneficiary is your surviving spouse, the Contract may be continued with your spouse deemed to be the new Owner for purposes of the Code. When the Owner receiving payments is not a natural person, the required distributions provided for in the Code apply upon the death of the Annuitant.

Early Distribution Penalty

If you take a premature distribution from the Contract, you may incur a 10% income tax penalty on the taxable portion of the distribution, unless the distribution is:

•	made on or after you reach age 591∕2;

•	made to a beneficiary on or after your death;

•	made upon your disability as defined in the Internal Revenue Code;

•	part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;

•	made under an immediate annuity contract; or

•	allocable to contributions made prior to August 14, 1982.

Tax reporting distributions from an annuity contract that is owned by a trust: The Internal Revenue Service (IRS) determined in Private Letter Ruling 202031008 that a non-grantor trust cannot attain age 591∕2, become disabled, or have a life expectancy. Thus, the IRS held that those three exceptions to the 10% penalty are not applicable to distributions from a deferred annuity contract that is owned by a non-grantor trust. Alternatively, the IRS held that a deferred annuity contract owned by a grantor trust can utilize those three exceptions if the grantor qualifies for the exception (for example, the grantor attained age 591∕2 at the time of the distribution). Consult a tax advisor for further information.

Tax-Free Exchanges

Under Section 1035 of the Code, the exchange of one annuity contract for another is not a taxable transaction if the same owner is on each contract in the exchange, but may be reportable to the IRS.

Net Investment Income Tax

The Net Investment Income Tax is imposed at a rate of 3.8% on net investment income for higher tax bracket individuals.

This tax may apply to an individual’s net investment income if the individual’s modified Adjustable Gross Income exceeds $200,000 for a single filer or $250,000 for a married filing jointly filer. The tax applies to income from interest, dividends, annuities, royalties and rents not obtained in a normal trade of business. The tax may also apply to certain trusts and estates with net investment income.

Income from annuities that are part of a qualified retirement plan (as described in the following section) are not treated as investment income for the purpose of this new tax and thus are not subject to the new 3.8% rate but may be includible for purposes of determining whether the applicable Net Investment Income Tax income limits are exceeded.

Taxation of Qualified Contracts

Tax-Qualified Contracts: IRA, SEP, and SIMPLE-IRA

The Contract may be used to fund IRAs, SEPs, and SIMPLE-IRAs.

•	IRA — An Individual Retirement Annuity (IRA) is a retirement savings annuity. Contributions grow tax deferred.

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•	SEP-IRA — SEP stands for Simplified Employee Pension and is a form of IRA. A SEP allows you, as an employer, to provide retirement benefits for your employees by contributing to their IRAs.

•	SIMPLE-IRA — SIMPLE stands for Savings Incentive Match Plan for Employees. A SIMPLE- IRA allows employees to save for retirement by deferring salary on a pre-tax basis and receiving predetermined company contributions.

The tax rules applicable to owners, annuitants and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, premium payments made under a retirement program recognized under the Code are excluded from the participant’s gross income for tax purposes prior to the annuity benefit payment date (subject to applicable state law). The portion, if any, of any premium payment made that is not excluded from their gross income is their investment in the Contract. Aggregate deferrals under all plans at the employee’s option may be subject to limitations.

Tax-qualified retirement arrangements, such as IRAs, SEPs, and SIMPLE-IRAs, are tax-deferred. You derive no additional benefit from the tax deferral feature of the annuity. Consequently, an annuity should be used to fund an IRA, or other tax qualified retirement arrangement to benefit from the annuity’s features other than tax deferral. These features may include guaranteed lifetime income, death benefits without Surrender Charges, guaranteed caps on fees, and the ability to Transfer among investment options without sales or withdrawal charges. Check with your tax advisor for the rules which apply to your specific situation.

Premature Distributions

There is a 10% additional penalty tax under the Code on the taxable portion of a “premature distribution” from IRAs, IRA rollovers, SEP-IRAs and SIMPLE-IRAs. The tax penalty is increased to 25% in the case of distributions from SIMPLE-IRAs during the first two years of participation in the SIMPLE IRA. Generally, an amount is a “premature distribution” unless the distribution is:

•	made on or after you reach age 591∕2;

•	made to a beneficiary on or after your death;

•	made upon your disability as defined in the Internal Revenue Code;

•	part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;

•	made to pay certain deductible medical expenses;

•	for health insurance premiums while unemployed;

•	for first home purchases (up to $10,000);

•	for qualified higher education expenses;

•	for qualified disaster tax relief distributions (up to $22,000);

•	for qualified reservist distributions;

•	for amounts levied by the IRS directly against your IRA;

•	a qualified birth or adoption distribution (up to $5,000); or

•	for distributions to terminally ill individuals.

For more information regarding premature distributions, please reference IRS Publication 590-B and consult your tax advisor.

Rollover IRAs

If you receive a lump-sum distribution from a qualified retirement plan, tax-sheltered annuity or governmental 457(b) plan, you may maintain the tax-deferred status of the distribution by rolling it over into an eligible retirement plan or IRA. You can accomplish this by electing a direct rollover from the plan, or you can receive the distribution and roll it over into an eligible retirement plan or IRA within 60 days. However, if you do not elect a direct rollover from the plan, the plan is required to withhold 20% of the taxable portion of the distribution. This amount is sent to the IRS as income tax withholding to be credited against your taxes. Amounts received prior to age 591∕2 and not rolled over may be subject to an additional 10% penalty tax. You may roll over amounts from a Qualified Plan directly to a Roth IRA. As part of this rollover, previously taxed deferred funds from the Qualified Plan are converted to after-tax funds under a Roth IRA. Generally, the entire rollover is taxable (unless it includes after-tax dollars) and is included in gross income in the year of the rollover/conversion. For more information, please consult your tax advisor.

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In addition, not more frequently than once every twelve months, an Owner may execute one tax-free indirect rollover from one IRA to another, subject to the 60-day limitation. The once-per-year limitation on rollovers does not apply to direct transfers of funds between IRA providers or to Roth IRA conversions. For more information, please consult your tax advisor.

Roth IRAs

The Contract may be purchased to fund a Roth IRA. Contributions to a Roth IRA are not deductible from taxable income. Subject to certain limitations, a traditional IRA, SEP-IRA or SIMPLE-IRA may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free. For more information, please contact your tax advisor.

Required Minimum Distributions for IRAs

The Required Minimum Distribution (RMD) regulations dictate when individuals must start taking payments from their IRA. Generally speaking, RMDs for IRAs must begin no later than April 1 following the close of the calendar year in which you turn 73 for individuals attaining age 72 after 2022, and age 73 before 2033. In 2033 the applicable age will increase to age 75. Thereafter, the RMD is required no later than December 31 of each calendar year.

The RMD rules apply to traditional IRAs, as well as SEP-IRAs and SIMPLE-IRAs, during the lifetime and after the death of IRA owners. They do not, however, apply to Roth IRAs during the lifetime of the Roth IRA Owner. If an individual owns more than one IRA, the RMD amount must be determined for each, but the actual distribution can be satisfied from a combination of one or more of the owner’s IRAs. Roth IRAs may not be aggregated with other IRAs, but may be aggregated with other Roth IRAs.

NOTE: Contractual limitations exist that may limit the ability to satisfy an individual’s multiple RMD obligations via this annuity.

Failure to comply with the RMD rules can result in tax penalty of 25% on the amount by which the RMD in any year exceeds the amount actually distributed in that year. If corrected within a specified correction window the tax penalty is reduced to 10%.

Withholding

Annuity benefit payments and other amounts received under the Contract are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient’s election, withholding may be required on payments delivered outside the United States. Moreover, special withholding rules may require us to disregard the recipient’s election if the recipient fails to supply us with a taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies us that the taxpayer identification number provided by the recipient is incorrect.

22.	ADDITIONAL INFORMATION ABOUT THE CONTRACT

The Contract

The entire Contract is made up of the Contract, amendments, riders and endorsements and Data Page. Only our corporate officers can agree to change or waive any provisions of a Contract. Any change or waiver must be in writing and signed by an officer of the Company.

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Reliance on Rule 12h-7

With respect to the offering of Index-Linked Segment Options, the Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

The Unregistered Separate Account

Most assets supporting the Segment Options are held in the insulated, non-unitized Unregistered Separate Account established under Iowa law. These assets are not subject to the claims of the creditors of Principal Life Insurance Company. Any guarantees provided under the Contract are subject to the claims paying ability of Principal Life Insurance Company.

An Owner does not have any interest in or claim on the assets in the Unregistered Separate Account. In addition, neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Unregistered Separate Account. We are not obligated to invest assets in the Unregistered Separate Account according to specific guidelines or strategies except as may be required by Iowa or other state insurance laws.

The Unregistered Separate Account is not registered under the Investment Company Act of 1940.

The General Account

Our general obligations (other than those under the Variable Account) and any guaranteed benefits under this Contract are supported by our general account and are subject to Principal Life Insurance Company’s creditworthiness and claims paying ability. In the Annuitization phase, assets supporting annuity payments are held in the general account. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Iowa Insurance Division and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Delay of Payments and Other Transactions from the General Account

In general, we make payment of any amount due under the Contract and payable from our general account within seven (7) days from the date we receive a request for payment in Good Order (or earlier if required by law). We generally process other transaction requests as of the close of the Valuation Day on which we receive them in Good Order. We reserve the right to delay payments from the general account for up to six months, as permitted by state law.

We also reserve the right to suspend or delay payment or processing of transactions from the general account under the following circumstances:

(i)	the NYSE is closed (other than customary weekend and holiday closings);

(ii)	trading on the NYSE is restricted;

(iii)	an emergency exists such that we cannot calculate the Accumulated Value; or

(iv)	during any other period when a regulator by order, so permits.

In addition, we reserve the right to defer payment of that portion of your Accumulated Value that is attributable to a Premium Payment made by check for a reasonable period of time (not to exceed 15 business days) to allow the check to clear the banking system.

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Setting Cap Rates, Participation Rates and Annual Interest Rates

The Company retains the right to change the Cap Rate, Participation Rate, and annual interest rate for each applicable Segment Option for each new Segment Term at its discretion, subject to the minimum Cap Rate, minimum Participation Rate, and minimum crediting rate for each applicable Segment Option. The Company considers a number of factors when determining whether to make these changes. If we do not declare a Cap Rate for a particular Index-Lined Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

We manage the market risk associated with our obligation to provide Segment Credits for Index- Linked Segment Options in part by trading call and put options and other derivative instruments on the available indices.

The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rates and Participation Rates for future Segment Terms, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rate and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors or offered to you at Contract issuance. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

We also consider various factors in determining the Buffer Rates and Floor Rates, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Buffer Rates and Floor Rates at our sole discretion, and the Buffer Rate or Floor Rate is guaranteed to never change on a particular Segment Option as long as the Segment Option is available.

Misstatement of Age or Gender

If the age or, where applicable, gender of the Annuitant has been misstated, we adjust the annuity benefit payment under your Contract to reflect the amount that would have been payable at the correct age and gender. If we make any overpayment because of incorrect information about age or gender, or any error or miscalculation, we deduct the overpayment from the next annuity benefit payment(s) due. Underpayments are added to the annuity benefit payment.

With regard to the accumulation period of the Contract, we reserve the right to correct the Contract features to what they would have been based on the correct age and gender. We also reserve the right to take corrective action with respect to benefits that were paid out that shouldn’t have been.

Such a correction could include a change to the calculation of the death benefit or the Required Minimum Distribution amount for your Contract based on the correct age. If an overpayment of death benefits has already occurred based on the incorrect age, we may request return of the overpayment. If an underpayment of death benefits has already occurred based on the incorrect age, we will correct the underpayment. If a partial withdrawal to satisfy the Required Minimum Distribution amount of your Contract has already been taken, we will correct Contract values based on the partial withdrawal being taken based on the correct age.

Assignment

If your Contract is part of your qualified plan, IRA, SEP, or SIMPLE-IRA, you may not assign ownership.

You may assign ownership of your Non-qualified Contract. Each assignment is subject to any payments made or action taken by the Company prior to our notification of the assignment. We assume no responsibility for the validity of any assignment. An assignment or pledge of a Contract may have adverse tax consequences.

An assignment must be made in writing and filed with us at our Home Office. The irrevocable beneficiary(ies), if any, must authorize any assignment in writing. Your rights, as well as those of the Annuitant and beneficiary, are subject to any assignment on file with us. Any amount paid to an assignee is treated as a partial Surrender and is paid in a single payment.

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The Company may refuse any assignment or transfer at any time on a non-discriminatory basis.

Contract Termination

We reserve the right to terminate the Contract and make a single payment (without imposing any charges) to you if your Accumulated Value at the end of the accumulation period is less than $2,000 unless the GLWB is in force. Termination of the Contract will not unfairly discriminate against the Owner.

Reinstatement

Reinstatement is only available for full withdrawal of your Contract. You cannot reinstate a partial withdrawal or partial Annuitization.

If you have requested to replace this Contract with an annuity contract from another company and want to reinstate this Contract, the following apply:

•	we reinstate the Contract effective on the original Surrender date;

•	we apply the amount received from the other company (“reinstatement amount”) and the amount of the Surrender Charge you paid when you Surrendered the Contract;

•	the reinstatement amount is placed into an account with a fixed interest rate on the Valuation Day;

•	the reinstatement amount and any interest credited to it will be held in the fixed interest rate account until the next Segment Anniversary, at which point you can elect to transfer the amount to any available Segment Option(s), subject to any restrictions that were applicable under your original Contract;

•	commissions are not paid on the reinstated amounts; and

•	a new Data Page is sent to your address of record.

Telephone and Internet Services

If you elect telephone services or you elect internet services and satisfy our internet service requirements (which are designed to ensure compliance with federal UETA and E-SIGN laws), instructions for the following transactions may be given to us via the telephone or internet:

•	make Segment Option allocation changes prior to the initial Segment Start Date;

•	make permissible Segment Option and Variable Account Transfers;

•	address changes;

•	Segment lock-ins; and

•	make withdrawals from your Contract in accordance with the Company's current withdrawal guidelines.

The Company is not responsible for the authenticity of telephone service or internet transaction requests. We reserve the right to refuse telephone service or internet transaction requests. You are liable for a loss resulting from a fraudulent telephone or internet order that we reasonably believe is genuine. We follow procedures in an attempt to assure genuine telephone service and internet transactions. If these procedures are not followed, we may be liable for loss caused by unauthorized or fraudulent transactions. The procedures may include recording telephone service transactions, requesting personal identification (for example, name, address, security phrase, password, daytime telephone number, or birth date) and sending written confirmation to your address of record.

Instructions received via our telephone services and/or the internet are binding on both Owners if the Contract is jointly owned.

If the Contract is owned by a business entity or a trust, an authorized individual (with the proper password) may use telephone and/or internet services. Instructions provided by the authorized individual are binding on the Owner.

We reserve the right to modify or terminate telephone service or internet transaction procedures at any time. Whenever reasonably feasible, we will provide you with prior notice (by mail or by email, if previously authorized by you) if we modify or terminate telephone service or internet transaction procedures. In some instances, it may not be reasonably feasible to provide prior notice if we modify or terminate telephone service or internet transaction procedures; however, any modification or termination will apply to all contract owners in a non-discriminatory fashion.

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Telephone Services

Telephone services are available to you. Telephone services may be declined on the application or at any later date by providing us with written Notice. You may also elect telephone authorization for your registered representative by providing us written Notice.

If you elect telephone privileges, instructions

•	may be given by calling us at 1-800-852-4450 while we are open for business (generally, between 8 a.m. and 6 p.m. Eastern Time on any day that the NYSE is open).

•	that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.

•	that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.

•	that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Internet

Internet services are available to you if you register for a secure login on the Principal Financial Group web site, www.principal.com. You may also elect internet authorization for your registered representative by providing us written Notice.

If you register for internet privileges, instructions

•	that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.

•	that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.

•	that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Important Information About Customer Identification Procedures

To help the government fight the funding of terrorism and money laundering activities, Federal law requires financial institutions to obtain, verify, and record information that identifies each person who applies for a Contract. When you apply for a Contract, we will ask for your name, address, date of birth, and other information that will allow us to verify your identity. We may also ask to see your driver’s license or other identifying documents.

If concerns arise with verification of your identification, no transactions will be permitted while we attempt to reconcile the concerns. If we are unable to verify your identity within 30 days of our receipt of your Premium Payment, the Contract will be terminated and any value surrendered in accordance with normal procedures.

We do not knowingly sell annuities that are for the benefit of a business/organization that is illegal under Federal and/or State law (such as a marijuana clinic), or a person who owns or receives income from such an entity or whose source of funds is illegal.

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State Regulation

The Company is subject to the laws of the State of Iowa governing insurance companies and to regulation by the Iowa Insurance Division. An annual statement in a prescribed form must be filed by March 1 in each year covering our operations for the preceding year and our financial condition on December 31 of the prior Contract Year. Our books and assets are subject to examination by the Commissioner of Insurance of the State of Iowa, or the Commissioner’s representatives, at all times. A full examination of our operations is conducted periodically by the National Association of Insurance Commissioners. Iowa law and regulations also prescribe permissible investments, but this does not involve supervision of the investment management or policy of the Company.

In addition, we are subject to the insurance laws and regulations of other states and jurisdictions where we are licensed to operate. Generally, the insurance departments of these states and jurisdictions apply the laws of the state of domicile in determining the field of permissible investments.

Financial Statements and Independent Registered Public Accounting Firm

[TO BE UPDATED BY AMENDMENT]

The consolidated financial statements of Principal Life Insurance Company are included in this prospectus. See 19. FINANCIAL STATEMENTS. The audited financial statements included herein have been audited by [       ], independent registered public accounting firm, [       ], for the periods indicated in their reports. The financial statements should be considered only as they relate to our ability to meet our obligations under the Contract. They do not relate to the performance of the Segment Options.

Financial Statements of the Registered Separate Account

The financial statements of the Registered Separate Account are included in the SAI.

Legal Proceedings

We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business. While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on us or the Registered Separate Account, or on the principal underwriter’s business. Additional disclosure concerning legal proceedings can be found in 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Litigation and Regulatory Contingencies” and 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Other Tax Information,” which are incorporated here by this reference.

Householding

To avoid sending duplicate copies of materials to Owners, only one copy of the applicable prospectus will be mailed to Owners having the same name and address on our records. The consolidation of these mailings, called householding, benefits us through reduced mailing expense. If you want to receive multiple copies of these materials, you may call us at 1-800-852-4450. You may also notify us in writing. Individual copies of prospectuses and reports will be sent to you within thirty (30) days after we receive your request to stop householding.

Disclosure of Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “1933 Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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23.	STATE VARIATIONS

APPENDIX D describes modifications to the information in this prospectus based on specific requirements by one or more state insurance departments as of the date of this prospectus.

24.	INFORMATION ABOUT THE COMPANY

[TO BE ADDED BY AMENDMENT]

25.	FINANCIAL STATEMENTS FOR THE COMPANY

The consolidated financial statements of Principal Life Insurance Company that are included in this section of the prospectus. They should be considered only as they relate to our ability to meet our obligations under the Contract. They do not relate to the investment performance of the assets held in the Registered Separate Account.

[TO BE ADDED BY AMENDMENT]

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APPENDIX A

[TO BE UPDATED BY AMENDMENT]

INDEX DISCLOSURES

S&P 500® PRICE RETURN INDEX (SPX)

The S&P 500® Price Return Index (“INDEX”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Principal Life Insurance Company (“Principal Life”). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Principal Life. It is not possible to invest directly in an index. Principal Life’s are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Principal Life’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Principal Life’s Product(s) particularly or the ability of the INDEX to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Principal Life with respect to the INDEX is the licensing of the INDEX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The INDEX is determined, composed and calculated by S&P Dow Jones Indices without regard to Principal Life or Principal Life’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Principal Life or the owners of Principal Life’s Product(s) into consideration in determining, composing or calculating the INDEX. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Principal Life’s Product(s). There is no assurance that investment products based on the INDEX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY Principal Life, OWNERS OF THE PRINCIPAL LIFE’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRINCIPAL LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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RUSSELL 2000® PRICE RETURN INDEX (RTY)

Principal® Strategic Outcomes has been developed solely by Principal Life Insurance Company. Principal® Strategic Outcomes is not in any way connected to or sponsored, endorsed, sold, or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.

The Index is calculated by or on behalf of Frank Russell Company or its affiliate, agent, or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of reliance on or any error in the Index or (b) investment in or operation of Principal® Strategic Outcomes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Principal® Strategic Outcomes or the suitability of the Index for the purpose to which it is being put by Principal Life Insurance Company.

SG SMART CLIMATE INDEX

The SG Smart Climate Index is the exclusive property of SG Americas Securities, LLC (together with its affiliates, “SG”). “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, “SG Smart Climate Index”, and “SG Climate Transition Risk Index” (collectively, the “SG Marks”) are trademarks or service marks of SG or have been licensed for use by SG from Entelligent, Inc. (together with its affiliates, “Entelligent”). SG has licensed use of the SG Marks to Principal Life Insurance Company (“Principal Life”) and sub-licensed the use of certain Entelligent marks (the “Entelligent Marks”) for use in a registered indexed annuity offered by Principal Life (the “Product”). SG is not acting, and has not been authorized to act, as an agent of Principal Life nor has SG in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Product or provided investment advice to Principal Life.

The SG Smart Climate Index has been licensed to Principal Life for the Principal Life’s benefit. SG makes no representation or warranty whatsoever, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the SG Smart Climate Index in seeking to achieve any particular objective. Contract Owners should seek independent financial, tax, accounting, insurance, legal, and other professional advice prior to making any investment in the Product or any other product linked to the SG Smart Climate Index. SG is not responsible for and does not have any obligation or liability in connection with the design, issuance, administration, actions of Principal Life, marketing, trading or performance of the Product. SG has not prepared any part of this prospectus and no statements made herein (including, without limitation, any disclosures relating to the SG Smart Climate Index) can be attributed to SG. Publication of the SG Smart Climate Index and the constituents thereof do not constitute an investment recommendation or advice in respect of the SG Smart Climate Index or any constituent thereof by SG and no person should rely upon it as such. SG does not act as an investment adviser or investment manager in respect of the SG Smart Climate Index or the Product and does not accept any fiduciary or other duties in relation to the SG Smart Climate Index, Principal Life, the Product or any Contract Owner.

The SG Smart Climate Index has been designed and is maintained and sponsored by SG without regard to Principal Life, the Product or any Contract Owner. The ability of Principal Life to make use of the SG Smart Climate Index may be terminated on short notice and it is the responsibility of Principal Life to provide for the consequences of that in the design of the Product. SG shall have no obligation to, and will not, take the needs of Principal Life or any Contract Owner into consideration in sponsoring, maintaining, determining, composing or calculating the SG Smart Climate Index or in any decision to cease doing so.

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SG makes no representation or warranty whatsoever, whether express or implied, and hereby expressly disclaims all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use), with respect to the SG Smart Climate Index or any data included therein or relating thereto, and in particular disclaims any guarantee or warranty either as to the quality, accuracy, timeliness and/or completeness of the SG Smart Climate Index or any data included therein, the results obtained from the use of the SG Smart Climate Index and/or the calculation or composition of the SG Smart Climate Index, or calculations made with respect to the Product at any particular time on any particular date or otherwise. SG shall not be liable (whether in negligence or otherwise) to any person for any error or omission in the SG Smart Climate Index or in the calculation of the SG Smart Climate Index, and SG is under no obligation to advise any person of any error therein, or for any interruption in the calculation of the SG Smart Climate Index. SG shall not have any liability to any party for any act or failure to act in connection with the determination, adjustment or maintenance of the SG Smart Climate Index. Without limiting the foregoing, in no event shall SG have any liability for any direct damages, lost profits or any special, incidental, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

SG may enter into derivative transactions or issue financial instruments linked to the SG Smart Climate Index and may independently issue or sponsor other indices or products that are similar to and may compete with the SG Smart Climate Index and the Product. SG may also transact in assets referenced in the SG Smart Climate Index (or in financial instruments such as derivatives that reference those assets). The roles of the different teams involved within SG in the design, maintenance or replication of the SG Smart Climate Index have been strictly defined. Where SG holds a product having the SG Smart Climate Index as its underlying and other positions exposing it to the SG Smart Climate Index for its own account, the replication of the SG Smart Climate Index is made in the same manner by a single team within SG, be it for the purpose of hedging the product held by external investors and consumers or for the purpose of the positions held by SG acting for its own account. SG may take positions in the market of the financial instruments or of other assets involved in the composition of the SG Smart Climate Index, including as liquidity provider. It is possible that these activities could have an effect (positive or negative) on the value of the SG Smart Climate Index and the Product.

No actual investment which allowed tracking of the performance of the SG Smart Climate Index was possible before September 7, 2022. Any hypothetical “back-tested” information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the SG Smart Climate Index) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented by SG and such hypothetical “back-tested” information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the SG Smart Climate Index. SG expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical “back-tested” information, (ii) any errors or omissions in computing or disseminating the hypothetical “back-tested” information, and (iii) any uses to which the hypothetical “back- tested” information may be put by any recipient of such information. Any back-tested information provided herein is intended for use only by professional financial advisers and institutional investors within the meaning of FINRA Rule 2210.

SG is under no obligation to continue compiling, calculating, maintaining or sponsoring the SG Smart Climate Index and may delegate or transfer to a third party some or all of its functions in relation to the SG Smart Climate Index. SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the SG Smart Climate Index. The SG Smart Climate Index is not sponsored, promoted, sold, or supported in any other manner by S&P, nor does S&P offer any express or implicit guarantee or assurance either with regard to the results of using the SG Smart Climate Index and/or trademarks of the SG Smart Climate Index or the levels of the SG Smart Climate Index at any time or in any other respect.

The Product is not sponsored, endorsed, sold or promoted by Entelligent. Entelligent has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. Entelligent makes no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Licensed Intellectual Property to produce or to be used to produce a profit or otherwise constitute a separate investment program. Entelligent’s only relationship to the Product is in providing information to SG, which has created and is charged with calculating the SG Smart Climate Index. Entelligent is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product are to be converted into cash. Entelligent has no liability in connection with the administration, marketing or trading of the Product.

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ENTELLIGENT DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF ANY INDEX OR INDEXES. ENTELLIGENT MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF AN INDEX. ENTELLIGENT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX CREATED BY SG. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL ENTELLIGENT HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

EACH INVESTOR IN OR PURCHASER OF A PRODUCT ACKNOWLEDGES THAT: (I) THE LICENSED INTELLECTUAL PROPERTY MAY INCLUDE CERTAIN INFORMATION TAKEN FROM STOCK EXCHANGES AND OTHER SOURCES FROM AROUND THE WORLD; (II) ENTELLIGENT DOES NOT GUARANTEE THE SEQUENCE, ACCURACY, COMPLETENESS OR TIMELINESS OF THE LICENSED INTELLECTUAL PROPERTY; (III) THE PROVISION OF CERTAIN PARTS OF THE LICENSED INTELLECTUAL PROPERTY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF OTHER AGREEMENTS TO WHICH ENTELLIGENT IS A PARTY; (IV) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY CONSTITUTES A SOLICITATION, OFFER, OPINION, OR RECOMMENDATION BY ENTELLIGENT TO BUY OR SELL ANY SECURITY, OR TO PROVIDE LEGAL, TAX, ACCOUNTING, OR INVESTMENT ADVICE OR SERVICES REGARDING THE PROFITABILITY OR SUITABILITY OF ANY SECURITY OR INVESTMENT; AND (V) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY IS INTENDED FOR USE BY, OR DISTRIBUTION TO, ANY PERSON OR ENTITY IN ANY JURISDICTION OR COUNTRY WHERE SUCH USE OR DISTRIBUTION WOULD BE CONTRARY TO LAW OR REGULATION. ACCORDINGLY, ANYTHING TO THE CONTRARY HEREIN SET FORTH NOTWITHSTANDING, ENTELLIGENT, ITS AFFILIATES, SUPPLIERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS SHALL NOT, DIRECTLY OR INDIRECTLY, BE LIABLE, IN ANY WAY, TO YOU OR ANY OTHER PERSON FOR ANY: (A) INACCURACIES OR ERRORS IN OR OMISSIONS FROM THE LICENSED INTELLECTUAL PROPERTY INCLUDING, BUT NOT LIMITED TO, QUOTES AND FINANCIAL DATA; (B) DELAYS, ERRORS, OR INTERRUPTIONS IN THE TRANSMISSION OR DELIVERY OF THE LICENSED INTELLECTUAL PROPERTY; OR (C) LOSS OR DAMAGE ARISING THEREFROM OR OCCASIONED THEREBY, OR BY ANY REASON OF NONPERFORMANCE.

Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.

Additional Information Regarding the SG Smart Climate Index Provided by the Company

Underlying SGI Index

The Index is composed of a single underlying index, the SG Climate Transition Risk Index (Bloomberg Ticker: SGIXCTR) (the “Underlying SGI Index”). The Underlying SGI Index is a weighted index comprised of 150 to 250 stocks selected from the S&P 500 Index. The Underlying SGI Index is a “gross total return” index, meaning that its return reflects the total return on an investment in the component stocks (including reinvestment of all dividends, interest, and other income), less the fixed replication costs described under “Performance Drags” below.

Stocks are selected and weighted for the Underlying SGI Index using the following three-step process:

•	Step One — ESG Exclusion Filters: Starting with all the companies included in the S&P 500 Index, proprietary filters are applied to exclude companies that fail to pass certain ESG criteria. Based on these filters, the following companies may be excluded from the Underlying SGI Index:

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•	Companies involved in major controversies (i.e., operations incidents, employee incidents, governance incidents) that have an impact on the environment and society, and associated business risks;

•	Companies involved in a range of products, services, or business activities that are generally viewed as being controversial (e.g., weapons, tobacco, alcohol, gambling, thermal coal, fossil fuel, genetically modified organisms); and

•	Companies breaching any U.N. Global Compact Principles, which set forth principles related to human rights, labor, environment, and anti-corruption.

•	Companies involved in a major controversy or controversial business activity may not always be excluded. The ESG exclusion filters take into account the degree of involvement. For example, oil companies with substantive investments in a clean energy future may not be excluded. However, companies involved in certain business activities beyond specific thresholds (e.g., 0% of revenues from sale of assault weapons, 5% revenues from extraction of thermal coal, 10% of revenues from sale of tobacco products), and any company in breach of a U.N Global Compact Principle, will be excluded.

•	Step Two — Climate Risk Scoring: Each company remaining after step one is assigned a climate risk score. Climate risk scores are calculated using proprietary models that predict company profitability and share price performance under different climate scenarios in the future. Within each Global Industry Sector Classification, the companies are ranked by their respective climate risk scores, with the best scoring companies on the top and the worst scoring companies on the bottom. Companies ranked in the top half for each Global Industry Sector Classification are selected for inclusion in the Underlying SGI Index.

•	Step Three — Weighting: Component stocks of companies with better climate risk scores receive higher weightings than those of companies with worse climate risk scores, subject to minimum and maximum weighting restrictions designed to limit sector bias and provide diversification.

The Underlying SGI Index is reconstituted using the three-step process described above on a quarterly basis. The selection and weighting of stocks for the Underlying SGI Index is fully systematic and rules- based.

Performance Drags

The performance of the Index reflects certain deductions, all of which serve to reduce Index Levels:

1.	The Index’s return reflects a negative performance adjustment equal to 1.50%, as an annualized percentage of Index Value, in the form of a “synthetic dividend.” It is applied daily and is intended to replicate the impact that an annual dividend of 1.50% would have on the Index Level. This “synthetic dividend” is not a dividend paid by the underlying component stocks and is not an amount payable to you. It only serves to reduce the performance of the Index.

2.	Assumed fixed replication costs are deducted from the performance of the Underlying SGI Index. These costs equal 0.50%, as an annualized percentage of the index level, and are deducted on a daily basis. These assumed costs are intended to represent the costs that would be incurred in connection with replicating the performance of the Underlying SGI Index.

3.	The performance of the Index reflects the return on an investment in the underlying component stocks through the use of borrowed funds. The assumed costs of borrowing are deducted from the Index Level. The assumed costs of borrowing are deducted on a daily basis and equal the current U.S. Federal Funds Rate as reported on Bloomberg. The U.S. Federal Funds Rate is the rate of interest that banks charge each other for short-term loans.

License

Use of the Index in connection with annuity contracts has been licensed to Principal. The licensing agreement has an initial term ending on or about [to be added by amendment], and thereafter automatically renews annually unless terminated by either party.

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New Index

This Index and the Underlying SGI Index have limited performance histories, dating back to September 7, 2022 and April 2, 2022, respectively. There is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to our Administrative Office or your financial intermediary.

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APPENDIX B

EQUITY ADJUSTMENT CALCULATION

The Equity Adjustment is calculated as:

Derivative ValCur – (Derivative ValBeg * [1 – (Time Elapsed / Segment Term)])

Where:

•	Derivative ValCur	is the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the date the Equity Adjustment is calculated.

•	Derivative ValBeg	is the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the Segment Start Date.

•	Time Elapsed	is the number of whole years elapsed between the Segment Start Date and the date the Equity Adjustment is calculated.

•	Segment Term	is the Segment Term.

Parameters (such as interest rates, volatility, and dividends) used in the Black-Scholes formula to calculate the value of derivatives will be consistent with the most recently available market data for such parameters. These parameters are provided by an independent third-party and, if any of these parameters become unavailable for any reason, we will select a new parameter or provider at our sole discretion.

The hypothetical basket of derivatives used in the Equity Adjustment depends on the Segment Option selected and may include:

•	Buffer

•	Long ATM Call

•	Short OTM Call

•	Short OTM Put

•	Peak Buffer

•	Long ATM Call

•	Short OTM Call

•	Long ATM Put

•	Short OTM Put

•	Floor

•	Long ATM Call

•	Short OTM Call

•	Short ATM Put

•	Long OTM Put

The duration of each derivative is based on the Segment Term selected. The underlying index of each derivative is based on the Segment Option selected. The moneyness of each derivative depends on the structured payoff of the Segment Option. “Moneyness” is a term used to describe whether a contract is either in the money (ITM), out of the money (OTM) or at the money (ATM). The following is a brief description of ITM, OTM and ATM.

•	ITM — An option that is in-the-money, or ITM, has intrinsic value. A call option is ITM if the strike price is below the underlying security’s current trading price. A put option is ITM if the strike price is above the current price of the underlying security.

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•	OTM — An option that is out-of-the-money, or OTM, has no intrinsic value. A call option is OTM if the strike price is above the underlying security’s current trading price. Put options are OTM if the strike price is lower than the current price of the underlying security.

•	ATM — An at-the-money, or ATM, option is a call or a put option that has a strike price about equal to the current price of the underlying security.

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APPENDIX C

SEGMENT INTERIM VALUE EXAMPLES

FOR FULL SURRENDERS

The examples below will show how different values impact the amount available to you (Surrender Value) in a variety of market conditions and points in time. For purposes of the examples, in arriving at the Surrender Value, the Bond Adjustment and Surrender Charge assume a full Surrender. For examples on how partial withdrawals impact the values, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base. Each scenario below has an assumption for market conditions. The increase or decrease in the Index Value indicates changes based on Index performance, and the increase or decrease in the Bond Adjustment Index Value indicates the change in interest rate levels. Generally, when the Bond Adjustment Index Value increases the Bond Adjustment reduces the Surrender Value, and when the Bond Adjustment Index Value decreases the Bond Adjustment increases the Surrender Value.

There are three example sets below. All the examples use a 6-year 10% Buffer Segment Option with a 110% Participation Rate and no declared Cap Rate, and the Secure Income Protector (GLWB) is active with a GLWB Fee of 1.50% annually. The first example set shows how the combination of market conditions affects the Equity Adjustment and Bond Adjustment. The second example set shows how the amount of time remaining until the Segment End Date affects the Equity Adjustment and how the amount of time remaining until the end of the current Bond Adjustment period affects the Bond Adjustment. By including an Equity Adjustment, we are able to show how the increase or decrease of the Index Value impacts the Accumulated Value (Segment Interim Value). Similarly, by including the Bond Adjustment, we are able to show how the increase or decrease of the Bond Adjustment Index Value impacts the Surrender Value.

The following also apply to the examples:

•	An Equity Adjustment applies in these examples because the Surrenders occur in the middle of the Segment Term.

•	A Bond Adjustment also applies due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract.

•	The Bond Adjustment is applied to the entire Crediting Base because a full Surrender is assumed when calculating the Surrender Value. For examples on how partial withdrawals impact the values, see 11. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base.

•	For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

•	For purposes of simplifying the examples, the Equity Adjustment percentage and the Bond Adjustment percentage are displayed to two decimal places in the example tables. However, the actual, non-rounded percentages were used to calculate the Equity Adjustment amount and Bond Adjustment amount throughout the examples.

•	The Months until Segment End Date represents the number of months until the end of the Segment Option in each example.

•	The Months until the end of the current Bond Adjustment period represents the number of months until the end of the current Bond Adjustment period in each example.

•	Since these examples use a 6-year Segment Option, the Months until Segment End Date and Months until the end of the current Bond Adjustment period will always equal each other for a given example.

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Example Set 1

These examples are intended to demonstrate how different market conditions impact the Surrender Value for a Segment Option. The Months until Segment End Date and Months until end of current Bond Adjustment period are the same for each of these examples because these examples are focused on the change in market conditions. These examples demonstrate how the change in the Index Value impacts the Equity Adjustment and how the Equity Adjustment generally will not be the same as the change in the Index Value. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Example	1	2	3
Change in Index Value	20% decrease	No change	20% increase
Change in Bond Adjustment Index Value	No change	No change	No change
Segment Start Date	03/01/2023	03/01/2023	03/01/2023
Current Date	12/01/2023	12/01/2023	12/01/2023
Months until Segment End Date	63	63	63
Months until end of current Bond Adjustment period	63	63	63
Premium Payment	$10,000.00	$10,000.00	$10,000.00
Benefit Base	$10,000.00	$10,000.00	$10,000.00
Crediting Base(1)	$9,912.50	$9,912.50	$9,912.50
Equity Adjustment percentage(2)	-18.54%	-0.68%	17.76%
Equity Adjustment Amount(3)	-$1,837.47(3a)	-$67.63(3b)	$1,760.13(3c)
Accumulated Value (Segment Interim Value)(4)	$8,075.03(4a)	$9,844.87(4b)	$11,672.63(4c)
Bond Adjustment percentage(5)	0.00%	0.00%	0.00%
Crediting Base after Free Surrender Amount(6)	N/A	N/A	N/A
Bond Adjustment Amount(7)	$0.00	$0.00	$0.00
Accumulated Value (Segment Interim Value) adjusted for Bond
Adjustment(8)	$8,075.03 (8a)	$9,844.87(8b)	$11,672.63(8c)
Free Surrender Amount(9)	$1,000.00	$1,000.00	$1,000.00
Amount after Free Surrender Amount(10)	$7,075.03(10a)	$8,844.87(10b)	$10,672.63(10c)
Surrender Charge percentage(11)	8.00%	8.00%	8.00%
Surrender Charge(12)	$566.00(12a)	$707.59(12b)	$853.81(12c)
Rider Charge(13)	$25.00	$25.00	$25.00
Surrender Value(14)	$7,484.03(13a)	$9,112.28(13b)	$10,793.82(13c)

(1)	The Crediting Base includes prior GLWB Fee charges. See Appendix F – SECURE INCOME PROTECTOR (GLWB) EXAMPLES for further examples of the GLWB Fee.

(2)	The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.

(3)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.

(a)	For example 1, it is negative 18.54% multiplied by $9,912.50, which equals negative $1,837.47.

(b)	For example 2, it is negative 0.68% multiplied by $9,912.50, which equals negative $67.63.

(c)	For example 3, it is positive 17.76% multiplied by $9,912.50, which equals positive $1,760.13.

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(4)	The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.

(a)	For example 1, it is $9,912.50 minus $1,837.47, which equals $8,075.03.

(b)	For example 2, it is $9,912.50 minus $67.63, which equals $9,844.87.

(c)	For example 3, it is $9,912.50 plus $1,760.13, which equals $11,672.63.

(5)	For more on the Bond Adjustment, see 13. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.

(6)	Crediting Base after Free Surrender Amount is the difference between the Accumulated Value (Segment Interim Value) and the Free Surrender Amount multiplied by the ratio of the Crediting Base over the Accumulated Value (Segment Interim Value). This is not applicable to these examples since the Bond Adjustment percentage is 0.00%.

(7)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base After Free Surrender Amount. For all three of these examples, it is 0.00% multiplied by the respective Crediting Base After Free Surrender Amount, which equals $0.00.

(8)	The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.

(a)	For example 1, it is $8,075.03 minus $0.00, which equals $8,075.03.

(b)	For example 2, it is $9,844.87 minus $0.00, which equals $9,844.87.

(c)	For example 3, it is $11,672.63 minus $0.00, which equals $11,672.63.

(9)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.

(10)	Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.

(a)	For example 1, it is $8,075.03 minus $1,000.00, which equals $7,075.03.

(b)	For example 2, it is $9,844.87 minus $1,000.00, which equals $8,844.87.

(c)	For example 3, it is $11,672.63 minus $1,000.00, which equals $10,672.63.

(11)	The Surrender Charge percentage is based on the current Contract Year. For all three of these examples, it is 8.00% because each example is in the first Contract Year.

(12)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.

(a)	For example 1, it is 8.00% multiplied by $7,075.03, which equals $566.00.

(b)	For example 2, it is 8.00% multiplied by $8,844.87, which equals $707.59.

(c)	For example 3, it is 8.00% multiplied by $10,672.63, which equals $853.81.

(13)	For the Surrender Value, the Rider Charge is prorated for the portion of the quarter that has already been completed. In these examples, the quarterly charge is 1.50% (GLWB Fee) multipled by $10,000 (Benefit Base) divided by four (4), which equals $37.50. The examples have completed two-thirds of the quarter, so the prorated Rider Charge is $37.50 multiplied by two-thirds, which equals $25.00.

(14)	The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge minus the Rider Charge.

(a)	For example 1, it is $8,075.03 minus $0.00 minus $566.00 minus $25.00, which equals $7,484.03.

(b)	For example 2, it is $9,844.87 minus $0.00 minus $707.59 minus $25.00, which equals $9,112.28.

(c)	For example 3, it is $11,672.63 plus $0.00 minus $853.81 minus $25.00, which equals $10,793.82.

Example Set 2

These examples are intended to demonstrate how the time until the Segment End Date and the time until the end of the current Bond Adjustment period impact the Surrender Value for a Segment Option. These examples demonstrate how the time until the Segment End Date impacts the Equity Adjustment while keeping the change in the Index Value constant. Generally, the Equity Adjustment will get closer to the change in the Index Value as the Months until Segment End Date get closer to zero. These examples also show how the time until the end of the current Bond Adjustment period impacts the Bond Adjustment while keeping the change in the Bond Adjustment Index Value constant. Generally, the Bond Adjustment will approach zero as the Contract gets closer to the end of the current Bond Adjustment period. Generally, if the change in the Bond Adjustment Index Value is positive, it means interest rates have increased since the date when the current Bond Adjustment period started. Another item these examples demonstrate is how the Surrender Charge diminishes in future Contract Years. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

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Example	4	5	6
Change in Index Value	10% increase	10% increase	10% increase
Change in Bond Adjustment Index Value	10% increase	10% increase	10% increase
Segment Start Date	03/01/2023	03/01/2023	03/01/2023
Current Date	12/01/2023	03/01/2026	06/01/2028
Months until Segment End Date	63	36	9
Months until end of current Bond Adjustment period	63	36	9
Premium Payment	$10,000.00	$10,000.00	$10,000.00
Benefit Base	$10,000.00	$10,000.00	$10,000.00
Crediting Base(1)	$9,912.50	$9,575.00	$9,237.50
Equity Adjustment percentage(2)	8.46%	12.03%	12.15%
Equity Adjustment Amount(3)	$838.76(3a)	$1,151.76(3b)	$1,121.90(3c)
Accumulated Value (Segment Interim Value)(4)	$10,751.26(4a)	$10,726.76(4b)	$10,359.40(4c)
Bond Adjustment percentage(5)	-1.02%	-0.59%	-0.15%
Crediting Base after Free Surrender Amount (6)	$8,990.51(6a)	$8,682.37(6b)	$8,345.80(6c)
Bond Adjustment Amount(7)	-$91.99(7a)	-$50.87(7b)	-$12.25(7c)
Accumulated Value (Segment Interim Value) adjusted
for Bond Adjustment(8)	$10,659.27(8a)	$10,675.89(8b)	$10,347.15(8c)
Free Surrender Amount(9)	$1,000.00	$1,000.00	$1,000.00
Amount after Free Surrender Amount(10)	$9,659.27(10a)	$9,675.89(10b)	$9,347.15(10c)
Surrender Charge percentage(11)	8.00%(11a)	6.00%(11b)	4.00%(11c)
Surrender Charge(12)	$772.74(12a)	$580.55(12b)	$373.89(12c)
Rider Charge(13)	$25.00	$25.00	$25.00
Surrender Value(14)	$9,861.53(14a)	$10,070.34(14b)	$9,948.27(14c)

(1)	The Crediting Base includes prior GLWB Fee charges. See Appendix F – SECURE INCOME PROTECTOR (GLWB) EXAMPLES for further examples of the GLWB Fee.

(2)	The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.

(3)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.

(a)	For example 4, it is positive 8.46% multiplied by $9,912.50, which equals positive $838.76.

(b)	For example 5, it is positive 12.03% multiplied by $9,575.00, which equals positive $1,151.76.

(c)	For example 6, it is positive 12.15% multiplied by $9,237.50, which equals positive $1,121.90.

(4)	The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.

(a)	For example 4, it is $9,912.50 plus $838.76, which equals $10,751.26.

(b)	For example 5, it is $9,575.00 plus $1,151.76, which equals $10,726.76.

(c)	For example 6, it is $9,237.50 plus $1,121.90, which equals $10,359.40.

C-4

(5)	For more on the Bond Adjustment, see 13. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.

(6)	Crediting Base after Free Surrender Amount is the difference between the Accumulated Value (Segment Interim Value) and the Free Surrender Amount multiplied by the ratio of the Crediting Base over the Accumulated Value (Segment Interim Value).

(a)	For example 4, it is $10,751.26 minus $1,000 multiplied by $9,912.50 divided by $10,751.26, which equals $8,990.51.

(b)	For example 5, it is $10,726.76 minus $1,000 multiplied by $9,575.00 divided by $10,726.76, which equals $8,682.37.

(c)	For example 6, it is $10,359.40 minus $1,000 multiplied by $9,237.50 divided by $10,359.40, which equals $8,345.80.

(7)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base after Free Surrender Amount.

(a)	For example 4, it is negative 1.02% multiplied by $8,990.51, which equals negative $91.99.

(b)	For example 5, it is negative 0.59% multiplied by $8,682.37, which equals negative $50.87.

(c)	For example 6, it is negative 0.15% multiplied by $8,345.80, which equals negative $12.25.

(8)	The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.

(a)	For example 4, it is $10,751.26 minus $91.99, which equals $10,659.27.

(b)	For example 5, it is $10,726.76 minus $50.87, which equals $10,675.89.

(c)	For example 6, it is $10,359.40 minus $12.25, which equals $10,347.15.

(9)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.

(10)	Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.

(a)	For example 4, it is $10,659.27 minus $1,000.00, which equals $9,659.27.

(b)	For example 5, it is $10,675.89 minus $1,000.00, which equals $9,675.89.

(c)	For example 6, it is $10,347.15 minus $1,000.00, which equals $9,347.15.

(11)	The Surrender Charge percentage is based on the current Contract Year.

(a)	For example 4, it is 8.00% because it is in the first Contract Year.

(b)	For example 5, it is 6.00% because it is in the fourth Contract Year.

(c)	For example 6, it is 4.00% because it is in the sixth Contract Year.

(12)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.

(a)	For example 4, it is 8.00% multiplied by $9,659.27, which equals $772.74.

(b)	For example 5, it is 6.00% multiplied by $9,675.89, which equals $580.55.

(c)	For example 6, it is 4.00% multiplied by $9,347.15, which equals $373.89.

(13)	For the Surrender Value, the Rider Charge is prorated for the portion of the quarter that has already been completed. In these examples, the quarterly charge is 1.50% (GLWB Fee) multipled by $10,000 (Benefit Base) divided by four (4), which equals $37.50. The examples have completed two-thirds of the quarter, so the prorated Rider Charge is $37.50 multiplied by two-thirds, which equals $25.00.

(14)	The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge minus the Rider Charge.

(a)	For example 4, it is $10,751.26 minus $91.99 minus $772.74 minus $25.00, which equals $9,861.53.

(b)	For example 5, it is $10,726.76 minus $50.87 minus $580.55 minus $25.00, which equals $10,070.34.

(c)	For example 6, it is $10,359.40 minus $12.25 minus $373.89 minus $25.00, which equals $9,948.27.

C-5

Example Set 3

These examples are intended to demonstrate how the time until the Segment End Date and the time until the end of the current Bond Adjustment period impact the Surrender Value for a Segment Option. These examples demonstrate how the time until the Segment End Date impacts the Equity Adjustment while keeping the change in the Index Value constant. Generally, as the Months until Segment End Date get closer to zero, the Equity Adjustment Amount will get closer to what the Segment Credit amount will be on the Segment End Date. These examples also show how the time until the end of the current Bond Adjustment period impacts the Bond Adjustment while keeping the change in the Bond Adjustment Index Value constant. Generally, the Bond Adjustment will approach zero as the Contract gets closer to the end of the current Bond Adjustment period. Generally, if the change in the Bond Adjustment Index Value is negative, it means interest rates have decreased since the date when the current Bond Adjustment period started. Another item these examples demonstrate is how the Surrender Charge diminishes in future Contract Years. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Example	7	8	9
Change in Index Value	10% decrease	10% decrease	10% decrease
Change in Bond Adjustment Index Value	10% decrease	10% decrease	10% decrease
Segment Start Date	03/01/2023	03/01/2023	03/01/2023
Current Date	12/01/2023	03/01/2026	06/01/2028
Months until Segment End Date	63	36	9
Months until end of current Bond Adjustment period	63	36	9
Premium Payment	$10,000.00	$10,000.00	$10,000.00
Benefit Base	$10,000.00	$10,000.00	$10,000.00
Crediting Base(1)	$9,912.50	$9,575.00	$9,237.50
Equity Adjustment percentage(2)	-9.68%	-6.13%	-4.57%
Equity Adjustment Amount(3)	-$959.11(3a)	-$587.21(3b)	-$421.86(3c)
Accumulated Value (Segment Interim Value)(4)	$8,953.39(4a)	$8,987.79(4b)	$8,815.64(4c)
Bond Adjustment percentage(5)	1.04%	0.59%	0.15%
Crediting Base after Free Surrender Amount (6)	$8,805.38(6a)	$8,509.67(6b)	$8,189.65(6c)
Bond Adjustment Amount(7)	$91.20(7a)	$50.25(7b)	$12.06(7c)
Accumulated Value (Segment Interim Value) adjusted for
Bond Adjustment(8)	$9,044.60(8a)	$9,038.04(8b)	$8,827.70(8c)
Free Surrender Amount(9)	$1,000.00	$1,000.00	$1,000.00
Amount after Free Surrender Amount(10)	$8,044.60(10a)	$8,038.04(10b)	$7,827.70(10c)
Surrender Charge percentage(11)	8.00%(11a)	6.00%(11b)	4.00%(11c)
Surrender Charge(12)	$643.57(12a)	$482.28(12b)	$313.11(12c)
Rider Charge(13)	$25.00	$25.00	$25.00
Surrender Value(14)	$8,376.03(14a)	$8,530.76(14b)	$8,489.59(14c)

(1)	The Crediting Base includes prior GLWB Fee charges. See Appendix F – SECURE INCOME PROTECTOR (GLWB) EXAMPLES for further examples of the GLWB Fee.

(2)	The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.

C-6

(3)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.

(a)	For example 7, it is negative 9.68% multiplied by $9,912.50, which equals negative $959.11.

(b)	For example 8, it is negative 6.13% multiplied by $9,575.00, which equals negative $587.21.

(c)	For example 9, it is negative 4.57% multiplied by $9,237.50, which equals negative $421.86.

(4)	The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.

(a)	For example 7, it is $9,912.50 minus $959.11, which equals $8,953.39.

(b)	For example 8, it is $9,575.00 minus $587.21, which equals $8,987.79.

(c)	For example 9, it is $9,237.50 minus $421.86, which equals $8,815.64.

(5)	For more on the Bond Adjustment, see 13. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.

(6)	Crediting Base after Free Surrender Amount is the difference between the Accumulated Value (Segment Interim Value) and the Free Surrender Amount multiplied by the ratio of the Crediting Base over the Accumulated Value (Segment Interim Value).

(a)	For example 7, it is $8,953.39 minus $1,000 multiplied by $9,912.50 divided by $8,953.39, which equals $8,805.38.

(b)	For example 8, it is $8,987.79 minus $1,000 multiplied by $9,575.00 divided by $8,987.79, which equals $8,509.67.

(c)	For example 9, it is $8,815.64 minus $1,000 multiplied by $9,237.50 divided by $8,815.64, which equals $8,189.65.

(7)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base after Free Surrender Amount.

(a)	For example 7, it is positive 1.04% multiplied by $8,805.38, which equals positive $91.20.

(b)	For example 8, it is positive 0.59% multiplied by $8,509.67, which equals positive $50.25.

(c)	For example 9, it is positive 0.15% multiplied by $8,189.65, which equals positive $12.06.

(8)	The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.

(a)	For example 7, it is $8,953.39 plus $91.20, which equals $9,044.60.

(b)	For example 8, it is $8,987.79 plus $50.25, which equals $9,038.04.

(c)	For example 9, it is $8,815.64 plus $12.06, which equals $8,827.70.

(9)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.

(10)	Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.

(a)	For example 7, it is $9,044.60 minus $1,000.00, which equals $8,044.60.

(b)	For example 8, it is $9,038.04 minus $1,000.00, which equals $8,038.04.

(c)	For example 9, it is $8,827.70 minus $1,000.00, which equals $7,827.70.

(11)	The Surrender Charge percentage is based on the current Contract Year.

(a)	For example 7, it is 8.00% because it is in the first Contract Year.

(b)	For example 8, it is 6.00% because it is in the fourth Contract Year.

(c)	For example 9, it is 4.00% because it is in the sixth Contract Year.

(12)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.

(a)	For example 7, it is 8.00% multiplied by $8,044.60, which equals $643.57.

(b)	For example 8, it is 6.00% multiplied by $8,038.04, which equals $482.28.

(c)	For example 9, it is 4.00% multiplied by $7,827.70, which equals $313.11.

C-7

(13)	For the Surrender Value, the Rider Charge is prorated for the portion of the quarter that has already been completed. In these examples, the quarterly charge is 1.50% (GLWB Fee) multipled by $10,000 (Benefit Base) divided by four (4), which equals $37.50. The examples have completed two-thirds of the quarter, so the prorated Rider Charge is $37.50 multiplied by two-thirds, which equals $25.00.

(14)	The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge minus the Rider Charge.

(a)	For example 7, it is $8,953.39 plus $91.20 minus $643.57 minus $25.00, which equals $8,376.03.

(b)	For example 8, it is $8,987.79 plus $50.25 minus $482.28 minus $25.00, which equals $8,530.76.

(c)	For example 9, it is $8,815.64 plus $12.06 minus $313.11 minus $25.00, which equals $8,489.59.

C-8

APPENDIX D

STATE VARIATIONS

[TO BE UPDATED BY AMENDMENT]

State	Benefit	Variation
Alaska	Free Look	If your contract is the result of a replacement of an existing contract,your right to cancel period is 30 days.
Arizona	Free Look	If the Owner is age 65 or older at the date of application, the right to cancel period is 30 days.
California	Free Look	If the Owner is age 60 or above, the right to cancel period is 30 days. Upon exercising the Right to Cancel, the company will refund the contract value, including any contract fees, if applicable.
Connecticut	Free Look	If your contract is the result of a replacement of an existing contract,your right to cancel period is 15 days
District of Columbia	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Delaware	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Florida	Free Look	Your right to cancel period is 21 days and we will refund the cash surrender value.
Georgia	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Hawaii	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Idaho	Free Look	Your right to cancel period is 20 days and we refund the premium payment.
	Surrender	Surrender payments will be delayed no longer than six months from the date we receive your notice to surrender.
Illinois	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Indiana	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Kansas	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Kentucky	Free Look	Your right to cancel under the terms of the contract is 20 days.
Louisiana	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Maryland	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Massachusetts	Free Look	Your right to cancel period is 20 days and we refund the premium payment. If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Michigan	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Minnesota	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Notice of cancellation and return of the contract are effective on the date received by us or our agent.

D-1

State	Benefit	Variation
Will refund premium payment or accumulated value within 10 days of receiving cancellation notice.
	Death Benefit	We will pay death benefit within two months, or earlier as otherwise required by applicable law.

Montana	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Nebraska	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Nevada	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
New Hampshire	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
North Carolina	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
North Dakota	Free Look	Your right to cancel period is 20 days.
Ohio	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Oklahoma	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Pennsylvania	Free Look	We will refund the Accumulated Value or Premium payment, whichever is greater.
If the contract is a replacement for an existing contract that was not issued to you by Principal Life Insurance Company, your right to cancel period is 20 days.
If the contract is a replacement for an existing contract that was issued to you by Principal Life Insurance Company, your right to cancel period is 45 days.
Rhode Island	Free Look	Your right to cancel period is 20 days and we will refund the premium paid.
Tennessee	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Texas	Free Look	Your right to cancel period is 20 days.
	Unregistered Separate Account	The description of the Unregistered Separate Account is modified for contracts issued in Texas. The Unregistered Separate Account is a segregated account, established by Principal, in which we hold reserves for the Index-Linked Segment Option under the contract. The portion of the assets of the Unregistered Separate Account equal to the reserves and other liabilities arising out of any other business we may conduct.
Utah	Free Look	We will refund the Accumulated Value or premium payment, whichever is greater.
If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Virginia	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Vermont	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.

D-2

State	Benefit	Variation
Washington	Free Look	We will refund the market value of the assets purchased by its premium, less taxes and investment brokerage commissions (if any).
An additional 10% penalty shall be added to any premium refund due which is not paid within 30 days of return of the policy. If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Wisconsin	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.

D-3

APPENDIX E

UNDERLYING FUND AVAILABLE UNDER THE CONTRACT

The following includes information about the Underlying Fund under the Contract. More information about the Underlying Fund is available in the prospectus for the Underlying Fund, which may be amended from time to time. You can also request this information at no cost by calling 1-800-852-4450 or by sending an email request to annuityprocessing@principal.com.

The current expenses and performance information below reflect fees and expenses of the Underlying Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. The Underlying Fund’s past performance is not necessarily an indication of future performance.

Type	Underlying Fund and Adviser / Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/23)
			1 year	5 year	10 year
Money Market Fund	[ ] Government Money Market Fund[1] [ ]	[ ][2]	[ ]%	[ ]%	[ ]%

1 You cannot instruct us to allocate your Premium Payment or Accumulated Value to the Variable Account. The sole purpose of the Variable Account is to serve as a default reallocation option at the end of a Segment Term in the absence of Owner instructions.

2 The Underlying Fund’s annual expenses reflect a temporary fee reduction.

E-1

APPENDIX F

SECURE INCOME PROTECTOR (GLWB) EXAMPLES

Examples 1-7 (without Excess Withdrawals) assume the following:

●	The owner is age 60 and the owner’s spouse is age 58 on date the application was signed.

●	The Premium Payment = $100,000

●	The Initial Secure Income Benefit Base = $100,000

●	The owner invests into a 6-year Segment Option

●	Level Income Option is elected

●	Single Life Initial Secure Income Percentage = 4.00%

●	Single Life Secure Income Deferral Credit = 0.15%

●	Joint Life Initial Secure Income Percentage = 3.50%

●	Joint Life Secure Income Deferral Credit = 0.10%

Example 1 – Single Life Level Income Option

In Contract Year one, the owner elects to begin taking Secure Income Withdrawals. On the first Contract Anniversary:

●	The Benefit Base is $100,000

●	The Secure Income Benefit Payment is 4.00% x $100,000 = $4,000

Example 2 – Single Life Level Income Option

In Contract Year one and two, the owner defers taking any Secure Income Withdrawals. In Contract Year 3, the owner elects to begin taking Secure Income Withdrawals. On the third Contract Anniversary:

●	The Benefit Base is $100,000

●	The Secure Income Percentage is 4.00% + 2 x 0.15% = 4.30%

●	The Secure Income Benefit Payment is 4.30% x $100,000 = $4,300

Example 3 – Single Life Level Income Option

The Accumulated Value (Segment Interim Value) increases during the first Segment Anniversary. On the first Segment Anniversary:

●	The Crediting Base is $100,000

●	The Accumulated Value (Segment Interim Value) is $110,000

●	The Step-Up Base is $100,000

●	The Benefit Base is $100,000. There is no Step-Up since Step-Up Base is not greater than Benefit Base.

●	The Secure Income Percentage is 4.00% + 1 x 0.15% = 4.15%

●	The Secure Income Benefit Payment is 4.15% x $100,000 = $4,150

Example 4 – Joint Life Level Income Option

In Contract Year one, the owner elects to begin taking Secure Income Withdrawals. On the first Contract Anniversary:

●	The Benefit Base is $100,000

●	The Secure Income Benefit Payment is 3.50% x $100,000 = $3,500

Example 5 – Joint Life Level Income Option

In Contract Year one and two, the owner defers taking any Secure Income Withdrawals. In Contract Year 3, the owner elects to begin taking Secure Income Benefit Payments. On the third Contract Anniversary:

●	The Benefit Base is $100,000

●	The Secure Income Percentage is 3.50% + 2 x 0.10% = 3.70%

●	The Secure Income Benefit Payment is 3.70% x $100,000 = $3,700

F-1

Example 6 – Single Life Level Income Option

The Owner defers taking any Secure Income Withdrawals through the first six years of the contract. At the end of the 6-year Segment Term, the Crediting Base increases to $110,000 due to positive Segment Credit. On the sixth Segment Anniversary:

●	The Crediting Base is $110,000

●	The Step-Up Base is $110,000

●	The Benefit Base is $110,000

●	The Secure Income Percentage is 4.00%

●	The Secure Income Benefit Payment is 4.90% x $110,000 = $5,390

Example 7 – Joint Life Level Income Option

The Owner defers to take any Secure Income Withdrawals in Contract Year one and two. During Contract Year two, the Owner’s spouse dies. The income option is changed to Single Life Level Income Option due to the spouse’s death prior to any withdrawals being taken. On the second contract anniversary:

●	The Benefit Base is $100,000

●	The Secure Income Percentage is 4.00% + 2 x 0.15% = 4.30%

●	The Secure Income Benefit Payment is 4.30% x $100,000 = $4,300

Example 8-9 (without Excess Withdrawals) assumes the following:

●	The Owner is age 60 on date the application was signed.

●	The Premium Payment = $100,000

●	The initial Secure Income Benefit Base = $100,000

●	The Owner invests into a 1-year Segment Option

●	Tiered Income Option is elected

●	Single Life Initial Secure Income Percentage when Accumulate Value is greater than $0 = 5.00%

●	Single Life Initial Secure Income Percentage when Accumulated Value is reduced to $0 = 3.00%

●	Single Life Secure Income Deferral Credit when Accumulated Value is greater than $0 = 0.20%

●	Single Life Secure Income Deferral Credit when Accumulated Value is reduced to $0 = 0.10%

Example 8 – Single Life Tiered Income Option

In Contract Year one, the owner elects to begin taking Secure Income Withdrawals. On the first Contract Anniversary:

●	The Benefit Base is $100,000

●	The Secure Income Benefit Payment is 5.00% x $100,000 = $5,000

In Contract Year ten, the Accumulated Value is reduced to $0 by a Secure Income Withdrawal. The Owner will receive the following for the rest of their life:

●	The Secure Income Benefit Payment is 3.00% x $100,000 = $3,000

Example 9 – Single Life Tiered Income Option

In Contract Year one and two, the owner defers taking any Secure Income Withdrawals. In Contract Year 3, the owner elects to begin taking Secure Income Withdrawals. On the third Contract Anniversary:

●	The Benefit Base is $100,000

●	The Secure Income Percentage is 5.00% + 2 x 0.20% = 5.40%

●	The Secure Income Benefit Payment is 5.40% x $100,000 = $5,400

In Contract Year ten, the Accumulated Value is reduced to $0 by a Secure Income Withdrawal. The Owner will receive the following for the rest of their life:

●	The Secure Income Percentage is 3.00% + 2 x 0.10% = 3.20%

●	The Secure Income Benefit Payment is 3.20% x $100,000 = $3,200

F-2

Example 10 (without Excess Withdrawals) assumes the following:

●	The owner is age 60 on rider effective date.

●	The contract is active for the entirety of the quarter

●	The Premium Payment = $100,000

●	The Initial Secure Income Benefit Base = $100,000

●	The owner invests into a 6-year Segment Option

●	Level Income Option is elected

●	Single Life Initial Secure Income Percentage = 4.00%

●	Single Life Secure Income Deferral Credit = 0.15%

●	GLWB Fee is 1.50% annually

●	There is no other activity in the quarter

Example 10 – GLWB Fee

Assuming the Accumulated Value (Segment Interim Value) before the GLWB Fee is deducted is $100,000 on the last day of the first quarter:

●	The Rider Charge is 1.50% / 4 x $100,000 = $375

●	The Accumulated Value (Segment Interim Value) is $100,000 - $375 = $99,625

●	The Crediting Base is $100,000 - $375 = $99,625

●	The Benefit Base is $100,000

Assuming the Accumulated Value (Segment Interim Value) before the GLWB Fee is deducted is $105,000 on the last day of the first quarter:

●	The Rider Charge is 1.50% / 4 x $100,000 = $375

●	The Accumulated Value (Segment Interim Value) is $105,000 - $375 = $104,625

●	The adjusted Rider Charge is $375 * $100,000 / $105,000 = $357.14

●	The Crediting Base is $100,000 - $357.14 = $99,642.86

●	The Benefit Base is $100,000

Assuming the Accumulated Value (Segment Interim Value) before the GLWB Fee is deducted is $95,000 on the last day of the first quarter:

●	The Rider Charge is 1.50% / 4 x $100,000 = $375

●	The Accumulated Value (Segment Interim Value) is $95,000 - $375 = $94,625

●	The adjusted Rider Charge is $375 * $100,000 / $95,000 = $394.74

●	The Crediting Base is $100,000 - $394.74 = $99,605.26

●	The Benefit Base is $100,000

Example 11 (with Excess Withdrawals) assumes the following:

●	The Owner is age 60 on the date the application was signed.

●	The Premium Payment = $100,000

●	The initial Secure Income Benefit Base = $100,000

●	The Owner invests into a 6-year Segment Option

●	Level Income Option is elected

●	Single Life Initial Secure Income Percentage = 4.00%

●	Single Life Secure Income Deferral Credit = 0.15%

●	Secure Income Benefit Payment = $4,000

●	The Owner takes a withdrawal of $8,000 in Contract Year one

●	The excess amount under the Secure Income Benefit Payment is $4,000 ($8,000 minues $4,000)

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Example 11 – Excess Withdrawal

Assume the Accumulated Value (Segment Interim Value) prior to the withdrawal is $90,000. Because of the Excess Withdrawal, the Secure Income Benefit Base will be reduced.

●	The Crediting Base prior to any withdrawals is $100,000

●	The Accumulated Value after the Secure Income Withdrawal but prior to the Excess Withdrawal is $90,000 - $4,000 = $86,000

●	The adjusted excess amount is $4,000 * $100,000 / $86,000 = $4,651.16

●	The Secure Income Benefit Base is reduced by the maximum of the unadjusted excess amount and the adjusted excess amount. In this scenario, $100,000 - $4,651.16 = $95,348.84

●	The amount the Crediting Base is reduced by is $8,000 * $100,000 / $90,000 = $8,888.89

●	The Crediting Base after the withdrawal is $100,000 - $8,888.89 = $91,111.11

●	The Accumulated Value after the excess amount is $90,000 - $8,000 = $82,000

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The Statement of Additional Information (SAI) includes additional information about the Contract, the Company, and the Registered Separate Account (including the Registered Separate Account’s financial statements). The SAI is dated the same as this prospectus, and is hereby incorporated by reference into this prospectus. The SAI is available, without charge, upon request. To obtain a copy of the SAI free of charge or to make an inquiry about the Contract, contact your financial professional or contact us as instructed below:

Call:	1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time
Mail:	Principal Life Insurance Company Attn: RIS Annuity Services P O Box 9382 Des Moines, Iowa 50306-9382
Fax:	1-866-894-2093
Visit:	www.principal.com
Email:	annuityprocessing@principal.com

You can also visit the SEC’s website at www.sec.gov, which contains the SAI and other information about the Company and the Registered Separate Account. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

EDGAR Contract ID No. [               ]

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Sections 490.851 through 490.859 of the Iowa Business Corporation Act permit corporations to indemnify directors and officers where (A) all of the following apply: the director or officer (i) acted in good faith; (ii) reasonably believed that (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation or (b) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; and (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation.

Unless ordered by a court pursuant to the Iowa Business Corporation Act, a corporation shall not indemnify a director or officer in either of the following circumstances: (A) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct (above) or (B) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director receive a financial benefit to which he or she was not entitled, whether or not involving action in the director’s official capacity.

The Company’s Bylaws provide that the Board of Directors shall have the Company indemnify, or authorize the officers of the Company to have the Company indemnify, directly and through insurance coverage, each person now or hereafter a director, officer, employee or other representative of the corporation, and that person’s heirs and legal representatives, against all damages, awards, costs and expenses, including counsel fees, reasonably incurred or imposed in connection with or resulting from any action, suit or proceeding, or the settlement thereof prior to final adjudication, to which such person is or may be made a party by reason of being or having been a director, officer, employee or other representative of the corporation or by reason of service at the request of the corporation in any capacity with another entity or organization. Such rights or indemnification shall be in addition to any rights to which any director, officer, employee or other representative of the corporation, former, present or future, may otherwise be entitled as a matter of law and subject to such limitations permitted by law as may be established by the Board of Directors.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a)   Exhibits

(1) (i) Underwriting Agreement **

(1) (ii) Broker Dealer Marketing and Servicing Agreement for Annuity Contracts **

(2) N/A

(3) (i) Articles of Incorporation *

(3) (ii) Bylaws *

(4) (i) Form of Contract **

(4) (ii) Form of Rider(s) **

(5) Form of Legal Opinion and Consent **

(6 through 20)   N/A

(21)	Subsidiaries of the Registrant *
(22)	N/A
(23)	Consent of Independent Registered Public Accounting Firm**
(24)	Powers of Attorney *

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(25	through 100) N/A
(101)	Interactive Data File **

(102	through 106) N/A
(107)	Filing Fee Table *

(b)	Financial Statement Schedules **

*	Filed Herein
**	To be filed by amendment

Item 17. Undertakings

The undersigned Company hereby undertakes:

(A)

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)   Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(d)   Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

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(B)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officers or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Principal Life Insurance Company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Des Moines, State of Iowa, on the 17th day of November, 2023.

PRINCIPAL LIFE INSURANCE COMPANY
(Registrant)

By :	/s/ D. J. Houston
D. J. Houston
Director, Chairman, President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ D. J. Houston	Director, Chairman, President, and	November 17, 2023
D. J. Houston	Chief Executive Officer

/s/ J. M. Pitz	Senior Vice President and Controller	November 17, 2023
J. M. Pitz	(Principal Accounting Officer)

/s/ D. D. Strable-Soethout	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 17, 2023
D. D. Strable-Soethout

/s/ J. S. Auerbach *	Director	November 17, 2023
J. S. Auerbach

/s/ M. E. Beams *	Director	November 17, 2023
M. E. Beams

/s/ J. Carter-Miller *	Director	November 17, 2023
J. Carter-Miller

/s/ R. C. Hochschild *	Director	November 17, 2023
R. C. Hochschild

/s/ S. M. Mills *	Director	November 17, 2023
S. M. Mills

/s/ H. E. Mitchell *	Director	November 17, 2023
H. E. Mitchell

/s/ C. N. Muruzabal *	Director	November 17, 2023
C. N. Muruzabal

/s/ D. C. Nordin *	Director	November 17, 2023
D. C. Nordin

/s/ B. C. Pickerell *	Director	November 17, 2023
B. C. Pickerell

/s/ C. S. Richer *	Director	November 17, 2023
C. S. Richer

/s/ A. Rivera *	Director	November 17, 2023
A. Rivera

*By	/s/ D. J. Houston
D. J. Houston
Director, Chairman, President and Chief Executive Officer

*	Pursuant to Powers of Attorney filed herein

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Exhibit Index:

Articles of Incorporation	Exhibit (a)(3)(i)
Bylaws	Exhibit (a)(3)(ii)
Subsidiaries of the Registrant	Exhibit (21)
Powers of Attorney	Exhibit (24)
Filing Fee Table	Exhibit (107)

II-6